Exhibit 99.1

AGREEMENT AND PLAN OF MERGER

AMONG

PATRIOT SCIENTIFIC CORPORATION,

PTSC ACQUISITION 1 CORP.,

A WHOLLY OWNED DIRECT SUBSIDIARY OF PATRIOT SCIENTIFIC CORPORATION,

CROSSFLO SYSTEMS, INC.,

AND THE CROSSFLO PRINCIPAL OFFICERS

August 4, 2008

TABLE OF CONTENTS

		Page No.

9.9	Assignment	51
9.10	Expenses	51
9.11	Severability	51
9.12	Letter of Intent	51
9.13	Amendment	51

EXHIBITS

Form of Exchange Agent Instructions	Exhibit A
Form of Letter of Transmittal	Exhibit B
Form of Escrow Agreement	Exhibit C
Form of Investment Representation Certificate	Exhibit D

SCHEDULES

Merger Consideration Allocation per Crossflo Stockholder	Schedule 1
Calculation and Allocation of Closing Merger Consideration	Schedule 1A
Calculation of Escrow Merger Consideration	Schedule 1B
Required Consents	Schedule 6.3(e)

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of August 4, 2008, by and among Patriot Scientific Corporation, a Delaware corporation (“Patriot” or “Buyer”), PTSC ACQUISITION 1 CORP., a California corporation and a wholly-owned subsidiary of Patriot (“Subcorp”), Crossflo Systems, Inc., a California corporation (“Crossflo”), Renney Senn, an individual resident in the State of California, Brian Mooney, an individual resident in the State of California, and William Mohlenbrock, M.D., an individual resident in the State of California, (collectively, the “Crossflo Principal Officers”).

PRELIMINARY STATEMENTS

WHEREAS, the respective Boards of Directors of Patriot, Subcorp and Crossflo have determined the merger of Subcorp with and into Crossflo, in the manner contemplated herein (the “Merger”), to be desirable and in the best interests of their respective stockholders and, by resolutions duly adopted, have approved and adopted this Agreement; and

WHEREAS, Patriot, Subcorp, Crossflo and the Crossflo Principal Officers desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to the merger.

NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

THE MERGER

 1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”) and the California General Corporation Law (the “CGCL”), Subcorp shall be merged with and into Crossflo at the Effective Time. As a result of the Merger, the separate corporate existence of Subcorp shall cease and Crossflo shall continue its existence under the laws of the State of California as a wholly-owned subsidiary of Patriot. Crossflo, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

 1.2  Effective Time.  As promptly as possible on the Closing Date, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of California (the “California Secretary of State”) this Agreement or a form of Agreement summarizing this Agreement and an officer’s certificate from Patriot and Crossflo (collectively, the “California Merger Documents”) in such form as is required by and executed in accordance with the CGCL.  The Merger shall become effective (the “Effective Time”) when the California Merger Documents have been filed with the California Secretary of State or at such later time as shall be agreed upon by Patriot and Crossflo and specified in the California Merger Documents.  Prior to the filings referred to in this Section 1.2, a closing (the “Closing”) shall be held at the offices of Patriot’s counsel, Luce, Forward, Hamilton & Scripps LLP (“Luce Forward”), 600 West Broadway, Suite 2600, San Diego, California 92101, or such other place as the parties may agree on, as soon as practicable (but in any event within ten business days) following the date upon which all conditions set forth in Article VI that are capable of being satisfied prior to the Closing have been satisfied or waived, or at such other date as Patriot and Crossflo may agree; provided that the conditions set forth in Article VI have been satisfied or waived at or prior to such date.  The date on which the Closing takes place is referred to herein as the “Closing Date.”  For all purposes, the Closing shall be effective as of 12:01 a.m. on the Closing Date.

 1.3  Effects of the Merger.  At and after the Effective Time, the separate existence of Subcorp will cease, and Crossflo as the Surviving Corporation and successor shall succeed to all the rights and property of Subcorp and Crossflo, and shall be subject to all the debts and liabilities of Subcorp and Crossflo except as otherwise expressly provided in Section 9.10 of this Agreement.

 1.4  Articles of Incorporation and Bylaws.  The (a) Articles of Incorporation of Subcorp, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation in the Merger and (b) Bylaws of Subcorp in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation; in each case, until amended in accordance with the CGCL.

 1.5  Directors and Officers of the Surviving Corporation.  From and after the Effective Time, the officers of Subcorp shall be the officers of the Surviving Corporation and the directors of Subcorp shall be the directors of the Surviving Corporation, in each case, until their respective successors are duly elected and qualified.  On the Closing Date, Crossflo shall deliver to Patriot evidence satisfactory to Patriot of the resignations of the directors of Crossflo and any Subsidiary, with such resignations to be effective as of the Effective Time.

 1.6  Tax Consequences of the Merger.  The parties hereto acknowledge and agree that the Merger will be treated as a taxable transaction for federal and state tax purposes, and agree not to take any action or file any reports that would be inconsistent with treating the Merger as a taxable transaction for federal and state tax purposes.

ARTICLE II
CONVERSION OF SECURITIES

 2.1  Merger Consideration; Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Patriot, Subcorp, or Crossflo or their respective stockholders, each share of Crossflo Capital Stock issued and outstanding immediately prior to the Effective Time (exclusive of Dissenting Shares) shall be converted into, and shall represent the right to receive, that portion of the Merger Consideration (as that term is defined below) to which such share is entitled.  The Merger Consideration shall consist of the sum of the Initial Cash Consideration (as defined below) and the Initial Stock Consideration (as defined below) less (i) payments made by Buyer to holders of Crossflo’s Secured Convertible Debt (including Buyer) at or before Closing, (ii) the amount of any payment made by Crossflo or by Buyer on behalf of Crossflo to any broker, finder, underwriter, or investment banker related to the transaction described in this Agreement, and (iii) the Estimated Transaction Expenses as described in Section 9.10.  The Initial Cash Consideration shall consist of $2,600,000. The initial Stock Consideration shall consist of $7,400,000 in Patriot Common Stock, the value of which shall be based on the average closing price of Patriot Common Stock on The Electronic Bulletin Board as reported by NASDAQ over the ten trading days immediately preceding the Closing.

 2.2  Allocation and Disbursement of Merger Consideration.  The Merger Consideration shall be allocated and distributed as set forth on Schedule 1, with the amounts set forth on such Schedule 1 calculated as follows, as more specifically set forth on Schedules 1A and 1B:

(a)    Deposit to Escrow.  At the Closing, ten percent (10%) of the  Merger Consideration consisting of shares of Patriot Common Stock (valued as provided in Section 2.1 above) (the “Escrow Merger Consideration”) shall be paid by Patriot to the Escrow Agent, for deposit into the Escrow Account, as set forth in Section 2.5.

(b)    Merger Consideration Payable at Closing.  At the Closing, the Merger Consideration other than the Escrow Merger Consideration (the “Closing Merger Consideration”) shall be allocated and distributed to the holders of each Series of Preferred Stock of Crossflo.  Such Closing Merger Consideration shall be calculated and allocated among the holders of such Series of Preferred Stock as set forth on Schedule 1A and shall be paid by delivery of cash and certificates representing that number of Patriot Common Shares to which each such holder is entitled.  Such delivery shall be made to the Exchange Agent for disbursement as set forth in Section 2.4.

(c)    Conversion of Subcorp Stock.  Each share of capital stock of Subcorp outstanding at the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

 2.3  Fractional Shares; Adjustments.

(a)    No certificates for fractional Patriot Common Shares shall be issued as a result of the conversion provided for in Section 2.1, and such fractional share interests will not entitle the owner thereof to vote or have any rights of a holder of Patriot Common Shares.

(b)    In lieu of any such fractional Patriot Common Shares, the holder of a certificate or certificates (the “Certificates”) that immediately prior to the Effective Time represented outstanding shares of Crossflo Capital Stock (each, a “Crossflo Stockholder”) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1, upon presentation of such fractional interest represented by an appropriate Certificate for Crossflo Capital Stock to the Exchange Agent pursuant to this Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value of such fractional interest.  Such payment with respect to fractional shares is intended to avoid the expense and inconvenience of issuing fractional shares and to provide a mechanical rounding off of, and is not a separately bargained for, consideration.  If more than one Certificate shall be surrendered for the account of the same holder, the number of shares of Crossflo Capital Stock for which Certificates have been surrendered shall be appropriately adjusted to provide to the Crossflo Stockholders the same economic effect as contemplated by this Agreement.  The fractional share interests of each Crossflo Stockholder will be aggregated, and no Crossflo Stockholder will receive cash in an amount greater than the value of one full Patriot Common Share for such fractional share interest.

 2.4  Exchange of Certificates.

(a)    Exchange at Closing.  At the Closing, each Crossflo Principal Officer and any other Crossflo Stockholder who participates in the Closing shall deliver the Certificate or Certificates representing such Crossflo Stockholder’s shares of Crossflo Capital Stock (or affidavits of lost certificates in lieu thereof), duly endorsed in blank or accompanied by stock powers duly executed in blank, and in exchange for such delivery shall receive the Closing Merger Consideration (as determined pursuant to Section 2.2) to which such Crossflo Stockholder is entitled, payable by delivery of a stock certificate naming such Crossflo Stockholder as the holder thereof, subject to (b) below.

(b)    Exchange Agent.  As of the Effective Time, Patriot shall deposit with a bank, trust company or such other exchange agent as may be designated by Patriot as of the date of this Agreement (the “Exchange Agent”) for the benefit of Crossflo Stockholders other than the Crossflo Stockholders who participate in the Closing, for exchange in accordance with this Section 2.4, the Merger Consideration not paid to the Crossflo Stockholders at the Closing and not deposited into the Escrow Account pursuant to Section 2.5 (together with any dividends or distributions with respect thereto, the “Exchange Fund”) together with any additional cash needed to fulfill the requirements of Section 2.3 for fractional shares.  The parties shall deliver instructions to the Exchange Agent substantially in the form attached as Exhibit A (the “Exchange Agent Instructions”).

(c)    Exchange Procedures.  As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate, a letter of transmittal and instructions for effecting the surrender of the Certificates in exchange for certificates representing such number of Patriot Common Shares as such Crossflo Stockholder is entitled, substantially in the form attached as Exhibit B (the “Letter of Transmittal”).  Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed Letter of Transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate or certificates representing that whole number of Patriot Common Shares which such holder has the right to receive pursuant to Section 2.1 in such denominations and registered in such names as such holder may request, and (ii) payment by check in U.S. dollars representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such  holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax.  The shares represented by a Certificate so surrendered shall forthwith be cancelled.  No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Crossflo Capital Stock.  In the event of a transfer of ownership of shares of Crossflo Capital Stock that is not registered on the transfer records of Crossflo, a certificate representing the proper number of Patriot Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Crossflo Capital Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing Patriot Common Shares, and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Patriot, the posting by such person of a bond in such reasonable amount as Patriot may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate, a certificate representing the proper number of Patriot Common Shares, together with a check for the cash to be paid in lieu of fractional shares, if any, with respect to the shares of Crossflo Capital Stock formerly represented thereby, and unpaid dividends and distributions on Patriot Common Shares, if any, as provided in this Article II.

(d)    Distributions with Respect to Unexchanged Shares.  Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to Patriot Common Shares having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.4.  Subject to the effect of all applicable constitutions, laws, statutes, treaties, orders, rules, regulations, ordinances, notices, approvals, policies or guidelines promulgated, or judgments, decisions, decrees, or orders of any Governmental Authority (collectively, “Applicable Laws”), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole Patriot Common Shares issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole Patriot Common Shares and not paid, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Patriot Common Shares, less the amount of any withholding taxes which may be required thereon.

(e)    No Further Ownership Rights in Crossflo Capital Stock.  All Merger Consideration issued and/or paid upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued and/or paid in full satisfaction of all rights pertaining to such shares of Crossflo Capital Stock represented thereby, and, as of the Effective Time, the stock transfer books of Crossflo shall be closed and there shall be no further registration of transfers on the stock transfer books of Crossflo of shares of Crossflo Capital Stock outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.4.

(f)    Termination of Exchange Fund.  Any portion of the Exchange Fund that remains undistributed to Crossflo Stockholders six months after the date of the mailing required by Section 2.4(c) shall be delivered to Patriot, and holders of Certificates who have not theretofore complied with this Section 2.4 shall thereafter look only to Patriot for payment of any claim to Patriot Common Shares, or cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

(g)    No Liability.  None of Patriot, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Crossflo Capital Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any Certificates shall not have been surrendered prior to seven years after the Effective Time or immediately prior to such earlier date on which any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of Crossflo Capital Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority, any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of Patriot, free and clear of all claims or interest of any person previously entitled thereto.  For purposes of this Agreement, “Governmental Authority” means any (A) nation, region, state, county, city, town, village, district or other jurisdiction, (B) federal, state, local, municipal, foreign or other government, (C) federal, state, local municipal, foreign or multi-national court, arbitral tribunal, administrative agency or commission, (D) other governmental, quasi-governmental, public, or regulatory body, agency, instrumentality or authority of any nature, (E) multi-national organization, (F) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature or (G) official of any of the foregoing.

(h)    Investment of Exchange Fund.  The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Patriot, on a daily basis.  Any interest and other income resulting from such investments shall be paid to Patriot upon termination of the Exchange Fund pursuant to Section 2.4(f); provided that Patriot will bear all risk of loss as a result of such investments.

(i)    Withholding Rights.  Each of the Surviving Corporation and Patriot shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Crossflo Capital Stock, such amounts as it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign Tax law.  To the extent that amounts are so withheld by the Surviving Corporation or Patriot, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Crossflo Capital Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Patriot, as the case may be.  Any Tax withheld by Patriot or the Surviving Corporation shall be paid by Patriot or the Surviving Corporation to the appropriate Governmental Authority when due in accordance with Applicable Law and Patriot or the Surviving Corporation shall within 30 days of the payment of such Tax deliver to the holder of the shares of Crossflo Capital Stock evidence reasonably satisfactory to such holder that payment was duly remitted to the appropriate Governmental Authority.

(j)    Restrictive Legend.  Each certificate evidencing Patriot Common Shares shall bear the following legend in conspicuous type:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAW.  THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

 2.5  Escrow Account.

(a)    Escrow Agreement.  On or prior to the Closing Date, Patriot and Crossflo shall establish an escrow at Union Bank of California (the “Escrow Account”), by the execution and delivery of an Escrow Agreement substantially in the form attached as Exhibit C hereto (the “Escrow Agreement”).  The escrow shall be subject to a $50,000 basket.

(b)    Deposit of Escrow Merger Consideration.  On the Closing Date, Patriot shall pay to the Escrow Agent, for immediate deposit into the Escrow Account, the Escrow Merger Consideration, by delivery of one or more certificates, duly endorsed in blank, representing that number of Patriot Common Shares comprising the Escrow Merger Consideration, calculated as set forth on Schedule 1B.

(c)    Disbursement of Escrow Merger Consideration.One year following the Closing Date, the shares of Patriot Common Stock held as the Escrow Merger Consideration shall be disbursed in the following manner:

(i)    First, shares of Patriot Common Stock equal in value (based on the average closing price of Patriot Common Stock over the ten trading days immediately prior to the first anniversary of the Closing Date) to (a) transaction expenses incurred by Crossflo prior to the Closing Date in excess of Estimated Transaction Expenses plus (b) damages incurred by Patriot as a consequence of one or more breaches of Crossflo’s representations, warranties, and covenants set forth herein and recoverable by Patriot in accordance with the Escrow Agreement (the “Patriot Escrow Amount”) shall be disbursed to Patriot.

(ii)    Next, shares of Patriot Common Stock equal in value (based on the average closing price of Patriot Common Stock over the ten trading days immediately prior to the first anniversary of the Closing Date) to (A) the value of the shares of Patriot Common Stock initially held as Escrow Merger Consideration (based on the average closing price of Patriot Common Stock on The Electronic Bulletin Board as reported by NASDAQ over the ten trading days immediately preceding the Closing) minus (B) the shares issued in the Patriot Escrow Amount (based on the average closing price of Patriot Common Stock over the ten trading days immediately prior to the first anniversary of the Closing Date), shall be distributed to the Crossflo Stockholders in accordance with the terms of the Escrow Agreement.  If an adequate number of shares to make such a disbursement do not remain in the Escrow Account, then the entire amount remaining in the Escrow Account shall be disbursed to Crossflo, and Patriot make up the difference in cash and shall distribute this amount to the Crossflo Stockholders.

(iii)    Lastly, any shares remaining in the Escrow Account shall be returned to Patriot.

 2.6  Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Crossflo Capital Stock outstanding immediately prior to the Effective Time and held by a Crossflo Stockholder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Sections 1300-1312 of the CGCL, if such Sections 1300-1312 provide for appraisal rights for such shares in the Merger (“Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(a) and shall instead be converted into the right to receive payment of the appraised value of such Dissenting Shares in exchange for the Dissenting Shares in accordance with the provisions of Sections 1300-1312 unless and until such holder fails to perfect or withdraws or otherwise loses such holder’s right to appraisal and payment under the CGCL.  If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder’s right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, if any, to which such holder is entitled, without interest or dividends thereon, upon the surrender in the manner provided in Section 2.4 of the Certificate(s) which formerly represented shares of Crossflo Capital Stock.  Crossflo shall give Patriot prompt notice of any demands received by Crossflo for appraisal of shares of Crossflo Capital Stock and, prior to the Effective Time, Patriot shall have the right to reasonably participate with Crossflo in the handling of all negotiations and proceedings with respect to such demands.  Prior to the Effective Time, Crossflo shall not, except with the prior written consent of Patriot, not to be unreasonably withheld, make any payment with respect to, or settle or offer to settle, any such demands.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PATRIOT AND SUBCORP

In order to induce Crossflo and the Crossflo Principal Officers to enter into this Agreement, Patriot and Subcorp, jointly and severally, hereby represent and warrant to Crossflo and the Crossflo Principal Officers that the statements contained in this Article III are true, correct and complete, except as otherwise expressly set forth in this Article III or in the disclosure schedule to be delivered by Patriot to Crossflo and incorporated herein by reference (as dated the date hereof, and as may be amended and supplemented as of the Closing Date, the “Patriot Disclosure Schedule”), as of the date hereof and as of the Closing Date unless another date is expressly stated below or in the Patriot Disclosure Schedule.

 3.1  Organization and Standing.  Each of Patriot, Subcorp and each other subsidiary of Patriot is a corporation duly organized, validly existing and in good standing under the laws of  their respective states of incorporation with full corporate power and authority to own, lease, use and operate their respective properties and to conduct their respective businesses as and where now owned, leased, used, operated and conducted.  Each of Patriot, Subcorp and each other subsidiary of Patriot is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates, requires it to so qualify, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Patriot and its subsidiaries taken as a whole.  Patriot is not in default in the performance, observance or fulfillment of any provision of the Patriot Certificate of Incorporation, as amended (the “Patriot Certificate”), or the Patriot Amended and Restated Bylaws, as amended, as in effect on the date hereof (the “Patriot Bylaws”), and Subcorp and each other subsidiary of Patriot is not in default in the performance, observance or fulfillment of any provisions of their respective Certificate of Incorporation or Bylaws.  Patriot has heretofore furnished to Crossflo complete and correct copies of the Patriot Certificate and the Patriot Bylaws and the Articles of Incorporation and Bylaws of Subcorp and the governing documents of each other subsidiary of Patriot.

 3.2  Corporate Power and Authority.  Each of Patriot and Subcorp has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Patriot and Subcorp have been duly authorized by all necessary corporate action on the part of each of Patriot and Subcorp.  This Agreement has been duly executed and delivered by each of Patriot and Subcorp, and constitutes the legal, valid and binding obligation of each of Patriot and Subcorp enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

 3.3  Conflicts; Consents and Approvals.  Except as set forth in Section 3.3 in the Patriot Disclosure Schedule, neither the execution and delivery of this Agreement by Patriot or Subcorp nor the consummation of the transactions contemplated hereby or thereby will:

(a)    conflict with, or result in a breach of any provision of, the Patriot Certificate or the Patriot Bylaws, the Subcorp Articles of Incorporation or Bylaws or the governing documents of any other subsidiary of Patriot;

(b)    materially violate, or conflict with, or result in a material breach of any provision of, or constitute a material default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a material default under, or result in the creation of any material Encumbrance upon any of the properties or assets of Patriot or any of its subsidiaries under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Patriot or any of its subsidiaries is a party (for purposes of this Agreement, “Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, equitable interest, lease or other possessory interest, conditional sale or other title retention arrangement, lien, pledge, security interest, preference, priority, right of first refusal or similar restriction);

(c)    materially violate any (i) order, writ, injunction, decree, statute, ruling, assessment, or arbitration or award of any Governmental Authority; or (ii) Applicable Laws relating to Patriot or any of its subsidiaries or their respective properties or assets; or

(d)    require any action or consent or approval of, or review by, or registration or filing by Patriot or any of its affiliates with, any third party or any Governmental Authority, other than registrations or other actions required under federal and state securities laws as are contemplated by this Agreement.

 3.4  Subcorp.  Subcorp was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Subcorp has not, and at the Effective Time will not have, engaged in any activities or incurred any obligations or liabilities, except the activities relating to the transactions contemplated by this Agreement and obligations and liabilities incurred in connection with those activities and with the transactions contemplated by this Agreement.

 3.5  Actions.  There is no Action against Patriot and Subcorp which questions the validity of this Agreement or the Merger or any action taken or to be taken pursuant hereto or pursuant to the Merger.  For purposes of this Agreement, “Action” means any action, arbitration, audit, examination, suit, proceeding, hearing or litigation, whether formal or informal, and whether public or private, commenced, brought, conducted or heard by or before, pending or threatened, or otherwise.  Section 3.5 in the Patriot Disclosure Schedule sets forth each instance in which Patriot or a subsidiary of Patriot is subject to any Action pending or, to the Knowledge of Patriot, threatened against Patriot.  Since January 1, 2008, neither Patriot nor any of its subsidiaries has been subject to any order, writ, injunction or decree relating to its method of doing business or its relationship with past, existing or future users or purchasers of any goods or services.

 3.6  Financial Ability.  Patriot and Subcorp at the Effective Time will have a sufficient number of Patriot Common Shares and sufficient cash funds to pay the Merger Consideration, and to pay all related fees and expenses.

 3.7  Capitalization of Patriot and Subcorp.

(a)    The authorized capital stock of Patriot consists of 500,000,000 common shares (the “Patriot Common Stock”) and 100,000,000 preferred shares (the “Patriot Preferred Stock”).  At the date of this Agreement, (i) 387,488,755 shares of Patriot Common Stock are issued and outstanding, (ii) 8,710,000 shares of Patriot Common Stock are reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Patriot, and (iii) no shares of Preferred Stock are issued and outstanding.  The Patriot Common Stock and the Patriot Preferred Stock are referred to herein collectively as the “Patriot Capital Stock.”  Each outstanding share of Patriot Capital Stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in violation of any preemptive or similar rights.  The issuance and sale of all of the shares of Patriot Capital Stock described in this Section 3.7(a) have been in compliance in all material respects with applicable federal and state securities laws.

(b)    As of the date hereof, other than as set forth in clause (a)(ii) above or in Section 3.7(b) in the Patriot Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Patriot of any securities of Patriot, nor are there outstanding any securities which are convertible into or exchangeable for any shares of Patriot Capital Stock, and Patriot has no obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Patriot or any other predecessor.

(c)    Except as set forth in Section 3.7(c) in the Patriot Disclosure Schedule, Patriot has not agreed to register any securities of Patriot under the Securities Act or under any applicable state securities law or granted registration rights to any person or entity (other than agreements with respect to registration rights that are no longer in effect as of the date of this Agreement); complete and correct copies of such agreements have previously provided to Crossflo.

(d)    Subcorp’s authorized capital stock consists solely of 1,000 shares of Subcorp Common Stock, of which, as of the date hereof, 100 were issued and outstanding and none were reserved for issuance. As of the date hereof, all of the outstanding shares of Subcorp Common Stock are owned free and clear of any Encumbrances by Patriot.

 3.8  Subsidiaries.

(a)    Patriot does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except for the subsidiaries set forth in Section 3.8(a) in the Patriot Disclosure Schedule. Except as set forth in Section 3.8(a) in the Patriot Disclosure Schedule, Patriot is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any subsidiary or any other person.  Except as set forth in Section 3.8(a) in the Patriot Disclosure Schedule, Patriot owns, directly or indirectly, 100% of the capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions) of each of its subsidiaries.  Each of the outstanding shares of capital stock or other equity interests of the subsidiaries of Patriot is (in so far as is applicable) duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Patriot free and clear of all Encumbrances.

(b)    The following information for each subsidiary of Patriot is set forth in Section 3.8(b) in the Patriot Disclosure Schedule, as applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or capital; and (iii) the number of issued and outstanding shares of capital stock or capital and the record (legal) or beneficial owner(s) thereof. Other than as set forth in Schedule 3.8(b) in the Patriot Disclosure Schedule, the ledgers, articles of association, stock records, or share certificates for each subsidiary are complete and up to date and reflect the persons listed in Schedule 3.8(b) in the Patriot Disclosure Schedule as the record (legal) or beneficial owner(s) of the outstanding shares of capital stock or capital of the relevant Patriot Subsidiaries.  Other than as set forth in Section 3.8(b) in the Patriot Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary, nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock of any subsidiary, and neither Patriot nor any subsidiary has any obligation of any kind to issue any additional securities of any subsidiary or to pay for or repurchase any securities of any subsidiary or any predecessor thereof.

 3.9  Brokerage and Finders’ Fees.  Neither Patriot nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of Patriot or any of its affiliates, any brokerage, finders’ or similar fee in connection with the transactions contemplated by this Agreement.

 3.10  Board Recommendation; Required Vote.  The board of directors of Patriot, at a meeting duly called and held, has by majority vote of those directors present and constituting a quorum of the directors then in office determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Patriot Stockholders.  No vote of any holder of Patriot Capital Stock is required under the Patriot Certificate, Patriot Bylaws or Applicable Law with respect to this Agreement or the transactions contemplated hereby.  The board of directors of Subcorp, at a meeting duly called and held, has by majority vote of those directors present and constituting a quorum of the directors then in office determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the sole stockholder of Subcorp.

 3.11  Patriot SEC Documents.  Patriot has timely filed with the U.S. Securities and Exchange Commission (the “Commission”) all forms, reports, schedules, statements and other documents (including exhibits and other information incorporated therein) required to be filed by it since January 1, 2007 under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such documents, as supplemented and amended since the time of filing, collectively, the “Patriot SEC Documents”).  No subsidiary of Patriot is required to file any form, report, registration statement, prospectus or other document with the Commission.  The Patriot SEC Documents, including, without limitation, any financial statements or schedules included in the Patriot SEC Documents, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively and, in the case of any Patriot SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing): (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.  The financial statements of Patriot (including the related notes) included in the Patriot SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively, and, in the case of any Patriot SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and fairly present (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in amount) in all material respects the consolidated financial position of Patriot and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.  Except as set forth in Section 3.11 in the Patriot Disclosure Schedule, from the date of incorporation Patriot has maintained its books of account in accordance in all material respects with Applicable Law and all books and records are complete and correct in all material respects, fairly and accurately reflect the income, expenses, assets and liabilities of Patriot and its subsidiaries in all material respects, including the nature thereof and the transactions giving rise thereto, and provide a fair and accurate basis for the preparation of the financial statements of Patriot included in the Patriot SEC Documents.

 3.12  Books and Records.  Except as set forth in Section 3.12 in the Patriot Disclosure Schedule, since January 1, 2003, Patriot and its subsidiaries have, in all material respects, maintained their minute books, stock books, and stock ledgers, in accordance and with Applicable Law, sound business practices, and the requirements of Section 13(b)(2) of the Exchange Act, including the maintenance of an adequate system of internal controls.  The signatures appearing on all documents contained in such books of account are the true signatures of the persons purporting to have signed the same.

 3.13  No Undisclosed Liabilities.  Except (a) as and to the extent disclosed or reserved against on the balance sheet of Patriot as of February 29, 2008, (b) as incurred after the date thereof in the ordinary course of business consistent with past practice or (c) as set forth in Section 3.13 in the Patriot Disclosure Schedule, Patriot and its subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent, choate, inchoate or otherwise and whether due or to become due, that, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect on Patriot and its subsidiaries taken as a whole.

 3.14  No Material Adverse Change.  Except as set forth in Section 3.14 in the Patriot Disclosure Schedule, since February 29, 2008, there has been no material adverse change in the assets, liabilities, results of operations, business prospects, or financial condition of Patriot or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on Patriot and its subsidiaries taken as a whole which has not been disclosed in the Patriot SEC Documents.

 3.15  Disclosure.  The representations and warranties contained in this Article III, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

3.16  Compliance with Law.  Except as set forth in Section 3.16 in the Patriot Disclosure Schedule and except with respect to Applicable Laws discussed elsewhere in this Article III, to the Knowledge of Patriot, Patriot is in compliance, in all material respects, and at all times since January 1, 2007 has been in compliance, in all material respects, with all Applicable Laws relating to Patriot or its businesses or properties, except where the failure to be in compliance with such Applicable Laws (individually or aggregate) would not reasonably be expected to have a Material Adverse Effect on Patriot, or where such noncompliance has been cured and is reasonably expected to have no material impact on the future business or operations of Patriot.  Patriot has received no written notice of any pending investigation or review by any Governmental Authority with respect to Patriot, nor has any Governmental Authority indicated in writing an intention to conduct the same.

3.17  Actions. Section 3.17 of the Patriot Disclosure Schedule sets forth each instance in which the Patriot has received written notice of an Action pending or threatened against Patriot.  Since January 1, 2007, Patriot has not received written notice of, or a written threat regarding,  Patriot being subject to any order, writ, injunction or decree relating to its method of doing business or its relationship with past, existing and future users or purchasers of any goods or services.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF CROSSFLO

In order to induce Subcorp and Patriot to enter into this Agreement, Crossflo and each of the Principal Officers jointly and severally hereby represents and warrants to Patriot and Subcorp that the statements contained in this Article IV are true, correct and complete, except as otherwise expressly set forth in this Article IV or in the disclosure schedule to be delivered by Crossflo to Patriot and incorporated herein by reference (as dated the date hereof, and as may be amended and supplemented as of the Closing Date, the “Crossflo Disclosure Schedule”), as of the date hereof and as of the Closing Date unless another date is expressly stated below or in the Crossflo Disclosure Schedule.  With respect to the representations and warranties of the Principal Officers, each time a representation or warranty is limited to the Knowledge of Crossflo, it is also limited to the Knowledge of the Crossflo Principal Officers.  Additionally, the representations and warranties made by the Crossflo Principal Officers in Sections 4.11, 4.14, 4.19, 4.20, 4.21, 4.24, 4.25, 4.26, regardless of whether such representations and warranties contain the term Knowledge, are limited to the Knowledge of the Crossflo Principal Officers.

 4.1  Organization and Standing.  Crossflo is a corporation duly organized and validly existing under the laws of the State of California with full corporate power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Crossflo is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases, uses, or operates requires it to so qualify, be licensed or be in good standing, except where the failure to be so qualified or in good standing in such jurisdiction would not have a Material Adverse Effect on Crossflo.  Crossflo is not in default in the performance, observance or fulfillment of any provision of its Amended and Restated Articles of Incorporation (the “Crossflo Articles”) or its Bylaws (the “Crossflo Bylaws”), as in effect on the date hereof.  Crossflo has previously furnished to Patriot complete and correct copies of the Crossflo Articles and the Crossflo Bylaws, each as in effect on the date hereof.  Listed in Section 4.1 in the Crossflo Disclosure Schedule is each jurisdiction in which Crossflo is qualified or licensed to do business and whether Crossflo is in good standing in each applicable jurisdiction as of the date of the Agreement.

 4.2  Subsidiaries.  Except as set forth in Section 4.2(a) in the Crossflo Disclosure Schedule, Crossflo does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.  Except as set forth in Section 4.2(a) in the Crossflo Disclosure Schedule, Crossflo is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person.

 4.3  Corporate Power and Authority.  Crossflo has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and, subject to approval of the Merger and the transactions contemplated hereby by Crossflo Stockholders, to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Crossflo have been duly authorized by all necessary corporate action on the part of Crossflo, subject to approval of the Merger and the transactions contemplated hereby by Crossflo’s board of directors and the requisite Crossflo Stockholders.  This Agreement has been duly executed and delivered by Crossflo and constitutes the legal, valid and binding obligation of Crossflo, enforceable against Crossflo in accordance with its terms, except to the extent that such enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

 4.4  Capitalization of Crossflo.

(a)    The authorized capital stock of Crossflo consists of 35,000,000 common shares (the “Crossflo Common Stock”) and 25,000,000 preferred shares (the “Crossflo Preferred Stock”). At the date of this Agreement, (i) 3,485,800 shares of Crossflo Common Stock, no par value, are issued and outstanding, (ii) 6,353,429 shares of Crossflo Common Stock are reserved for issuance upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Crossflo, and (iii) 3,059,700 shares of Crossflo Preferred Stock designated Series A Preferred Stock, are issued and outstanding, 2,266,297 shares of Crossflo Preferred Stock designated Series B Preferred Stock are issued and outstanding, 7,664,571 shares of Crossflo Preferred Stock designated Series C Preferred Stock are issued and outstanding, 1,532,914 shares of Crossflo Preferred Stock designated Series C Preferred Stock are reserved for issuance upon exercise of outstanding warrants granted by Crossflo, 4,170,000 shares of Crossflo Preferred Stock designated Series D Preferred Stock are issued and outstanding, and 3,725,676 shares of Crossflo Preferred Stock designated Series E Preferred Stock are issued and outstanding.  The Crossflo Common Stock and the Crossflo Preferred Stock are referred to herein collectively as the “Crossflo Capital Stock.”  Each outstanding share of Crossflo Capital Stock is duly authorized and validly issued, fully paid and nonassessable, and has not been issued in material violation of any preemptive or similar rights.

(b)    As of the date hereof, other than as set forth in clause (a)(ii) above or in Section 4.4(b) in the Crossflo Disclosure Schedule, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale, repurchase or transfer by Crossflo of any securities of Crossflo, nor are there outstanding any securities which are convertible into or exchangeable for any shares of Crossflo Capital Stock, and Crossflo has no obligation of any kind to issue any additional securities or to pay for or repurchase any securities of Crossflo or any predecessor.  Set forth in Section 4.4(b) in the Crossflo Disclosure Schedule is an accurate and complete list of the names of all holders of Crossflo Capital Stock, and the number and class of shares held by each such Crossflo Stockholder.  Set forth in Section 4.4(b) in the Crossflo Disclosure Schedule is an accurate and complete list of the names of all holders of options, warrants or convertible instruments to purchase Crossflo Capital Stock, the number of shares issuable to each such holder upon exercise of such option or warrant, and the exercise price and vesting schedule with respect thereto.

(c)    Except as set forth in Section 4.4(c) in the Crossflo Disclosure Schedule, Crossflo has not agreed to register any securities of Crossflo under the Securities Act or under any applicable securities law or granted registration rights to any person or entity (other than agreements with respect to registration rights that are no longer in effect as of the date of this Agreement); complete and correct copies of all such agreements have previously been provided to Patriot.

 4.5  Conflicts; Consents and Approvals.  Except as set forth in Section 4.5 in the Crossflo Disclosure Schedule, neither the execution and delivery of this Agreement by Crossflo, nor the consummation of the transactions contemplated hereby will:

(a)    conflict with, or result in a breach of any provision of, the Crossflo Articles or the Crossflo Bylaws;

(b)    materially violate or conflict with, or result in a material breach of any provision of, or constitute a material default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a material default under, or result in the creation of any material Encumbrance upon any of the properties or assets of Crossflo under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Crossflo is a party, including without limitation, any Contract;

(c)    materially violate any (i) order, writ, injunction, decree, ruling, assessment, arbitration, or award of any Governmental Authority or arbitrator or (ii) Applicable Laws relating to Crossflo or any of its properties or assets; or

(d)    require any action or consent or approval of, or review by, or registration or filing by Crossflo or any of its affiliates with, any third party or any Governmental Authority, other than (i) approval of the Merger and the transactions contemplated hereby by Crossflo Stockholders, (ii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement, and (iii) the filing of the California Merger Documents with the California Secretary of State.

 4.6  Brokerage and Finders’ Fees.  Except for finders’ fees to be paid to LBE Capital, and as set forth in Section 4.6 in the Crossflo Disclosure Schedule, neither Crossflo nor any stockholder, director, officer or employee thereof, has incurred or will incur on behalf of Crossflo, any brokerage, finders’ or similar fee in connection with the transactions contemplated by this Agreement.  Any brokerage commissions, finders’ fees financial advisory fees or similar payments paid or to be paid to LBE Capital will be netted against the total Merger Consideration.

 4.7  Books and Records; Financial Statements.

(a)    Except as set forth in Section 4.7(a) in the Crossflo Disclosure Schedule, from its date of incorporation, the minute books, stock books and stock ledgers of Crossflo (the “Books of Account”) have been maintained, in all material respects, in accordance with Applicable Law, sound business practices, including the maintenance of a system of internal controls adequate for its stage of development.  The signatures of Crossflo personnel appearing on all documents contained in such Books of Account are the true signatures of the persons purporting to have signed the same, and complete and correct copies of such Books of Account have been provided to Patriot.

(b)    Attached to Section 4.7(b) in the Crossflo Disclosure Schedule, as previously delivered to Patriot, are complete and correct copies of the audited balance sheet of Crossflo as of December 31, 2007 and the related statements of income, stockholders’ equity,  and cash flow for the twelve month period then ended, as well as the unaudited, balance sheet of Crossflo as of June 30, 2008 and the related statements of income, stockholders’ equity, and cash flow for the six month period then ended  (the “Crossflo Financial Statements”).  The Crossflo Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and  fairly present, in all material respects, the financial condition and results of operations, changes in stockholders’ equity and cash flow of Crossflo as at the respective dates of and for the periods referred to in such financial statements, subject, in the case of interim financial statements to (i) the omission of footnotes customarily contained in audited financial statements and (ii) normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse to Crossflo).

 4.8  Compliance with Law.  Except as set forth in Section 4.8 in the Crossflo Disclosure Schedule and except with respect to Applicable Laws discussed elsewhere in this Article IV including without limitation those relating to Taxes (as set forth in Section 4.11), employee benefit plans (as set forth in Section 4.14), labor matters (as set forth in Section 4.16), Permits (as set forth in Section 4.19), Environmental Laws (as set forth in Section 4.21), product warranties (as set forth in Section 4.25), Data Protection Laws (as set forth in Section 4.26) and the Foreign Corrupt Practices Act (as set forth in Section 4.27), to the Knowledge of Crossflo, Crossflo is in compliance, in all material respects, and at all times since January 1, 2007 has been in compliance, in all material respects, with all Applicable Laws relating to Crossflo or its businesses or properties, except where the failure to be in compliance with such Applicable Laws (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Crossflo, or where such noncompliance has been cured and is reasonably expected to have no material impact on the future business or operations of Crossflo.  Crossflo has received no written notice of any pending investigation or review by any Governmental Authority with respect to Crossflo and, to the Knowledge of Crossflo, no such investigation or review is threatened, nor has any Governmental Authority indicated in writing an intention to conduct the same.

 4.9  Actions.  Section 4.9 in the Crossflo Disclosure Schedule sets forth each instance in which Crossflo has received written notice of an Action pending and each instance in which, to the Knowledge of Crossflo, any Action is threatened against Crossflo.  Since February 29, 2008, Crossflo has not received written notice of, or a written threat regarding, Crossflo being subject to any order, writ, injunction or decree relating to its method of doing business or its relationship with past, existing or future users or purchasers of any goods or services.

 4.10  No Material Adverse Change.  Except as set forth in Section 4.10 in the Crossflo Disclosure Schedule, since February 29, 2008, there has been no material adverse change in the assets, liabilities, results of operations, business prospects, or financial condition of Crossflo or any event, occurrence or development that would reasonably be expected to have a Material Adverse Effect on Crossflo.

 4.11  Taxes.

(a)    Except as set forth in Section 4.11(a) in the Crossflo Disclosure Schedule:

(i)    Crossflo has filed all material Tax Returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Crossflo prior to the date hereof;

(ii)    All such Tax Returns referred to in clause (a)(i) above were true and correct (except for such inaccuracies which are individually, and in the aggregate, not material) and Crossflo has paid or, prior to the Effective Time, will pay within the time and manner prescribed by Applicable Law, all Taxes, interest and penalties required to be paid in respect of the periods covered by such Tax Returns due to any federal, state, foreign, local or other Tax authority;

(iii)    Crossflo has no liability for Taxes that is materially in excess of the amount reserved on the Crossflo Financial Statements;

(iv)    Crossflo has not requested or filed any document having the effect of causing any extension of time within which to file any returns in respect of any fiscal year which have not since been filed;

(v)    Crossflo has not received written notice of any currently due and payable deficiency for any material Tax from any Tax authority;

(vi)    Crossflo has not received written notice that it is the subject of any currently ongoing Tax audit;

(vii)    As of the date of this Agreement, Crossflo has not received written notice from any Tax authority of any pending requests for waivers of the time to assess any material Tax, other than those made in the ordinary course and for which payment has been made;

(viii)    Crossflo has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency;

(ix)    There are no recorded Encumbrances with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible of Crossflo (other than liens for Taxes not yet due and/or delinquent); and

(x)    No written claim has ever been received by Crossflo from a Governmental Authority in a jurisdiction where Crossflo does not file Tax Returns that Crossflo is or may be subject to taxation by that jurisdiction.

(b)    Crossflo is not obligated by any Contract, agreement or other arrangement to indemnify any other person with respect to material Taxes.  Crossflo is not now or has ever been a party to or bound by any agreement or arrangement (whether or not written and including, without limitation, any arrangement required or permitted by law) binding Crossflo that (i) requires Crossflo to make any Tax payment to or for the account of any other person, (ii) affords any other person the benefit of any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, charitable deduction or any other credit or Tax attribute which could reduce Taxes (including, without limitation, deductions and credits related to alternative minimum Taxes) of Crossflo, or (iii) requires or permits the transfer or assignment of income, revenues, receipts or gains to Crossflo, from any other person.

(c)    Except as set forth in Section 4.11(c) in the Crossflo Disclosure Schedule, Crossflo has withheld and paid over all Taxes required to have been withheld and paid over in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(d)    Crossflo has neither agreed to make, nor has it received any written notice from the Internal Revenue Service proposing that Crossflo make, any adjustments pursuant to Sections 263A or 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Crossflo, and Crossflo has no application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the business or operations of Crossflo.

(e)    Crossflo has not requested any private letter ruling of the Internal Revenue Service or comparable ruling of other Governmental Authorities.

(f)    Complete and correct copies of the Tax Returns of Crossflo for the years ended 2007, 2006 and 2005, have been provided or made available to Buyer.

(g)    Except for the group for which Crossflo is presently a member, if any, Crossflo has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation, within the meaning of Section 1504 of the Code (or any similar provision of state or local law), except where Crossflo was the common parent corporation of such affiliated group.

(h)    Crossflo has no liability for the Taxes of any person other than any of Crossflo under Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(i)    Crossflo is not and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code).

(j)    Crossflo is not or has not been a party to any joint venture, partnership, or other agreement that would be treated as a partnership for U.S. federal income tax purposes.

(k)    Crossflo has not participated in an international boycott as defined in Section 999 of the Code (or any similar provision of state, local or foreign law).

(l)    Crossflo is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Internal Revenue Code Section 280G (or any corresponding provision of state, local or foreign law).

(m)    Crossflo is not a party to or bound by any tax allocation or sharing agreement.

(n)    Crossflo will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:

(i)    “Closing Agreement” as described in Internal Revenue Code Section 7121 (or any corresponding or similar provision of state, local or foreign law) executed on or prior to the Closing Date;

(ii)    Intercompany transactions or any excess loss account described in Treasury Regulations under Internal Revenue Code Section 1502 (or any corresponding or similar provision of state, local or foreign law);

(iii)    Installment sale or open transaction disposition made on or prior to the Closing Date; or

(iv)    Prepaid amount received on or prior to the Closing Date.

(o)    Crossflo has not distributed stock of another corporation, or has had its stock distributed by another corporation, in a transaction that was purported or intended to be governed in whole or in part by Internal Revenue Code Section 355.

(p)    As used in this Agreement, “Tax Returns” means all federal, state, local and foreign Tax returns, declarations, schedules, information returns, reports and forms, and any amendments to any of the foregoing relating to Taxes, required to be filed with any Governmental Authority responsible for the imposition or collection of Taxes.

(q)    As used in this Agreement, “Tax” or “Taxes” means (i) any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including all net income, gross income, premium, sales and use, ad valorem, transfer, gains, profit, windfall profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, employment, disability, payroll, license, estimated, customs duties, severance or withholding taxes, other taxes or similar charges of any kind imposed by a Governmental Authority and includes any interest and penalties (civil or criminal) on or additions to any such taxes or in respect of a failure to comply with any requirement relating to any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability.

 4.12  Intellectual Property.

(a)    Set forth in Section 4.12(a) in the Crossflo Disclosure Schedule is an accurate and complete list of (i) all material foreign and domestic patents, patent applications, invention disclosures, trademarks, service marks, trade names, internet domain names (and any registrations or applications for registration for any of the foregoing trademarks, service marks, trade names and internet domain names) and all material copyright applications and registrations and all other material Intellectual Property rights owned or used by Crossflo, and (ii) other than as set forth in Section 4.15 in the Crossflo Disclosure Schedule, all material agreements to which Crossflo is a party which concern any of its material Intellectual Property.

(b)    Except as set forth in Section 4.12(b) in the Crossflo Disclosure Schedule:

(i)    Crossflo owns, free and clear of any material Encumbrances, or has sufficient rights to, the Intellectual Property necessary to conduct its business as it is currently being conducted and as contemplated to be conducted as set forth in its Executive Summary dated February 2008;

(ii)    No written claim of invalidity or ownership with respect to the Intellectual Property has been received by Crossflo from any third party and, to the Knowledge of Crossflo, no Intellectual Property is the subject of any pending or threatened Action;

(iii)    No person or entity has asserted in a writing received by Crossflo that, with respect to any Intellectual Property, Crossflo or any licensee of Crossflo is infringing or has infringed any domestic or foreign patent, trademark, service mark, trade name, or copyright or design right, or has misappropriated or improperly used or disclosed any trade secret, confidential information or know-how;

(iv)    All material fees, annuities, royalties, honoraria and other payments which are due from Crossflo on or before the date of this Agreement for any of the Intellectual Property or under any agreement related to the Intellectual Property have been paid;

(v)    Except as limited by the terms of any license relating thereto, the making, using, selling, manufacturing, marketing, licensing, reproduction, distribution, disposal, modification, display, transmission or publishing of any process, machine, manufacture, composition of matter, or material related to any part of the Intellectual Property, does not and will not infringe in any material respect any domestic or foreign patent, trademark, service mark, trade name, copyright, moral right or other intellectual property right of any third party, and does not and will not involve the misappropriation or improper use or disclosure of any trade secrets, confidential information or know-how of any third party;

(vi)    To the Knowledge of Crossflo, no unexpired foreign or domestic patents or patent applications exist that are materially adverse to the conduct of its business as it is currently being conducted and as contemplated to be conducted as set forth in its Executive Summary dated February 2008;

(vii)    To the Knowledge of Crossflo, there exists no (A) prior act of Crossflo or any third party that would void or invalidate any of the Intellectual Property or (B) conduct or use by Crossflo or any third party that would void or invalidate any of the Intellectual Property; and

(viii)    The execution, delivery and performance of this Agreement by Crossflo, and the consummation of the transactions contemplated hereby, will not materially breach, violate or conflict with any instrument or agreement relating to the Intellectual Property to which Crossflo is a party, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any of the Intellectual Property or in any way impair the right of Crossflo, subject to Section 4.12(b)(v), to make, use, sell, license or dispose of, distribute, modify, display or transmit or to bring any action for the infringement of, any Intellectual Property.

(c)    Crossflo has taken commercially reasonable steps to safeguard and maintain the secrecy and confidentiality of (i) all of its Intellectual Property, including without limitation material trade secrets and (ii) to the extent required by Applicable Law, all of its material patent applications and their related inventions prior to the issuance of a patent registration contained in the Intellectual Property.

(d)    As used in this Agreement, “Intellectual Property” means all material domestic or foreign patents, patent applications, inventions (whether or not patentable), processes, products, technologies, discoveries, copyrightable and copyrighted works, apparatus, trade secrets, trademarks, logos, know-how, internet domain names, copyrights, trademark registrations and applications, service marks, service mark registrations and applications, trade names, trade dress, copyright registrations, customer lists, marketing and customer information, licenses, technical information (whether confidential or otherwise), software, and all documentation thereof, in each case that is owned by, and not licensed to Crossflo (other than third-party “click wrap or “shrink wrap” software licenses, as to which Crossflo makes no representations or warranties) on the date hereof.

(e)    To the extent that any Intellectual Property used or desirable for the business is held by a person other than Crossflo, a satisfactory assignment to Crossflo will be a condition of closing.

 4.13  Title to Assets and Properties.  Except as set forth in Section 4.13 in the Crossflo Disclosure Schedule, Crossflo has good, absolute, marketable title to, or a valid leasehold interest in, and unrestricted possession (other than under the terms of relevant leases) of, the assets and properties used by Crossflo, located on its premises or shown on the Crossflo Financial Statements, free and clear of all Encumbrances, except for assets and properties disposed of in the ordinary course of business since January 1, 2008.

 4.14  Employee Benefit Plans.

(a)    Except as set forth in Section 4.14(a) in the Crossflo Disclosure Schedule, with respect to each Crossflo Plan, Crossflo has made available to Patriot a substantially correct and complete copy of the following (where applicable):  (i) each writing constituting a part of such Crossflo Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recently filed Annual Reports (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the Internal Revenue Service, if any.

(b)    The Internal Revenue Service has issued a favorable determination letter with respect to each Crossflo Plan that is intended to be a Qualified Plan and, to the Knowledge of Crossflo, there are no existing circumstances or any events that have occurred that could adversely affect the qualified status of any Crossflo Plan that is a Qualified Plan or the related trust.

(c)    All contributions required to be made by Crossflo to any Crossflo Plan by Applicable Laws or by any Crossflo Plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Crossflo Plan, for any period through the date hereof, have been made or paid in full.

(d)    Except as set forth in Section 4.14(d) in the Crossflo Disclosure Schedule, to the Knowledge of Crossflo, each Crossflo Plan has been maintained and administered in compliance with its terms and Applicable Law, including ERISA and the Code, except where such failure would not have a Material Adverse Effect on Crossflo.  Except as set forth in Section 4.14(d) in the Crossflo Disclosure Schedule, to the Knowledge of Crossflo there is not now, and there are no existing circumstances that could reasonably be expected to give rise to, any requirement for the posting of security with respect to a Crossflo Plan or the imposition of any Encumbrance on the assets of Crossflo under ERISA or the Code with respect to a Crossflo Plan.

(e)    Crossflo has not, at any time within six years before the date hereof, maintained, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan or any plan covered by Section 412 of the Code or Title IV of ERISA.

(f)    To the Knowledge of Crossflo, there does not now exist, and there are no existing circumstances that could reasonably be expected to result in, any Controlled Group Liability that would be a liability of Crossflo following the Closing.  Without limiting the generality of the foregoing, Crossflo has not engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

(g)    Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA (or other Applicable Law pertaining to COBRA or Cal-COBRA) and except as set forth in Section 4.14(g) in the Crossflo Disclosure Schedule, to the Knowledge of Crossflo, Crossflo has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof and there has been no communication to employees of Crossflo that promises or guarantees such employees retiree health or life insurance benefits or other retiree death benefits.

(h)    Except as set forth in Section 4.14(h) in the Crossflo Disclosure Schedule, to the Knowledge of Crossflo, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee, officer, director or consultant of Crossflo.  Without limiting the generality of the foregoing, no amount paid or payable by Crossflo in connection with the transactions contemplated hereby, either solely as a result thereof or as a result of such transactions in conjunction with any other events, will be an “excess parachute payment” within the meaning of Section 280G of the Code.

(i)    Except as disclosed in Section 4.14(i) in the Crossflo Disclosure Schedule, Crossflo has not received written notice of any pending, and to the Knowledge of Crossflo there are no threatened, claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted against the Crossflo Plans, any fiduciaries thereof with respect to their duties to the Crossflo Plans, or the assets of any of the trusts under any of the Crossflo Plans that would reasonably be expected to result in any liability of Crossflo to the Pension Benefit Guaranty Corporation, the US Department of Treasury, the US Department of Labor or any Multiemployer Plan.

(j)    Section 4.14(j) in the Crossflo Disclosure Schedule sets forth the names of all directors and officers of Crossflo, the names of each employee of Crossflo, and the total current salary, bonus eligibility, and fringe benefits and perquisites that each such director, officer and employee is expected to receive in the fiscal year ending December 31, 2008 based on current compensation arrangements.  Section 4.14(j) in the Crossflo Disclosure Schedule also sets forth the liability of Crossflo for deferred compensation under any deferred compensation plan, excess plan or similar arrangement (other than pursuant to Qualified Plans) to each such director, officer and employee, together with the value, as of the date specified thereon, of the assets (if any) set aside in any grantor trust(s) to fund such liabilities.  Except as disclosed in Section 4.14(j) in the Crossflo Disclosure Schedule, there are no other forms of compensation paid to any such director, officer or employee of Crossflo.  Except as set forth in Section 4.14(j) in the Crossflo Disclosure Schedule, no officer, director, or employee of Crossflo, or any immediate family member of any of the foregoing, provides or causes to be provided to Crossflo any assets, services or facilities and Crossflo does not provide or cause to be provided to any such officer, director, or employee, or any immediate family member of any of the foregoing, any assets, services or facilities.

(k)    As used in this Agreement, the following terms have the meanings given below:

(i)    “Benefit Obligation” means Crossflo’s aggregate financial liability to provide all current, projected and contingent benefits to an employee, or such employee’s beneficiaries or dependents, as the case may be, under the terms of any of the Crossflo Plans, regardless of whether an amount less than such aggregate financial liability is reflected on Crossflo’s financial statements under applicable accounting rules.

(ii)    “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Section 701 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Crossflo Plans.

(iii)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iv)    “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.  As of the date hereof, Crossflo has no ERISA Affiliates.

(v)    “Crossflo Employee” means a person who is, as of the Effective Time, an active or inactive employee of Crossflo.

(vi)    “Crossflo Plans” means all employee benefit plans, programs and other arrangements providing benefits to any current or former employee, officer, director or consultant (or any beneficiary or dependent thereof) in respect of services provided to Crossflo, and whether covering one person or more than one person, sponsored or maintained by Crossflo or to which Crossflo contributes (or is obligated to contribute) or has any liability.  Without limiting the generality of the foregoing, the term “Crossflo Plans” includes each “employee pension benefit plan” as defined in Section 3(2) of ERISA, each “employee welfare benefit plan” as defined in Section 3(1) of ERISA, and each agreement, plan, program, fund, policy, contract or arrangement (whether written or unwritten) providing compensation, benefits, pension, retirement, superannuation, profit sharing, stock bonus, stock option, stock purchase, phantom or stock equivalent, bonus, thirteenth month, incentive, deferred compensation, hospitalization, medical, dental, vision, vacation, life insurance, death benefit, sick pay, disability, severance, termination, indemnity, redundancy pay, educational assistance, holiday pay, housing assistance, moving expense reimbursement, fringe benefit or similar employee benefits covering any employee, former employee, or the beneficiaries and dependents of any employee or former employee, regardless of whether it is mandated under local law, voluntary, private, funded, unfunded, financed by the purchase of insurance, contributory or non-contributory.

(vii)    “Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.  As of the date hereof, Crossflo has no Multiemployer Plans.

(viii)    “Multiple Employer Plan” means a plan that has two or more contributing sponsors at least two of whom are not under “common control” within the meaning of Section 4063 of ERISA.  As of the date hereof, Crossflo has no Multiple Employer Plans.

(ix)    “Qualified Plan” means a “qualified plan” within the meaning of Section 401(a) of the Code.

 4.15  Contracts.

(a)    Section 4.15(a) in the Crossflo Disclosure Schedule lists substantially each, and Crossflo has provided Patriot with materially correct and complete copies or summaries of substantially each, material Contract (“Contract” means all written or oral contracts, agreements, guarantees, licenses and executory commitments, other than Crossflo Plans and real property leases) to which Crossflo is a party as of the date hereof and which falls within any one or more of the following categories:

(i)    Contracts not entered into in the ordinary course of Crossflo’s business and that involve expenditures or receipts by Crossflo of US$10,000 per month;

(ii)    joint venture, partnership, strategic alliances and other Contracts (however named) involving a sharing of profits, losses, costs or liabilities;

(iii)    leases for equipment or other personal property assets;

(iv)    Contracts with respect to which Crossflo received gross revenue of at least US$10,000 from January 1, 2005 through June 30, 2008, and which are either service contracts (including without limitation outsourcing agreements, application service provider agreements, hosting agreements and data center management agreements) and/or software license agreements;

(v)    Contracts containing covenants purporting to limit the freedom of Crossflo to compete in any line of business or in any geographic area or to hire any individual or group of individuals (including without limitation any software license agreements that authorize or permit Crossflo to use the applicable software only in particular business lines, languages or geographic areas);

(vi)    Contracts providing for the settlement of disputed claims (including disputed dollar amounts) with third parties;

(vii)    powers of attorney that are currently outstanding;

(viii)    Contracts entered into other than in the ordinary course of business that contain or provide for an express undertaking to be responsible for consequential damages;

(ix)    Contracts which contain minimum purchase conditions in excess of US$10,000 or requirements or other terms that restrict or limit the purchasing relationships of Crossflo;

(x)    Contracts relating to any outstanding commitment for capital expenditures in excess of US$25,000;

(xi)    Contracts with any labor organization, union, employee representative or group of employees;

(xii)    indentures, mortgages, promissory notes, loan agreements, guarantees of borrowed money, letters of credit or other agreements, instruments or commitments for the borrowing or the lending of money;

(xiii)    Contracts providing for the creation of any Encumbrance upon any of the assets of Crossflo;

(xiv)    Contracts involving annual revenues to the business of Crossflo in excess of 2.5% of Crossflo’s annual revenues during any of their respective past two fiscal years;

(xv)    Contracts providing for “earn-outs,” “savings guarantees,” “performance guarantees,” or other contingent payments involving more than US$10,000 per year or US$50,000 over the term of the Contract;

(xvi)    Contracts with or for the benefit of (A) any corporate affiliate of Crossflo or (B) any immediate family member of any shareholder, director or officer of Crossflo;

(xvii)    Contracts involving payments by Crossflo of more than US$5,000 in any one month during the past 6 months;

(xviii)    any Contracts that purport to limit the ability of the directors, officers, agents or employees of Crossflo to engage in or continue any conduct, activity or practice relating to the business of Crossflo, or assign to Crossflo any rights to any invention, improvement or discovery;

(xix)    any cost-sharing, tax-sharing or transfer pricing agreements between Crossflo and any related or unrelated party; and

(xx)    each amendment, supplement and modification with respect to any of the foregoing.

(b)    Except as set forth in Section 4.15(b) in the Crossflo Disclosure Schedule, all such Contracts are valid and binding obligations of Crossflo and each other party thereto.

(c)    Except as set forth in Section 4.15(c) in the Crossflo Disclosure Schedule, neither Crossflo nor, to the Knowledge of Crossflo, any other party thereto, is in material violation of or in material default in respect of, nor to the Knowledge of Crossflo has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a material default under or permit the termination of, any such Contract.

(d)    As of the date hereof, except as set forth in Section 4.15(d) in the Crossflo Disclosure Schedule, Crossflo is not engaged in any renegotiation of and, to the Knowledge of Crossflo, neither Crossflo nor any third party thereto has any outstanding rights to renegotiate, any material amounts paid or payable under such Contracts.

 4.16  Labor Matters.

(a)    Crossflo is not a party to any collective bargaining agreement or labor union contract and is not required to consult or negotiate with any local works council, union, labor board or any Governmental Authority concerning the transactions contemplated by the Agreement.

(b)    Set forth in Section 4.16(b) in the Crossflo Disclosure Schedule is a list of each agreement to which Crossflo is a party pursuant to which any individual employed by Crossflo or otherwise performing services primarily for Crossflo receives compensation in excess of $20,000 per annum, and Crossflo has furnished or made available to Patriot substantially complete and correct copies of any such agreements in writing.  Except as set forth in Section 4.16(b) in the Crossflo Disclosure Schedule, Crossflo has not materially breached or otherwise materially failed to comply with any provisions of any agreement set forth therein and, to the Knowledge of Crossflo, there are no grievances outstanding thereunder.  There is no labor strike, dispute or stoppage pending or, to the Knowledge of Crossflo, threatened against Crossflo.  To the Knowledge of Crossflo, no campaign or other attempt for recognition is pending by any labor organization or employee with respect to employees of Crossflo.

(c)    Except as set forth in Section 4.16(c) in the Crossflo Disclosure Schedule, to the Knowledge of Crossflo, Crossflo is in material compliance with Applicable Laws and their own policies respecting employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, equal pay, civil rights, labor relations, immigration, occupational health and safety, and payroll and wage taxes, except for such failure as would not have a Material Adverse Effect on Crossflo.

(d)    As of the date of this Agreement and except as set forth in Section 4.16(d) in the Crossflo Disclosure Schedule or as required by Applicable Law, (i) Crossflo is not a party to any outstanding employment agreements or contracts with officers, managers and directors (or foreign equivalents) or Crossflo Employees that are not terminable at will, or that provide for the payment of any bonus or commission; and (ii) Crossflo is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly Crossflo Employees.

 4.17  Undisclosed Liabilities.  Crossflo has no liabilities or obligations of any nature, whether absolute, accrued, contingent, choate, inchoate or otherwise and whether due or to become due, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Crossflo, other than (a) liabilities disclosed to Patriot in the Crossflo Financial Statements, (b) liabilities set forth in the Crossflo Disclosure Schedule, and (c) liabilities incurred or accrued after the date hereof in the ordinary course of business consistent with past practice and not prohibited by this Agreement.

 4.18  Operation of Crossflo’s Business; Relationships.

(a)    Except as set forth in Section 4.18(a) in the Crossflo Disclosure Schedule, since February 29, 2008, Crossflo has not, except in the ordinary course of business consistent with past practice, engaged in any transaction which, if done after execution of this Agreement, would violate in any material respects Section 5.3(b).

(b)    Except as set forth in Section 4.18(b) in the Crossflo Disclosure Schedule, since January 1, 2008, no material customer of Crossflo has indicated to Crossflo that such customer will stop or materially decrease purchasing materials, products or services from Crossflo and no material supplier of Crossflo has indicated to Crossflo that such supplier will stop or materially decrease the supply of materials, products or services to Crossflo.

 4.19  Permits.  To the Knowledge of Crossflo, Crossflo is in possession of all material licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders legally required in each jurisdiction to own, lease and operate its properties and to carry on its business as currently conducted, including under any applicable Environmental Laws (collectively, the “Permits”).  Crossflo has not received written notice of any Action pending, and to the Knowledge of Crossflo no Action is threatened, regarding any of the Permits which, if successful, would reasonably be expected to have a Material Adverse Effect on Crossflo.  Crossflo is not in conflict with, or in default or violation of, any of the Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Crossflo.

 4.20  Real Property.

(a)    Crossflo does not own any real property.

(b)    Section 4.20(b) in the Crossflo Disclosure Schedule lists the only lease for real property to which Crossflo is a party (the “Lease”).  Crossflo does not sublease any real property.  Crossflo has delivered to Patriot a substantially correct and complete copy of the Lease.  With respect to the Lease:

(i)    the Lease is legal, valid, binding, enforceable, and in full force and effect with respect to Crossflo, and, to the Knowledge of Crossflo, with respect to the other party thereto, the Lease is legal, binding, enforceable, and in full force and effect;

(ii)    to the Knowledge of Crossflo, no party to the Lease is in breach or default thereunder, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iii)    Crossflo has not, and to the Knowledge of Crossflo no other party thereto has, repudiated any provision thereof;

(iv)    Crossflo has not received written notice of any disputes with respect thereto, and Crossflo is not party to any oral agreements or forbearance programs in effect as to the Lease;

(v)    Crossflo has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold; and

(vi)    to the Knowledge of Crossflo, the facility leased under the Lease has received all approvals of Governmental Authorities (including Permits) required to be received by Crossflo in connection with the operation thereof and have been operated and maintained by Crossflo in accordance with Applicable Laws, except where failure to so comply as would not have a Material Adverse Effect on Crossflo.

 4.21  Environmental Matters.  Except for matters disclosed in Section 4.21 in the Crossflo Disclosure Schedule:

(a)    The properties, operations and activities of Crossflo are in compliance in all material respects with all applicable Environmental Laws and all past noncompliance of Crossflo with any applicable Environmental Laws has been resolved without any pending, ongoing or future obligation, cost or liability;

(b)    Crossflo has not received any written notice of any pending Action by or before any court or Governmental Authority under any Environmental Law, and to the Knowledge of Crossflo no such Action is pending or threatened and there is no basis for any present or future Action against it that may reasonably be likely to lead to any liability;

(c)    there has been no release, discharge or emission of any Hazardous Material into the environment in material violation of applicable Environmental Laws by Crossflo in connection with its currently leased or formerly leased properties or operations that would be reasonably likely to have a Material Adverse Effect on Crossflo; and

(d)    there has been no material exposure in violation of applicable Environmental Laws of any person or property to any Hazardous Material in connection with the properties, operations and activities of Crossflo that would be reasonably likely to have a Material Adverse Effect on Crossflo.

(e)    For purposes of this Agreement, the term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(f)  For purposes of this Agreement, the term “Hazardous Materials” means chemicals, pollutants, contaminants, or industrial, toxic or hazardous substances or wastes as those terms are defined or identified in any Environmental Law or regulated by any Permit required by applicable Environmental Law, including but not limited to petroleum products or by-products, asbestos, and polychlorinated materials.

 4.22  Board Recommendation.  The board of directors of Crossflo, at a meeting duly called and held, has by majority vote of those directors present, whether in person,  telephonically or by proxy, and constituting a quorum of the directors then in office, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Crossflo Stockholders, and (ii) resolved to recommend to the holders of the shares of Crossflo Capital Stock that such holders approve this Agreement and the transactions contemplated herein, including the Merger (the “Crossflo Board Recommendation”).

 4.23  Accounts Receivable.  Except as set forth in Section 4.23 in the Crossflo Disclosure Schedule, the accounts and notes receivable reflected in the Crossflo Financial Statements (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) to the Knowledge of Crossflo are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to valid set-off or counterclaim, and (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof.

 4.24  Insurance.  Section 4.24 in the Crossflo Disclosure Schedule lists all insurance policies pursuant to which Crossflo is presently insured and during each of the past three calendar years has been insured (each, an “Insurance Policy” and, collectively, the “Insurance Policies”).  To the Knowledge of Crossflo, each Insurance Policy is, in all material respects, in full force and effect in accordance with its terms and all premiums reflected on invoices received by Crossflo to date have been paid in full.  Except as set forth in Section 4.24 in the Crossflo Disclosure Schedule, no written notice of cancellation with respect to any Insurance Policy has been received by Crossflo with respect and, to the Knowledge of Crossflo, there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder.  Crossflo is a “named insured” or an “insured” under each Insurance Policy. Except as set forth in Section 4.24 in the Crossflo Disclosure Schedule, Crossflo has not been refused any insurance, nor has the coverage of Crossflo been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past three years.  To the Knowledge of Crossflo, the Insurance Policies are of the type and in the amounts that would reasonably be expected to be maintained in the ordinary course of business for similarly situated companies in the same or a similar industry.  Set forth in Section 4.24 in the Crossflo Disclosure Schedule is (a) with respect to each Policy under which the annual premium amount is fixed, the current amount of such premium, and (b) with respect to each Policy under which the periodic or annual premium amount is variable, the amount of the most recent periodic payment made and the calculation formula with respect to such premium.

4.25  Product Warranty.  To the Knowledge of Crossflo, within the three years prior to the date hereof:  (a) each product sold or delivered by Crossflo has been in material conformity with any applicable express and implied warranties, (b) Crossflo has no current liability for damages in connection with any such warranty (and there is no basis for any present or future Action against it that may reasonably be likely to lead to any liability) and (c) no product sold or delivered by Crossflo is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale given by Crossflo, if any, or as required by Applicable Law.

4.26  Data Protection Matters.

(a)  Crossflo has not received written notice of any existing or pending, and to the Knowledge of Crossflo there is no threatened, Action against Crossflo by or before any court or Governmental Authority under any Data Protection Law.  Crossflo has never instituted a policy with respect to, or taken steps to comply with or protect Personal Data as required under, any Data Protection Law.

(b)  As used in this Agreement, the term “Data Protection Laws” means all federal, state, local or foreign laws, statutes, orders, rules, regulations, policies or guidelines, or judgments, decisions or orders entered by any Governmental Authority, relating to Personal Data.

(c)  As used in this Agreement, the term “Personal Data” means any and all information that Crossflo maintains or otherwise processes that relates to an identified or identifiable natural person, including employees, stockholders, customers, customers of customers, vendors, contractors, and other business partners of Crossflo, and any employees of or contractors to any of the foregoing.

4.27  Foreign Corrupt Practices Act.

(a)  Crossflo has not, to secure any improper advantage in order to obtain or retain business, directly or to the Knowledge of Crossflo indirectly offered, paid, given, or promised to pay, or authorized the payment of, any money, offer, gift, or other thing of value, to:

(i)  an officer or employee of any Governmental Authority, or any person acting in an official capacity for or on behalf of any Governmental Authority;

(ii)  any political party or official thereof;

(iii)  any candidate for political or political party office; or

(iv)  any other individual or entity;

while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or to the Knowledge of Crossflo indirectly, to any person or entity listed in clauses (i) - (iii) above.

(b)  Crossflo maintains a system of internal accounting controls adequate to insure that it maintains no off-the-books accounts and that its assets are used only in accordance with its management’s directives.

(c)  No product sold or service provided by Crossflo has been directly, or to the Knowledge of Crossflo indirectly, sold to or performed on behalf of Cuba, Iraq, Iran, Libya, North Korea, or Sudan.

4.28  Disclosure.  The representations and warranties contained in this Article IV, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations and warranties, in light of the circumstances under which they were made, not misleading.

ARTICLE V
COVENANTS OF THE PARTIES

5.1  Mutual Covenants.

(a)  Reasonable Efforts.

(i)  Each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (A) the obtaining of all other necessary actions or nonactions, waivers, consents, licenses, permits, authorizations, orders and approvals from Governmental Authorities and the making of all other necessary registrations and filings (including other filings with Governmental Authorities, if any), (B) the obtaining of all consents, approvals or waivers from third parties set forth in Schedule 6.3(e) attached hereto, and (C) the execution and delivery of any additional instruments necessary to consummate the transaction contemplated by this Agreement.

(ii)  Notwithstanding anything to the contrary in this Agreement, (A) neither Patriot nor any of its subsidiaries shall be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Patriot combined with the Surviving Corporation after the Effective Time, (B) prior to the Effective Time, Crossflo shall not be required to hold separate (including by trust or otherwise) or to divest any of their respective businesses or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Crossflo, and (C) neither party shall be required to waive any of the conditions to the Merger set forth in Article VI as they apply to such party.

(b)  Public Announcements.  The initial press release concerning the Merger and the transactions contemplated hereby shall be a joint press release and shall be issued, upon the mutual agreement of the parties, on or after the date of this Agreement.  Patriot and Crossflo shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any other press release or public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law, court process or by obligations pursuant to any listing agreement of Patriot with any national securities exchange or national securities quotation system.  In addition to the foregoing, neither Patriot nor Crossflo shall issue any press release or otherwise make any public statement or disclosure concerning non-public information relating to the other party’s business, financial condition or results of operations without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed, or except as required by Applicable Law.

(c)  Notices of Certain Events.  Each party hereto shall promptly notify the other parties in writing of:

(i)  the receipt by such party or any of such party’s subsidiaries of any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)  subject to any applicable legal restrictions, the receipt by such party or any of such party’s subsidiaries of any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iii)  such party’s obtaining Knowledge of any Actions commenced or threatened against, relating to or involving or otherwise affecting any of the other parties hereto, as the case may be, or, with respect to Patriot or Crossflo, any of their respective subsidiaries, which relate to the consummation of the transactions contemplated by this Agreement; and

(iv)  such party’s obtaining Knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause the conditions set forth in Article VI not to be satisfied; provided, however, that no such notification shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder, or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

(d)  Notification.  Between the date of this Agreement and the Closing Date, each party hereto shall promptly notify the other parties hereto in writing if such party becomes aware of any fact or condition that causes or constitutes a breach in any of its representations and warranties as of the date of this Agreement or any other date applicable to a  representation or warranty as set forth herein. Should any such fact or condition require any change in the Crossflo Disclosure Schedule, Crossflo shall promptly deliver to Patriot a supplement to the Crossflo Disclosure Schedule specifying such change.  Such delivery will not affect any rights of any party under any other provision of this Agreement. During the same period, each party shall promptly notify the other parties in writing if such party becomes aware of the occurrence of any breach of any covenant of such party in this Agreement or the occurrence of any event that will make the satisfaction of the conditions in Article 6 impossible or unlikely.

(e)  For six (6) years following the Closing, Patriot shall, or shall cause Crossflo or other subsidiary of Patriot to, fulfill and honor the indemnification obligations of Crossflo pursuant to any indemnification agreements between Crossflo and its officers and directors existing prior to the date of this Agreement and any indemnification provisions contained in the Crossflo Articles and Crossflo Bylaws as of the date of this Agreement.  Prior to the Closing, Crossflo shall obtain “tail” insurance coverage for a period of six (6) years from the Closing with respect to directors’ and officers’ liability insurance coverage Crossflo’s directors and officers acts or omissions occurring prior to the Closing, which insurance shall, prior to the Closing, be in effect and prepaid for such six-year period; provided that Crossflo shall consult with Patriot regarding the terms of such insurance and such terms shall be reasonably satisfactory to Patriot.  Crossflo shall provide such assistance as is reasonably requested by Patriot in connection with the foregoing.  The provisions of this Section 5.1(e) shall survive the Closing and are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

5.2  Covenants of Patriot.

(a)  Subcorp.  Prior to the Effective Time, Subcorp shall not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Subcorp for the issuance of its stock to Patriot) or any material liabilities.

(b)  Employees and Employee Benefits.  From and after the Effective Time, all continuing Crossflo employees will receive the same benefits as Patriot’s employees in similar job classifications subject to customary vesting and term of service requirements.  From and after the Effective Time, Patriot shall treat all service by Crossflo Employees with Crossflo (or any predecessor thereto) prior to the Effective Time for all purposes as service with Patriot (except for purposes of benefit accrual under defined benefit pension plans or to the extent such treatment would result in duplicative accrual on or after the Closing Date of benefits for the same period of service), and, with respect to any medical or dental benefit plan in which Crossflo Employees participate after the Effective Time, Patriot shall waive or cause to be waived any pre-existing condition exclusions and actively-at-work requirements (provided, however, that no such waiver shall apply to a pre-existing condition of any Crossflo Employee who was, as of the Effective Time, excluded from participation in a Crossflo Plan by virtue of such pre-existing condition), and shall provide that any covered expenses incurred on or before the Effective Time during the plan year of the applicable Crossflo Plan in which the Effective Time occurs by a Crossflo Employee or a Crossflo Employee’s covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time to the same extent as such expenses are taken into account for the benefit of similarly situated employees of Patriot and subsidiaries of Patriot.

(c)  Registration.

(i)  Patriot shall use its best efforts to prepare and, not later than twelve (12) months after the Closing Date, file with the SEC a Registration Statement covering the resale of all the Patriot shares issued or issuable pursuant hereto as part of the Merger Consideration (the “Registrable Securities”); provided, however, that Patriot shall not be required to include in any such Registration Statement Registrable Securities that are salable pursuant to SEC Rule 144 without restriction if Patriot delivers the necessary information (including an opinion of counsel) to and instructs its transfer agent that any restrictive legends may be removed from such shares upon sale in accordance with SEC Rule144; provided, further, that if during any time within twenty four (24) months of the Closing Patriot fails to comply with its obligations under Section 5.2 (c)(viii) and the Registrable Securities held by Crossflo Stockholder are not salable pursuant to SEC Rule 144, Patriot shall add such Registrable Securities to an existing or file a new Registration Statement for such Registrable Securities.  Patriot shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable.  Patriot shall submit to the SEC, within three (3) business days after Patriot learns that no review of such Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than three (3) business days after the submission of such request.  Patriot shall keep such Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Crossflo Stockholders may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144 (or successor thereto) promulgated under the 1933 Act or (ii) the date on which the Crossflo Stockholders have sold all the Registrable Securities covered by such Registration Statement.  To the extent that the registration statement or the prospectus which is a part thereof requires amendment or supplement under the Securities Act of 1933 and the rules adopted thereunder, Patriot shall exercise best efforts to expeditiously amend or supplement such registration statement, including the prospectus which is a part thereof.

(ii)  At any time that (i) Patriot determines to register any of its Patriot Common Shares, or to amend any filed registration which is not yet effective, either for its own account or for the account of a holder of Patriot Common Shares or as a result of a holder of Patriot Common Shares exercising demand registration rights, other than a registration (A) relating solely to Patriot Common Shares registered on Form S-4 or Form S-8 (or any successor forms), or (B) with respect to which the Patriot Common Shares held by the Crossflo Stockholders would not be legally permitted to be included, and (ii) Patriot Common Shares issued pursuant to this Agreement and held by one or more Crossflo Shareholders are not then the subject of a filed registration statement or salable under Rule 144 of the SEC without restriction, then Patriot shall:

(A)  at least 15 days prior to the filing of a registration statement, other than as set forth in (ii)(A) or (B) above, promptly give each Crossflo Stockholder holding such Patriot Common Stock (each, an “Eligible Stockholder”) written notice thereof by registered or certified mail, courier or personal delivery; provided that no such notice shall be required in a non-underwritten registration, and all of such stock shall be registered thereon; and

(B)  use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities held by such Eligible Stockholder specified in a written request or requests, made within ten (10) days after receipt of such written notice from Patriot by any Eligible Stockholder but only to the extent that such inclusion does not diminish the number of securities included by a holder of Patriot Common Shares who has demanded such registration.

(iii)  If the registration of which Patriot gives notice is for a registered public offering involving an underwriting, Patriot will so advise the Eligible Stockholders as part of the written notice given pursuant to subsection (ii)(A) above.  In such event the right of any Eligible Stockholder to registration pursuant to subsection (ii) above shall be conditioned upon such Eligible Stockholder’s participation in such underwriting and the inclusion of such Eligible Stockholder’s Registrable Securities in the underwriting to the extent provided herein.  The Eligible Stockholders proposing to distribute their Registrable Securities through such underwriting shall (together with Patriot and the other holders of Patriot Common Shares distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by

Patriot (or by the holders of Patriot Common Shares who have demanded such registration).  Notwithstanding any other provision of this Section 5.2(c), if the managing underwriter determines that marketing factors require a limitation of the number of Patriot Common Shares to be underwritten, the managing underwriter may limit the number of Patriot Common Shares to be included in such registration.  Patriot will so advise the Eligible Stockholders and any other holder of Patriot Common Shares distributing their Patriot Common Shares through the underwriting pursuant to registration rights, and the number of Patriot Common Shares to be registered and other securities that may be included in the registration and underwriting shall be allocated among all stockholders in proportion, as nearly as practicable, to the respective amounts of registrable securities held by such stockholders and other securities held by other holders at the time of filing the registration statement.  If any Eligible Stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to Patriot and the managing underwriter.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating to the underwritten offering.

(iv)  Patriot shall provide to each Eligible Stockholder a suitable number of prospectuses, and supplements thereto, as soon as possible following the effectiveness of the registration or the filing of the supplement, as the case may be.

(v)  Patriot shall have the right to terminate or withdraw any registration initiated by it under Section 5.2(c)(iii) prior to the effectiveness of such registration, but without prejudice to its obligation pursuant to this Section 5.2(c).

(vi)  Patriot shall bear the expenses associated with the registration of Registrable Securities pursuant to this Section 5.2(c) exclusive of underwriters’ and brokers’ discounts and commissions and expenses of the Crossflo Stockholders’ legal counsel.

(vii)  Patriot will, and hereby does, indemnify, hold harmless and defend each of the Crossflo Stockholders (each an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amount paid in settlement or expenses, joint or several (collectively, “Claims”), incurred investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is nor may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:  (i) any untrue statement or alleged untrue statement or a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if Patriot files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by Patriot of the 1933 Act, the 1934 Act, or any other law, including, without limitation, any state securities law, or any rule or regulation therein relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”).  Patriot shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.  Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 5.2(c)(vii):  (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to Patriot by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (ii) shall not be available to the extent such claim is based upon a failure of the Crossflo Stockholder to deliver or to cause to be delivered the prospectus made available by Patriot.

(viii)  With a view to making available to the Crossflo Stockholders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Crossflo Stockholder to sell securities of Patriot to the public without registration (“Rule 144”), Patriot agrees to use reasonable commercial efforts to:

(a)  make and keep public information available, as those terms are understood and defined in Rule 144; and

(b)  file with the SEC in a timely manner all reports and other documents required of Patriot under the 1933 Act and the 1934 Act so long as Patriot remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

(c)  Furnish to any Crossflo Stockholder, so as long as the Crossflo Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by Patriot that it has complied with the reporting requirements of SEC Rule 144, (ii) a copy of the most recent annual or quarterly report of Patriot and such other reports and documents as may be so filed by Patriot, and (iii) such other information as may be reasonably requested in availing any Crossflo Stockholder of any rule or regulation of the SEC which permits the selling of any Registrable Securities without registration.

5.3  Covenants of Crossflo.

(a)  Crossflo Stockholders Vote.  Subject to Section 5.3(d), Crossflo shall take all actions required by the CGCL, the Crossflo Articles and the Crossflo Bylaws either (i) to obtain the written consent of a majority of each outstanding class of Crossflo Capital Stock or (ii) to duly call, give notice of, convene and hold a special meeting of Crossflo Stockholders (the “Crossflo Stockholders Meeting”) on the earliest practicable date, determined in reasonable consultation with Patriot, in either case to approve the Merger, this Agreement, and the other transactions contemplated hereby to the extent the approval of such other transactions by the Crossflo Stockholders is required thereby.

(b)  Conduct of Crossflo’s Operations.  During the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, and except as may otherwise be agreed in writing by the parties, Crossflo shall conduct its operations in the ordinary course of business consistent with past practice, except as expressly contemplated by this Agreement, and shall use its commercially reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with material customers, suppliers, lessees, licensees and other third parties, and to maintain all of its material operating assets in their current condition (normal wear and tear excepted).  Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1, Crossflo shall not, except as otherwise expressly contemplated by this Agreement or the transactions contemplated hereby or as set forth in Section 5.3(d) of the Crossflo Disclosure Schedule or with the prior written consent of Patriot:

(i)  do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, (C) grant any person any right or option to acquire any shares of its capital stock, (D) issue, deliver or sell or agree to issue, deliver or sell any additional shares of its capital stock or any securities or obligations convertible into or exchangeable or exercisable for any shares of its capital stock or such securities (except pursuant to the exercise of Crossflo options, warrants and securities convertible or exercisable for its capital stock that are outstanding as of the date hereof), (E) enter into any agreement, understanding or arrangement with respect to the sale, voting, registration or repurchase of its capital stock, provided, however, that Crossflo is hereby expressly permitted to take all lawful actions necessary in order to (w) issue additional debt  to Patriot (x) cause all outstanding options to be exercised or cancelled, (y) cause all outstanding warrants to be exercised or cancelled and (z) cause any outstanding convertible debt instruments to become non-convertible; provided, however, the foregoing shall not restrict Crossflo’s Board of Directors from approving option grants to new hires in accordance with the Crossflo’s past practices;

(ii)  directly or indirectly sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its material property or material assets other than in the ordinary course of business consistent with past practice;

(iii)  adopt or propose any changes in the Crossflo Articles or the Crossflo Bylaws;

(iv)  merge or consolidate with any other person;

(v)  acquire a material amount of assets or capital stock of any other person outside of the ordinary course of business consistent with past practice;

(vi)  make any borrowings, incur, create, assume or otherwise become liable for any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, other than in the ordinary course of business, consistent with past practice (provided this restriction shall not apply to any debt issued to Patriot);

(vii)  create any subsidiaries;

(viii)  enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than pursuant to Applicable Law or contractual commitments existing as of the date hereof in the ordinary course of business consistent with past practice (provided past practices shall not be deemed to include actions taken in connection with the Merger) or grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents of Crossflo or grant, re-price, or accelerate the exercise or payment of any Crossflo options or warrants or other equity-based awards other than increases in the ordinary course of business consistent with past practice;

(ix)  enter into, adopt or amend any Crossflo Plan, except as may be required by Applicable Law;

(x)  take any action that could give rise to severance benefits payable to any officer or director of Crossflo as a result of consummation of the transactions contemplated by this Agreement;

(xi)  change any method or principle of accounting in a manner that is inconsistent with past practice except to the extent required by generally accepted accounting principles as advised by Crossflo’s regular independent accountants;

(xii)  settle any Actions, whether now pending or hereafter made or brought involving, individually or in the aggregate, an amount in excess of US$50,000 other than settlement in the ordinary course of business or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent Crossflo financial statements (or the notes thereto) or incurred since the date of such financial statements in the ordinary course of business;

(xiii)  modify, extend, amend in any material respect or terminate, or waive, release or assign any rights or claims with respect to, any Contract set forth in Section 4.16 in the Crossflo Disclosure, unless such action would not have a Material Adverse Effect on Crossflo;

(xiv)  enter into any non-disclosure or confidentiality agreements or arrangements other than in the ordinary course of business consistent with past practice (other than as permitted, in each case, by Section 5.3(d));

(xv)  write up, write down or write off the book value of any assets, individually or in the aggregate, in excess of $20,000 except for depreciation and amortization in accordance with generally accepted accounting principles consistently applied;

(xvi)  incur or commit to any capital expenditures in excess of US$25,000, other than those incurred in the ordinary course of business;

(xvii)  make any payments in respect of policies of directors’ and officers’ liability insurance (premiums or otherwise) other than premiums paid in respect of its current or renewed or replacement policies;

(xviii)  take any action that would result in the representations and warranties set forth in Article IV becoming false or inaccurate in any material respect;

(xix)  enter into or carry out any other transaction other than in the ordinary and usual course of business, including but not limited to signing any non-disclosure agreements or teaming agreements, submitting any proposals for new procurements, or closing any contracts with delivery schedules for the post closing period;

(xx)  permit or cause any Subsidiary to do any of the foregoing or agree or commit to do any of the foregoing;

(xxi)  make or revoke any Tax election, file any material amended Tax Return, or settle any material audit or other proceeding with any material Tax authority, except as required by Applicable Law;

(xxii)  enter into any agreement to purchase, or to lease for a term in excess of one year, any real property, provided that Crossflo (A) may, as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (B) nothing herein shall prevent Crossflo, in its capacity as landlord, from renewing any lease pursuant to an option granted prior to the date hereof; or

(xxiii)  agree in writing to take any of the foregoing actions.

(c)  Access to Information; Confidentiality.  Upon reasonable notice, Crossflo shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Patriot reasonable access during normal business hours, during the period prior to the Effective Time, to such of its properties, books, contracts, commitments, records, all other information and data, officers and employees as Patriot may reasonably request (provided Crossflo has such information available or may prepare such information with commercially reasonable efforts) and, during such period, Crossflo shall furnish promptly to Patriot (a) a copy of each report, schedule, and other document filed, published, announced or received by it during such period pursuant to the requirements of Applicable Laws (other than documents which such party is not permitted to disclose under Applicable Laws), and (b) consistent with its legal obligations, all other information concerning it and its business, properties and personnel as Patriot may reasonably request; provided, however, that Crossflo may restrict the foregoing access to the extent that it reasonably concludes, after consultation with outside legal counsel, that (i) any Applicable Law requires Crossflo to restrict access to any properties or information, (ii) providing such access would result in the loss of the attorney-client privilege, (iii) such documents discuss the pricing or dollar value of the transactions contemplated by this Agreement, (iv) such documents contain competitively sensitive information, the sharing of which could constitute a violation of any applicable Antitrust Laws or (v) such disclosure is reasonably likely to result in a breach of or default under any contract or agreement to which Crossflo is a party.  The parties shall hold any such information in confidence to the extent required by, and in accordance with, the provisions of the letter of intent dated as of May 23, 2008, between Patriot and Crossflo (the “Letter of Intent”).  Each party shall make all commercially reasonable efforts to minimize disruption to the business of the other party and its subsidiaries which may result from the requests for data and information hereunder.  All requests for access and information shall be coordinated through senior executives of the parties to be designated.

(d)  No Solicitation.

(i)  Crossflo will not, and will not permit or cause any Subsidiary or any of the directors or officers of Crossflo or any Subsidiary, and will direct Crossflo’s employees, agents and representatives not to, directly or indirectly, solicit, initiate, encourage, or furnish or disclose non-public information in furtherance of, or otherwise facilitate any inquiries that may be reasonably expected to lead to, the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, or similar transaction involving, or any purchase of 10% or more of the assets or any equity of, Crossflo or any Subsidiary or any other business combination other than the transactions contemplated by this Agreement (any such proposal or offer, an “Acquisition Proposal”).

(ii)  Crossflo will not, and will not permit or cause any Subsidiary or any of the officers or directors of it or any Subsidiary to, and shall direct its and such Subsidiary’s employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, nothing in this Agreement shall prevent Crossflo or its board of directors from, at any time prior to the Effective Time, (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors of Crossflo receives from such person so requesting such information an executed confidentiality agreement or non-disclosure agreement on customary terms; (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such Acquisition Proposal to the Crossflo Stockholders, if and only to the extent that (x) in each such case referred to in clause (A), (B) or (C) above, Crossflo has not violated any of the restrictions set forth in this Section 5.3(d) and the board of directors of Crossflo determines in good faith after consultation with outside legal counsel that such action is reasonably likely to be necessary in order for its directors to comply with their respective fiduciary duties under Applicable Law and (y) in the case referred to in clause (C) above, the board of directors of Crossflo determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial, and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of Crossflo and the Crossflo Stockholders; and provided, further, that prior to furnishing any information to such person, Crossflo furnishes such confidential information or data to Patriot (to the extent such information has not been previously furnished by Crossflo to Patriot).

(iii)  Crossflo will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and request the return or the destruction of all confidential information regarding such party provided to any such parties prior to the date hereof pursuant to the terms of any confidentiality agreements or otherwise. Crossflo will notify Patriot immediately if any such inquiries, proposals, or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Patriot informed, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

(iv)  Crossflo’s non-solicitation covenant, as set forth in this Section 5.3(d), shall continue through August 29, 2008 (the “Standstill Period”).  In the event that a transaction has not been consummated by August 29, 2008 and both parties remain in active discussions, the Standstill period shall automatically be extended through September 30, 2008.  Any further extension of the Standstill Period would require agreement of both Patriot and Crossflo.

(e)  Investment Representations by Crossflo Stockholders.  Crossflo shall use commercially reasonable efforts to cause each Crossflo Stockholder who notifies Crossflo or Patriot of such stockholder’s intention to exchange his or her Certificates for certificates evidencing Patriot Common Shares to deliver to Crossflo, on or prior to the Closing Date, a signed certificate, substantially in the form attached as Exhibit D (the “Investment Representation Certificate”), and Crossflo shall deliver to Patriot, at the Closing, all such Investment Representation Certificates received by Crossflo; provided, however, that Crossflo’s failure to receive any such Investment Representation Certificate despite commercially reasonable efforts in such regard shall not constitute a breach of this Agreement.

ARTICLE VI
CONDITIONS

6.1  Conditions to the Obligations of Each Party.  The obligations of Patriot, Subcorp and the Crossflo Principal Officers to consummate the Merger shall be subject to the satisfaction or waiver of the following conditions:

(a)  This Agreement, the Merger, and the transactions contemplated hereby shall have been approved and adopted by the respective boards of directors of Crossflo and Patriot and stockholders of Crossflo in the manner required by any Applicable Law.

(b)  No provision of any Applicable Law or regulation and no judgment, injunction, order, decree, ruling, assessment or arbitration award of any Governmental Authority or arbitrator and any Contract with any Governmental Authority pertaining to compliance with Applicable Law shall prohibit or enjoin the consummation of the Merger or the transactions contemplated by this Agreement or limit the ownership or operation by Patriot, Crossflo or any of their respective subsidiaries of any material portion of the businesses or assets of Patriot or Crossflo.

(c)  There shall not be pending any Action (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement, (ii) except to the extent consistent with the obligations of the parties under Section 5.1(a), seeking to prohibit or limit the ownership or operation by Patriot, Crossflo or any of their respective subsidiaries of, or to compel Patriot, Crossflo or any of their respective subsidiaries to dispose of or hold separate, any material portion of the business or assets of Patriot, Crossflo or any of their respective subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Patriot to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation or (iv) seeking to prohibit Patriot or the Subsidiary of Patriot from effectively controlling in any material respect the business or operations of Patriot or the subsidiaries of Patriot.

6.2  Conditions to Obligations of Crossflo and the Crossflo Principal Officers.  The obligations of Crossflo and the Crossflo Principal Officers to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Crossflo:

(a)  Each of the representations and warranties of each of Patriot and Subcorp contained in this Agreement shall be true and correct in all material respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty), in each case on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of some other specified date, in which case as of such specified date), except where any such failure of the representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Crossflo.

(b)  Each of Patriot and Subcorp (i) shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to Material Adverse Effect and (ii) shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are not qualified as to Material Adverse Effect except where such non-performance or non-compliance individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Patriot.

(c)  Each of Patriot and Subcorp shall have furnished Crossflo and the Crossflo Principal Officers with a certificate dated the Closing Date signed on behalf of it by the Chairman, President or any Vice President to the effect that the conditions set forth in Sections 6.2(a) and (b) have been satisfied.

6.3  Conditions to Obligations of Patriot and Subcorp.  The obligations of Patriot and Subcorp to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by Patriot:

(a)  Each of the representations and warranties of Crossflo and the Crossflo Principal Officers contained in this Agreement shall be true and correct in all material respects (but without regard to any materiality qualifications or references to Material Adverse Effect contained in any specific representation or warranty), in each case, on the date of this Agreement and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of some other specified date, in which case, as of such specified date), except where any such failure of the representations and warranties to be true and correct would not reasonably be expected to have a Material Adverse Effect on Crossflo, Patriot or the transactions contemplated by this Agreement.

(b)  Crossflo and the Crossflo Principal Officers (i) shall have performed or complied with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time that are qualified as to Material Adverse Effect and (ii) shall have performed or complied in all material respects with all agreements and covenants required to be performed by it or them under this Agreement at or prior to the Effective Time that are not qualified as to Material Adverse Effect except where such non-performance or non-compliance would not reasonably be expected to have a Material Adverse Effect on Crossflo.

(c)  Crossflo shall have furnished Patriot with an officer’s certificate dated the Closing Date to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

(d)  Since the date of this Agreement, except as set forth in Section 4.10 of the Crossflo Disclosure Schedule delivered as of such date, there shall not have been any change in the assets, liabilities, business prospects, results of operations or financial condition of Crossflo that would constitute a Material Adverse Effect on Crossflo as of the Closing Date.

(e)  All consents set forth on Schedule  6.3(e) attached hereto shall have been obtained by Crossflo or waived by Patriot.

(f)  Each of Renney Senn and Brian Mooney shall have executed an employment agreement with Crossflo in a form reasonably acceptable to Patriot and Messrs. Senn and Mooney, as applicable (each, a “Crossflo Executive Employment Agreement”).

(g)  Intentionally Left Blank.

(h)  As a minimum, twelve (12) of the fourteen (14) current Crossflo employees must accept job offers from Patriot, evidencing their support for the proposed transaction and their desire to continue working for Patriot.

(i)  Each outstanding option or warrant to acquire, and each issued note convertible into, Crossflo Capital Stock, all of which are set forth in Schedules 4.4(a) and 4.4(b) in the Crossflo Disclosure Schedule, whether or not exercisable, vested or converted, shall have been exercised, cancelled, or otherwise disposed of so that, as of the Effective Time, no person shall have any options, warrants, or other rights to buy, or convert into, any securities of the Surviving Corporation.

(j)  To the extent that any Intellectual Property used or required for the business is held by a person other than Crossflo, Crossflo must receive a satisfactory assignment of such Intellectual Property.

(k)  The Lyndon Group shall have completed its preparation of an auditable balance sheet of Crossflo as of June 1, 2006 and auditable financial statements of Crossflo for the twelve month periods ended May 31, 2008 and May 31, 2007.  Such financial statements shall not contain adverse changes from the financial statements previously disclosed by Crossflo to Patriot that would be expected to have a Material Adverse Effect on Crossflo.

(l)  Not more than 1% of Crossflo’s preferred shares, and not more than 10% of its common shares, shall be “dissenting shares,” as that term is defined in Section 1300(b) of the CGCL.

ARTICLE VII
TERMINATION AND AMENDMENT

7.1  Termination.  This Agreement may be terminated and the Merger may be abandoned prior to the Effective Time (notwithstanding any approval of this Agreement by Crossflo Stockholders):

(a)  by mutual written consent of Patriot, Crossflo and the Crossflo Principal Officers;

(b)  by Patriot or Crossflo:

(i)  if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree of a court or other competent Governmental Authority enjoining Patriot or Crossflo from consummating the Merger shall have been entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall have used commercially reasonable efforts to prevent the entry of or remove such impediment to the Merger;

(ii)  if the Merger shall not have been consummated before September 30, 2008; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

(iii)  if the requisite vote of the Crossflo Stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained.

(c)  by Patriot, if Crossflo has breached in any material respect any of its representations and warranties in Article IV of this Agreement, which breach (i) would give rise to failure of  the condition set forth in Section 6.3(a) and (ii) has not been or is incapable of being cured by Crossflo within 15 days after its receipt of written notice thereof from Patriot;

(d)  by Crossflo, if Patriot or Subcorp has breached in any material respect  any of their respective representations and warranties in Article III of this Agreement, which breach (i) would give rise to failure of the condition set forth in Section 6.2(a)  and (ii) has not been or is incapable of being cured by Patriot or Subcorp within 15 days after their receipt of written notice thereof from Crossflo.

7.2  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for Section 7.3 and Section 5.1(b), shall become void and have no effect, without any liability on the part of any party or such party’s directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 or in Section 7.3 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement.

7.3  Termination Fee.  A termination fee equal to the sum of verifiable fees incurred by the injured party plus an administrative overhead charge (calculated as 15% of the total verifiable fees) (“Termination Fee”) for a total Termination Fee not to exceed $500,000 will be paid by:

(a)  Crossflo to Patriot in the event of the termination of this Agreement by Crossflo for any reason other than pursuant to Section 7.1(d);

(b)  Patriot to Crossflo in the event of the termination of this Agreement by Patriot for any reason other than pursuant to Section 7.1 (c).

7.4  Payment of Termination Fee.  Any fee due under this Section 7.3 shall be paid by wire transfer of same-day funds concurrently with the termination of this Agreement.

ARTICLE VIII
GENERAL SURVIVAL; INDEMNIFICATION

8.1  Survival of Representations and Warranties.

(a)  The representations, warranties, covenants and agreements made herein by Crossflo shall survive, irrespective of any different survival period under any applicable statute of limitation, until the first anniversary of the Closing Date (the “Cut-Off Date”).

(b)  Irrespective of any different survival period under any applicable statute of limitations, the representations, warranties, covenants and agreements made herein by Patriot shall survive until the Cut-Off Date.

(c)  This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or after the termination of this Agreement.

8.2  Indemnification.

(a)  The Crossflo Stockholders (solely to the extent of the Escrow Merger Consideration) and the Crossflo Principal Officers (solely to the extent of the Indemnity Limit), jointly and severally (collectively, the “Crossflo Indemnifying Parties”), shall indemnify and hold Patriot, Subcorp and the Surviving Corporation (collectively, the “Patriot Indemnified Parties”) harmless from and against any and all liability, loss, cost and expense whatsoever, including reasonable fees of legal counsel and related disbursements (collectively, “Damages”), incurred by the Patriot Indemnified Parties as a result of or related to any breach of any representation, warranty, covenant or agreement made as of the Closing Date by Crossflo in Article IV or Article V of this Agreement or in any certificate or schedule delivered pursuant thereto, subject to the following:

(i)  In no circumstance shall the Crossflo Stockholders be obligated to pay Damages, in aggregate, in excess of the Escrow Merger Consideration.

(ii)  In no circumstance shall a Crossflo Principal Officer be obligated to pay Damages, in aggregate, in excess of the amount of Merger Consideration actually received by such Crossflo Principal Officer (the aggregate Merger Consideration actually received by all Crossflo Principal Officers (including any entity where any such Crossflo Principal Officer has a beneficial interest) as a group being the “Indemnity Limit”).  For purposes of clarity, the amount of Merger Consideration actually received by a Crossflo Principal Officer for purposes of calculating the Indemnity Limit shall be reduced by any Damages paid by such Crossflo Principal Officer out of the Escrow Merger Consideration as a result of such Crossflo Principal Officer being a Crossflo Stockholder.

(iii)  No such Damages shall be required to be paid by the Crossflo Principal Officers until and unless the Escrow Amount has been fully applied to Damages and thereafter the aggregate amount of Damages exceeds $50,000, but if such aggregate amount of Damages exceeds $50,000 then the full amount of such Damages up to the Indemnity Limit shall be required to be paid by the Crossflo Principal Officers.  For purposes of clarity, the $50,000 Damages threshold in this section is in addition to the Basket set forth in Section 2.5(a) above.

(iv)  To the extent any Crossflo Stockholder is required to pay pro rata Damages after receiving disbursements from the Escrow Account, such disbursements may be required to be used to pay such pro rata Damages.

(b)  Patriot, Subcorp and the Surviving Corporation, jointly and not severally (collectively, the “Patriot Indemnifying Parties”), shall indemnify and hold the Crossflo Stockholders (collectively, the “Crossflo Indemnified Parties”) harmless from and against any and all Damages incurred by the Crossflo Indemnified Parties as a result of or related to any breach of any representation, warranty, covenant or agreement made by Patriot in this Agreement.  In no event shall the aggregate liability of Patriot, Subcorp and the Surviving Corporation exceed an amount equal to the Merger Consideration, less the sum of (i) any payments made pursuant to Section 2.6.

(c)  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Crossflo Indemnifying Parties or the Patriot Indemnifying Parties with respect to which indemnity may be sought pursuant to this Article VIII, the following procedures shall apply:

(i)  The applicable Patriot Indemnified Parties or Crossflo Indemnified Parties (either, the “Indemnified Parties”) shall promptly give written notice thereof to the applicable Indemnifying Parties.  The notice shall state the information then available regarding the amount of the claim or Damages and shall specify the provision or provisions of this Agreement under which the right to indemnification is being asserted.

(ii)  If within thirty days after receiving such notice, the Indemnifying Parties give written notice to the Indemnified Parties stating they intend to defend against such claim or Damages at their own cost and expense, the defense (including the right to settle or compromise such action) of such matter, including selection of counsel (subject to the consent of the Indemnified Parties, which consent shall not be unreasonably withheld) and the sole power to direct and control such defense, shall be by the Indemnifying Parties and the Indemnifying Parties shall make no payment in respect of such claim or Damages to any third party as long as the Indemnifying Parties are conducting a good faith and diligent defense.  In any such defense, the Indemnifying Parties will consult with the Indemnified Parties in connection with the Indemnifying Parties’ defense.

(iii)  In any such proceeding, each of the Indemnified Parties shall have the right to retain its own counsel, at its own cost and expense unless:  (A) the Indemnifying Parties and the Indemnified Parties shall have mutually agreed to the contrary; (B) the Indemnifying Parties have failed within a reasonable time to retain counsel, in which event the Indemnified Parties shall have the right to retain counsel at the expense of the Indemnifying Parties; or (C) the named parties in any such proceeding (including any impleaded parties) include both the Indemnified Parties and the Indemnifying Parties and representation of both parties by the same counsel would be in the reasonable opinion of counsel to the Indemnified Party, inappropriate due to actual or potential differing interests between them.  It is understood that the Indemnifying Parties shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for fees and expenses of more than one separate firm (in addition to any local counsel) for the Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm sought to be indemnified by the Indemnifying Parties with respect to which the Indemnified Parties seeks to be indemnified by the Indemnifying Parties shall be designated in writing by the Indemnifying Parties.  The Indemnifying Parties shall not be liable for any settlement of any proceeding affected without such consent or if there be a final judgment for the plaintiff, the Indemnifying Parties agree to indemnify the Indemnified Parties from and against any loss or liability by reason of such settlement or judgment.

(iv)  Notwithstanding the foregoing, if at any time the Indemnified Parties shall have requested the Indemnifying Parties to reimburse the Indemnified Parties for fees and expenses of counsel as contemplated herein, the Indemnifying Parties agree that they shall be liable for any settlement of any proceeding effected without their written consent herein if (x) such settlement is entered into more than 30 days after receipt by the Indemnifying Parties of the aforesaid request; and (y) the Indemnifying Parties shall not have reimbursed the Indemnified Parties in accordance with such request (other than due to a reasonable dispute as to the validity of such request) prior to the date of settlement.  If no such notice of intent to dispute and defend is given by the Indemnifying Parties, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnified Parties shall, at the expense of the Indemnifying Parties, undertake the defense of such claim or Damages with counsel selected by the Indemnified Parties, and shall have the right to compromise or settle the same exercising reasonable business judgment.  The Indemnified Parties shall make available all information and assistance that the Indemnifying Parties may reasonably request and shall cooperate with the Indemnifying Parties in such defense.

(v)  Notwithstanding anything herein to the contrary, the Indemnifying Parties shall have the right to settle all claims of third parties for which indemnification is payable hereunder without the consent of the Indemnified Parties so long as such settlement releases the Indemnified Parties from all liability for or in connection with such action.

(d)  Notwithstanding anything herein to the contrary, no claim by the Indemnified Parties against the Indemnifying Parties may be made unless written notice of such breach is given in accordance with this Article VIII prior to the expiration of the thirty day period immediately following the Cut-Off Date.

(e)  Except in the case of fraud and for any nonmonetary, equitable relief to which any Indemnified Party may be entitled, the rights and remedies set forth in Section 8.2 shall constitute the sole and exclusive rights and remedies of the parties hereto under or with respect to the subject matter of this Agreement.

8.3  Insurance Recoveries. The Indemnified Party will use its commercially reasonable efforts to first recover, under any insurance policy maintained by the Indemnified Party, any Damages covered by such insurance before seeking indemnification under Section 8.2.  If, notwithstanding such efforts, the Indemnifying Party is obligated to provide indemnification under Section 8.2 for Damages covered by the insurance in question then, to the extent permissible under Applicable Law and the applicable insurance policy, the Indemnified Party shall assign to the Indemnifying Party all of its contractual and tort rights against the insurer in connection with the insurer’s failure to perform under such insurance, and shall cooperate with the Indemnifying Party, as reasonably requested, in the prosecution of such rights.

ARTICLE IX
MISCELLANEOUS

9.1  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by facsimile (with written confirmation of successful delivery) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice from such party to the other parties hereto):

(a)  if to Patriot or Subcorp:

Patriot Scientific Corporation
6183 Paseo Del Norte, Suite 180
Carlsbad, California 92011

with a copy to:

The Law Office of Otto E. Sorensen
501 West Broadway, Suite 1310
San Diego, California 92101

(b)  if to Crossflo:

Crossflo Systems, Inc.
11260 El Camino Real
Suite 100
San Diego, California 92130
Attn: Chief Executive Officer

with a copy to:

DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121
Attn: Troy Zander, Esq.

9.2  Interpretation.

(a)  When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated.  The headings, the table of contents and the index of defined terms contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)  For the purposes of any provision of this Agreement, a “Material Adverse Effect” with respect to any party shall be deemed to occur if any event, change or effect has occurred which has a material adverse effect on the business, assets (including intangible assets), liabilities (contingent or otherwise), results of operations, business prospects, or financial condition of such party taken as a whole, or a material adverse effect on the ability of such party to timely perform its obligations under this Agreement and the other transaction documents contemplated hereby; provided, however, none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect:

(i)  with respect to any party, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such party directly or indirectly arising out of or attributable to any decrease in the market price of Patriot Common Shares (but not any change or effect underlying such decrease to the extent such change or effect would otherwise constitute a Material Adverse Effect on Patriot);

(ii)  with respect to any party, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such party directly or indirectly arising out of or attributable to (A) conditions, events, or circumstances generally affecting the economy of the United States, (B) the general state of industries and market sectors in which such party operates or (C) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing;

(iii)  with respect to Crossflo, any change in or effect upon the business, assets (including intangible assets), liabilities (contingent or otherwise), financial condition, or results of operations of Crossflo directly or indirectly arising out of or attributable to the loss by Crossflo of any of its business prospects or customers (including business of such business prospects or customers), suppliers or employees (including, without limitation, any financial consequence of such loss of customers (including business of such customers), suppliers or employees) due primarily to the transactions contemplated hereby or the public announcement of this Agreement, in each case arising after the date of this Agreement;

(iv)  with respect to Crossflo, any change in or effect upon the assets (including intangible assets), liabilities (contingent or otherwise), financial condition, business prospects, or results of operations of such party directly or indirectly arising out of or attributable to any action taken by Crossflo that is required by this Agreement, the failure by Crossflo to take any action that is prohibited by this Agreement, or any action that is taken, or the failure to take action, by Crossflo in any case to which Patriot has approved, consented to or requested in writing; and

(v)  Crossflo’s failure to meet any internal or published projections, forecast or other predictions (it being understood that the underlying cause or causes of any such failure may be deemed to constitute Material Adverse Effect and may be taken into consideration when determining whether a Material Adverse Effect has occurred).

(c)  For purposes of this Agreement, a “Subsidiary” when used with respect to any party means any individual partnership, firm, corporation, association, trust, unincorporated organization (including any representative office or branch) or other entity under the laws of any jurisdiction, (i) of which such party or another subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or the Subsidiary of such party do not have 50% or more of the voting interests in such partnership) or (ii) 50% or more of the securities or other interests of which having by their terms ordinary voting power to elect at least 50% of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or one or more of its subsidiaries (or if there are no such voting securities or interests, 50% or more of the equity interests of which is directly or indirectly owned or controlled by such party or one or more of its subsidiaries).

(d)  For purposes of this Agreement, “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person or beneficially owns or has the power to vote or direct the vote of 10% or more of the voting stock (or of any other form of general partnership, limited partnership or voting equity interest in the case of a person that is not a corporation) of such other person.  For purposes of this definition, “control,” including the terms “controlling and “controlled” means through the ownership of voting securities, by contract or credit arrangement, as trustee, partner or executor or otherwise.

(e)  For purposes of this Agreement, “Knowledge” means with respect to any party the actual knowledge after reasonable inquiry of the following individuals: (i) with respect to Crossflo, William Mohlenbrock, Renney Senn and Brian Mooney; and (ii) with respect to Patriot or Subcorp, Rick Goerner and Cliff Flowers.  With respect each of the Principal Officers, “Knowledge” for purposes of this Agreement means the actual knowledge of such individual and such knowledge the individual should possess in the reasonable exercise of his duties as an officer of Crossflo.

9.3  Counterparts.  This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement.  The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

9.4  Entire Agreement.  This Agreement (including the documents and the instruments referred to herein) constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

9.5  Third-Party Beneficiaries.  Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries, except to the extent provided herein with respect to Crossflo Stockholders not party to this Agreement.

9.6  Governing Law; Venue.

(a)  Except to the extent that the laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the Merger or to matters arising under or in connection with this Agreement, this Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules.  Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)  Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to the Merger, on behalf of itself or its property, by the personal delivery of copies of such process to such party.  Nothing in this Section 9.6 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

9.7  Arbitration.  The parties to this Agreement shall submit to binding arbitration before a single, neutral arbitrator of any dispute, controversy or claim arising out of, or relating to, the transactions contemplated by this Agreement or any breach hereof, provided, however, that the parties retain their right to, and shall not be prohibited, limited or in any other way restricted from, seeking or obtaining equitable relief from a court having jurisdiction over the parties.  Such arbitration shall be governed by and conducted through the American Arbitration Association in accordance with the Commercial Dispute Resolution Procedures.  The arbitration hearing shall be held in San Diego, California at a place to be designated by the parties or, in the absence of their agreement, by the arbitrator.

9.8  Specific Performance.  The transactions contemplated by this Agreement are unique.  Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided such party is not in material default hereunder.  The party prevailing in any proceeding seeking such a decree shall be entitled to payment of all reasonable legal fees and expenses by the non-prevailing party.

9.9  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

9.10  Expenses.  All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, provided that Patriot shall be responsible for fees and costs charged by the Lyndon Group and Corbin & Co, in connection with the preparation and audit, respectively, of Crossflo financial statements.  On or before closing, Crossflo shall provide Patriot with a good faith estimate of the legal and accounting fees it will incur in connection with this Agreement and the transactions contemplated hereby (the “Estimated Transaction Expenses”).

9.11  Severability.  The invalidity or unenforceability in whole or in part of any covenant, promise or undertaking, or any section, subsection, sentence, clause, phrase, word, or any of the provisions of this Agreement will not affect the validity or enforceability of the remaining portions of this Agreement. If for any reason, any provision is determined to be invalid or in conflict with any existing, or future law or regulation by a court or agency having valid jurisdiction, such will not impair the operation or have any other effect upon such other provisions of this Agreement as may remain otherwise valid, and the latter will continue to be given full force and effect and bind the parties hereto.

9.12  Letter of Intent.  Patriot and Crossflo acknowledge and agree that the execution and delivery of this Agreement by the parties hereto terminates the Letter of Intent and that their respective obligations thereunder are hereby null and void.

9.13  Amendment.  This Agreement may be amended only by agreement in writing executed by all of the parties hereto; provided, however, that Patriot and Crossflo shall be entitled to amend, and to deliver at closing as so amended, the Patriot Disclosure Schedule and the Crossflo Disclosure Schedule, respectively, without the written consent of the other parties hereto; provided further, that no amendment to Section 3.14 in the Patriot Disclosure Schedule or to Section 4.10 in the Crossflo Disclosure Schedule shall restrict or prohibit the right of the parties to terminate this Agreement pursuant to Section 7.1.

IN WITNESS WHEREOF, Patriot, Subcorp, Crossflo and the Crossflo Principal Officers have signed this Agreement and Plan of Merger as of the date first written above.

PATRIOT SCIENTIFIC CORPORATION

By: ___________________________________
Name:  _____________________
Title:  ______________________

SUBCORP
By: ___________________________________
Name:  _____________________
Title:  ______________________

CROSSFLO SYSTEMS, INC. By: ___________________________________ Name: _____________________ Title: ______________________
CROSSFLO PRINCIPAL OFFICERS _________________________________________ Renney Senn _________________________________________ Brian Mooney _________________________________________ William Mohlenbrock

EXHIBIT A

Exchange Agent Instructions

EXHIBIT B

Letter of Transmittal

EXHIBIT C

Escrow Agreement

EXHIBIT D

Investment Representation Certificate

SCHEDULE 1

Merger Consideration Allocation per Crossflo Stockholder

(See attached spreadsheet)

SCHEDULE 1A

Calculation and Allocation of
Closing Stock Consideration

SCHEDULE 1B

Calculation of Escrow Stock Consideration

SCHEDULE 6.3(e)

Required Consents

Crossflo shall have obtained consent from Hewlett Packard to the assignment of the agreement between Crossflo and Hewlett Packard as a result of the Merger.

Crossflo shall have obtained consent from EC-One to the assignment of the agreement between Crossflo and EC-One as a result of the Merger.

[________ __], 2008

EXCHANGE AGENT INSTRUCTIONS

[Exchange Agent]

Ladies and Gentlemen:

Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of [__________ ___], 2008, by and among Patriot Scientific Corporation, a Delaware corporation (“Patriot” or “Buyer”), PTSC ACQUISITION 1 CORP., a California corporation and a wholly-owned subsidiary of Patriot (“Subcorp”), Crossflo Systems, Inc., a California corporation (“Crossflo”), Renny Senn, an individual resident in the State of California, Brian Mooney, an individual resident in the State of California, and W. C. Mohlenbrock, M.D., an individual resident in the State of California, (collectively, the “Crossflo Principal Officers”), Subcorp will be merged with and into Crossflo (the “Merger”).  The Merger Agreement provides, among other things, for the conversion of each share of Crossflo’s issued and outstanding capital stock (collectively, “Crossflo Stock”, but exclusive of Dissenting Shares) into the right to receive (i) cash and (ii) a number of shares of Patriot common stock (“Patriot Stock”).  Except as otherwise defined herein, capitalized terms used herein have the meanings specified in the Merger Agreement.

Patriot and Crossflo request, and you have agreed, that you will act as exchange agent (the “Exchange Agent”) in connection with the Merger, on the terms and conditions set forth in these Exchange Agent Instructions (this “Agreement”).  In contemplation of your acting as Exchange Agent, the following documents have been delivered to you by Patriot:

A.	A copy of the Merger Agreement;

B.
A certified copy of the list of shareholders who are holders of record of Crossflo Stock at the Effective Time (the “Crossflo Shareholders”), including a list of all stop transfers on such stock as of the same time;

C.	A letter from [_____________], President and CEO of Crossflo, addressed to Crossflo Shareholders announcing the effectiveness of the Merger (the “Crossflo Letter”); and

D.
A copy of the letter of transmittal to accompany certificates for Crossflo Stock when surrendered for exchange and related guidelines for certification of taxpayer identification number on Substitute Form W-9 (the “Letter of Transmittal”).

For carrying out the duties of Exchange Agent hereunder, you will be entitled to the compensation set forth on Exhibit A hereto.

Exhibit A to Merger Agreement

In carrying out the duties of the Exchange Agent, you will receive certificates representing Crossflo Stock surrendered for exchange with Patriot Stock.  You are authorized, and you agree, to accept such certificates, to exchange them for Patriot Stock, and to pay to the surrendering Crossflo Shareholder, cash for fractional shares in accordance with the provisions of the Merger Agreement and this Agreement.

You agree to act in accordance with the following instructions:

1.
You will mail to Crossflo Shareholders of record at the Effective Time, as soon as possible after the Effective Date but no later than five business days thereafter, the Crossflo Letter and the Letter of Transmittal.

2.	You will time and date stamp, upon receipt, each Crossflo Stock certificate, Letter of Transmittal and other document received in relation to your duties hereunder.

3.
As soon as practicable after the Effective Date, but in no event later than five business days thereafter, Patriot shall promptly deliver to you, as agent for each of the Crossflo Shareholders, the requisite number of shares of Patriot Stock required to be delivered to the Exchange Agent pursuant to the Merger Agreement.  You are hereby authorized to issue such shares of Patriot Stock for the purposes and in the manner contemplated by this Agreement and the Merger Agreement.

4.
Upon receipt, you will examine each Crossflo Stock certificate, each Letter of Transmittal accompanying such certificate and each other document delivered to you therewith and will ascertain whether (i) such Letter of Transmittal is properly completed and duly executed in accordance with the instructions set forth thereon, (ii) such certificates have otherwise been properly submitted for exchange, and (iii) any other document required to be delivered to you appears on its face to be in proper form and duly executed.  In the event any Letter of Transmittal or other document has been improperly completed or executed or any Crossflo Stock certificate is not in proper form for surrender and exchange, you will take such action as may be necessary to correct, or cause to be corrected, such irregularity.  In instances where any such irregularity is neither corrected nor waived by you, you will mail to the surrendering Crossflo Shareholder, as soon as practicable and no later than five business days after receipt, by overnight or registered mail under coverage of your blanket insurance policy, the relevant certificates together with Letters of Transmittal and any other documents relating thereto, along with a notice from you explaining the reasons for the return and setting forth the procedure by which such certificates may be resubmitted for exchange.

5.
If any certificates representing shares of Patriot Stock are to be issued in a name other than that in which the certificate for Crossflo Stock surrendered in exchange therefore is registered, it shall be a condition of the issuance or payment thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to you any transfer or other taxes required, or shall establish to your satisfaction that such tax has been paid or is not payable.

Exhibit A to Merger Agreement

6.
If any holder of shares of Crossflo Stock advises you that such holder’s failure to surrender a certificate representing part or all of such holder’s shares is due to such certificate having been lost or destroyed, Patriot hereby authorizes you (after you have verified by examining the Crossflo stock transfer records delivered to you that no stop transfer order has been issued against such lost or destroyed certificate) to deliver to such holder the certificate for Patriot Stock to which such holder would otherwise be entitled, but only upon receipt by you from such holder of a satisfactory affidavit of loss and a bond of indemnity or other indemnity agreement on your standard form.  Upon receipt of such affidavit of loss and indemnity bond or agreement, you will effect issuance of Patriot Stock to the surrendering Crossflo Shareholder as though such holder had surrendered certificates.

7.
To the extent a person is entitled to receive Patriot Stock in exchange for Crossflo Stock and surrenders certificates formerly representing shares of Crossflo  Stock together with a properly completed and duly executed Letter of Transmittal and other required documents, you shall countersign and register certificates representing the number of shares of Patriot Stock to which such person is properly entitled and you shall mail such certificates, by registered or overnight mail, under coverage of your blanket insurance policy.

8.
You shall immediately cancel all certificates representing shares of Crossflo Stock properly surrendered to you for exchange and you shall deliver such cancelled certificates to Patriot as soon as practicable after cancellation.

9.
In the event a permit is not granted approving the issuance of Patriot Stock to be issued to Crossflo Shareholders pursuant to the Merger Agreement, then each certificate evidencing such Patriot Stock shall bear the following legend in conspicuous type:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  THE SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Exhibit A to Merger Agreement

10.
Patriot covenants and agrees to pay you such reasonable fee for your services hereunder as the parties hereto may agree upon and to reimburse, indemnify, and hold you harmless against any costs, expenses (including reasonable expenses of your legal counsel and any amounts owing to you with respect to this transaction), losses, or damages, which are not a result of your negligence, misconduct, bad faith, or willful failure to perform your obligations hereunder, and which may be paid, incurred, or suffered by you or to which you may become subject by reason of or as a result of the administration of your duties hereunder or by reason of or as a result of your compliance with the instructions set forth herein or with any written or oral instructions delivered to you pursuant hereto, or as a result of defending yourself against any claim or liability resulting from your actions as the Exchange Agent pursuant hereto, including any claim against you by any Crossflo Shareholder submitting a Letter of Transmittal.

11.
Approximately three months after the Effective Time, Patriot will request that you mail follow-up letters to any Crossflo Shareholders who have not surrendered their certificates for exchange.  This follow-up letter will be mailed with the Letter of Transmittal, Substitute Form W-9 guidelines and a return envelope.

12.
The duration of this Agreement is unlimited and shall remain in effect until five days after Patriot gives you written notice of termination; provided, however, that such termination may occur no earlier than six months after the mailing of documents to Crossflo Shareholders pursuant to Section 1 above unless you have failed to comply with this Agreement and provide the services discussed herein in a timely manner.  Promptly following such termination, you will deliver to Patriot, or to such other persons as Patriot may direct, all records of exchanges provided for herein.

13.
This Agreement shall be construed and enforced in accordance with the laws of the State of California, without regard to its conflicts of laws provisions, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

14.
In the event any question or dispute arises with respect to the proper interpretation of the Merger Agreement or your duties hereunder, or the rights of Patriot or of any Crossflo Shareholders surrendering certificates for Patriot Stock pursuant to the Merger Agreement, you shall not be required to act and shall not be held liable for refusal to act until the question or dispute has been judicially settled (and, if appropriate, you may file a suit in interpleader for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all parties interested in the matter, or settled by a written document in form and substance satisfactory to you and executed by Patriot and each such Crossflo Shareholder.

Exhibit A to Merger Agreement

Please acknowledge receipt of this Agreement and the documents referred to above and confirm the arrangements herein provided by signing and returning the enclosed additional copy of this Agreement.

Very truly yours,

PATRIOT SCIENTIFIC CORPORATION

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

CROSSFLO SYSTEMS, INC.

By: _____________________________________
Name: ___________________________________
Title: ____________________________________
Accepted as of [________ __], 2008

[Exchange Agent]

By: _____________________________________
Name: ___________________________________
Title: ____________________________________

Exhibit A to Merger Agreement

Exhibit A
Compensation

Exhibit B to Merger Agreement

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock of
CROSSFLO SYSTEMS, INC.

In Exchange for Shares of Common Stock of
PATRIOT SCIENTIFIC CORPORATION

Name and Address of Registered Owner of Shares and
Number of Shares Owned of Record by such Registered Owner:

[label with address and number of shares]	PLEASE READ THE ATTACHED INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

Please note that this letter of transmittal (“Letter of Transmittal”) applies only to the certificated shares of Crossflo Systems, Inc., common stock (“Crossflo Stock”) owned in your name as the registered owner.  According to Crossflo’s records, the total number of certificated shares of Crossflo Stock of which you are the registered owner is printed on the above label.  If you own shares of Crossflo Stock other than those included in the above total which are held in another name or in another capacity (for example, as trustee) you must submit a separate Letter of Transmittal for such other shares.

Please mail or hand deliver this Letter of Transmittal and your stock certificates to [_______________], the exchange agent (the “Exchange Agent”), at the following address:

by mail: [_______________] [_______________] [_______________]	by hand or overnight courier: [_______________] [_______________] [_______________]

The merger of PTSC ACQUISITION 1 CORP. (“Subcorp”), a California corporation and wholly owned subsidiary of Patriot Scientific Corporation (“Patriot”), into Crossflo Systems, Inc. (“Crossflo”), was completed on  [_________ __], 2008, in accordance with the terms of the Agreement and Plan of Merger dated [_________ __], 2008, between Crossflo, Patriot, Subcorp and certain Crossflo officers (the “Merger”).  In order to receive the consideration to be paid for shares of Crossflo Stock in the Merger, you now need to surrender to the Exchange Agent the certificates representing such shares, which you should list below.  For each share of Crossflo Stock listed below, you will receive [____] shares of the common stock of Patriot (“Patriot Stock”).

Exhibit B to Merger Agreement

The following certificates are attached to this Letter of Transmittal (if additional space is required, attach signed rider):

Certificate Number	Number of Shares

TOTAL SHARES SURRENDERED:

All Patriot stock certificates will be issued in the name of the holder appearing on the label affixed to the first page of this Letter of Transmittal unless you indicate otherwise under “Special Issuance Instructions” below.  Similarly, all Patriot stock certificates will be sent to the address that appears on the label affixed to the first page of this Letter of Transmittal unless you indicate otherwise under “Special Delivery Instructions” below.  If you would like your Patriot certificates to be issued to a name different from the name that appears on the label above (which is the name represented by such certificates on the stock transfer books of Crossflo), then you will be responsible for any stock transfer tax payable relating to the transfer of such shares.

Any dividends or other distributions that may become payable to you on any Patriot Stock to be issued to you in exchange for your Crossflo Stock will not be paid to you until your Crossflo stock certificates have been surrendered for exchange. You may be asked to execute and deliver additional documents deemed by the Exchange Agent or Patriot to be necessary or desirable to complete the exchange of Crossflo Stock surrendered with this Letter of Transmittal.

Exhibit B to Merger Agreement

SIGNATURE

Please sign below as your name appears on your stock certificates or, if you are signing this form on behalf of the registered owner of such stock certificates, please attach the power of attorney or other document that evidences your authority to sign this Letter of Transmittal.  If you are signing this Letter of Transmittal in a fiduciary or representative capacity, please indicate your full title.  (See Instruction 2.)

Signature of Owner	Signature of Joint Owner

Date: _________________________________________

Name:

Please Print

Capacity/Title (if applicable):

Address:

Zip Code
Area Code and Telephone Number: (____)

____________________________________
Tax Identification or Social Security Number

MEDALLION SIGNATURE GUARANTEE
 (If required by Instruction 2 or 4)

Authorized Signature:

Name of Firm:

Please Print

Dated: _________________________

Exhibit B to Merger Agreement

SUBSTITUTE FORM W-9
[To be completed by all surrendering shareholders]
 (See Instruction 7)

Internal Revenue Service, Department of the Treasury
Payer’s request for taxpayer identification number

PART 1 - Please provide your correct taxpayer identification number below and certify by signing and dating below:

_______________________________________
Social Security Number or Employer ID Number

PART 2 - Certification - Under penalties of perjury, I certify that:

(1)	the number shown on this form is my taxpayer identification number (or I am waiting for a number to be issued to me) and

(2)
I am not subject to backup withholding because:  (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all income or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions:  You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding for any unreported interest or dividends on your tax return.  However if, after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).

SIGNATURE:   __________________________________               DATE: ___________________

PRINT NAME:

PART 3 - Awaiting taxpayer identification number

Certificate of Awaiting Taxpayer Identification Number

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future.  I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me thereafter will be withheld, but that such amounts will be refunded to me if I then provide a taxpayer identification number within 60 days.

SIGNATURE:   __________________________________               DATE: ___________________

PRINT NAME:

Exhibit B to Merger Agreement

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM WILL RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE.

SPECIAL ISSUANCE INSTRUCTIONS
 (see Instructions 2 and 4)

To be completed ONLY if certificates for Patriot Stock and the check representing cash in lieu of any fraction share are to be issued in the name of and delivered to someone other than the registered owner.

Issue certificates to:

Name:

Please Print
Address:

Zip Code
_________________________________
Tax Identification or Social Security No.

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for Patriot Stock issued in the name of the registered owner and the check representing cash in lieu of any fraction share are to be delivered to someone other than the registered owner or to the registered owner at an address other than the address shown above.

Mail certificates to:

Name:

Please Print
Address:

Exhibit B to Merger Agreement

INSTRUCTIONS

This Letter of Transmittal will instruct Patriot on how you want Patriot to exchange your Crossflo Stock in connection with the Merger.

1.           Execution and Delivery.    All Crossflo stock certificates must be accompanied by a completed and signed Letter of Transmittal.  You may choose any method you like to deliver these documents to the Exchange Agent; however, you assume all risks of non-delivery.  Delivery shall be effected, and risk of loss and title to the certificates transmitted shall pass, only upon receipt of the certificates by the Exchange Agent.  Accordingly, it is recommended that you send your certificates by registered mail and have them properly insured.

2.           Signatures.    You must sign the form exactly the way your name appears on the face of the certificates.  If the shares are owned by two or more persons, each must sign exactly as his or her name appears on the face of the certificate.  If the Crossflo Stock described on the Letter of Transmittal has been assigned by the registered owner, the form should be signed in exactly the same way as the name of the last transferee indicated on the certificates or transfer documents.

If the form is signed by anyone who does not appear as the registered owner of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers which are, in either case, signed by the registered owner as the name that appear on the certificates and that signature must be guaranteed by a member of the Medallion signature guarantee program.

If the form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or by any others acting in a representative or fiduciary capacity, the person signing, unless such person is the registered owner, must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded to the Exchange Agent with the Letter of Transmittal.

3.            Stock Certificates in Same Name.    If you are requesting that Patriot issue stock certificates in exactly the name that appears on the Crossflo stock certificates, you do not need to endorse the certificates submitted with this Letter of Transmittal.

4.           Stock Certificates in Different Name.    If you are requesting that Patriot issue stock certificates in a name other than exactly the name that appears on your Crossflo certificates, you must endorse your Crossflo certificates or send with them appropriately signed stock powers, and the signature on the form, as well as the signature on your certificates or on the stock powers, must be guaranteed by a member of the Medallion signature guarantee program.

5.           Lost Certificates.    If any of your Crossflo certificates have been lost, stolen, or destroyed, you must submit an affidavit of lost certificate satisfactory to the Exchange Agent, along with a bond of indemnity or other indemnity agreement on the Exchange Agent’s standard form.  Prior to sending such documents, please notify the Exchange Agent at the address shown on the first page of this Letter of Transmittal for further instructions.

6.           Miscellaneous.    A single Patriot stock certificate will be issued to you in exchange for all the shares of Crossflo Stock covered by this Letter of Transmittal.  Patriot will not issue any fractional shares of Patriot Stock in connection with the Merger.  If you would otherwise be entitled to receive a fraction of a Patriot share, you will instead receive a check in an amount equal to $[__.__] multiplied by such fraction.  The check for cash in lieu of a fractional share will be issued and delivered in accordance with the special instructions specified on the form for the issuance and delivery of Patriot stock certificates contained in the Letter of Transmittal.

Exhibit B to Merger Agreement

7.           Substitute Form W-9.    You are required to provide the Exchange Agent with a correct taxpayer identification number on the Substitute Form W-9 which is included as part of this Letter of Transmittal.  If you fail to provide the information on the form, you will be subject to 28% Federal income tax withholding.

8.           Questions and Requests for Information or Assistance.    If you have any questions or need assistance relating to the Letter of Transmittal please contact the Exchange Agent (telephone:  [___-___-____]).  You may obtain additional copies of the form from the Exchange Agent at the address indicated on the first page of the Letter of Transmittal or from Patriot at 6183 Paseo Del Norte, Suite 180, Carlsbad, California 92011 (telephone: (760) 547-2700).

           9.           Distributions of Patriot Shares; Dividends.    The Exchange Agent anticipates that certificates for Patriot Stock will be mailed to you approximately one to two weeks after receipt of your properly submitted Letter of Transmittal and your Crossflo stock certificates.  Until you surrender your Crossflo stock certificates with a properly completed Letter of Transmittal, Patriot will not pay any dividends or other distributions otherwise payable to you on the Patriot Stock. If a dividend or other distribution is paid on your Patriot Stock prior to the surrender of your Crossflo stock certificates and Letter of Transmittal, the Exchange Agent will hold your dividends or other distributions until such time as you have properly submitted the required documents.  Once processed, the Exchange Agent will issue to you the certificates for your Patriot Stock and will pay to you at that time any accumulated dividends or other distributions.

IMPORTANT: YOU ARE URGED TO COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL, TOGETHER WITH YOUR CROSSFLO STOCK CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS, PROMPTLY.  NO INTEREST OR CONSIDERATION WILL BE PAID IRRESPECTIVE OF WHEN YOUR CERTIFICATES ARE SURRENDERED TO THE EXCHANGE AGENT.

In no event will Patriot, the Exchange Agent or Crossflo be liable to you for any Patriot Stock, any related dividends, or any cash delivered by them in good faith to a public official under any applicable abandoned property, escheat, or similar law.  In no event will you be entitled to receive any interest on any cash to be distributed to you for fractional shares in connection with the Merger.

Exhibit C to Merger Agreement

ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”) is made and entered into as of [_________ ___], 2008, by and among Patriot Scientific Corporation, a Delaware corporation (“Patriot”), Crossflo Systems, Inc., a California corporation (“Crossflo”), and Union Bank of California, N.A. (the “Escrow Agent”).

PRELIMINARY STATEMENTS

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), made and entered into as of August 4, 2008, by and among Patriot, PTSC Acquisition 1 Corp., a California corporation and a wholly-owned subsidiary of Patriot (“Subcorp”), Crossflo, William Mohlenbrock, M.D., Renney Senn and Brian Mooney, Patriot intends to acquire all of the issued and outstanding shares of the capital stock of Crossflo, such that Crossflo becomes a wholly-owned subsidiary of Patriot, as more fully set forth in the Merger Agreement; and

WHEREAS, it is a condition to the consummation of the merger contemplated by the Merger Agreement that this Escrow Agreement be entered into by and among Patriot, Crossflo and Escrow Agent.  Capitalized terms used in this Escrow Agreement without definition shall have the meanings given to them in the Merger Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

1. Deposit in Escrow.  At the Effective Time (as defined in the Merger Agreement), Patriot shall deposit with the Escrow Agent [____________] shares of Patriot common stock.  The foregoing shares (together with any cash proceeds of any liquidation of any such shares), are referred to herein as the “Escrow Stock Amount” or the “Escrow Amount”).  The delivery of the Escrow Amount shall be effected via physical delivery of a certificate representing such shares issued in the name of Union Bank of California, N.A. as Escrow Agent.  The Escrow Agent shall vote the Escrow Stock Amount in accordance with written instructions to be received from Patriot.

2. Escrow Account.  The Escrow Amount shall be deposited by the Escrow Agent, immediately upon receipt, in an account (the “Escrow Account”) for the benefit of Patriot and the shareholders of Crossflo prior to the consummation of the merger pursuant to the Merger Agreement (“Crossflo Shareholders”).

3. Investment of Escrow Amount.  Except as otherwise instructed in writing by all of the parties hereto, any cash that may comprise the Escrow Amount shall be deposited by the Escrow Agent, until depletion, uninvested in an escrow account.  The Escrow Agent is authorized to disburse, in accordance with its customary procedures, cash comprising all or part of the Escrow Amount to provide for any payments required to be made pursuant to this Escrow Agreement.

Exhibit C to Merger Agreement
4. Disbursements.  Except with respect to any Disputed Amounts as to which claims are pending or have been paid pursuant to Section 5 below, one year following the Closing Date (as defined in the Merger Agreement), the Escrow Agent shall disburse the Escrow Amount in accordance with Section 2.5(c) of the Merger Agreement, which is incorporated by reference herein.

5. Claims.  In the event that Patriot has a claim to the Escrow Amount as described in Section 2.5(c)(i) of the Merger Agreement, then Patriot shall deliver a Notice (as defined below) to each shareholder of Crossflo and to the Escrow Agent (a “Claim Notice”), specifying in reasonable detail the amount and nature of the claim and requesting that the Escrow Agent make a disbursement to Patriot in the amount specified therein.

(a) Crossflo Shareholders having a beneficial interest in a majority of the shares constituting the Escrow Amount (“Crossflo Majority Shareholders”) shall have ten calendar days following receipt of a Claim Notice (the “Objection Period”) to deliver a Notice to the Escrow Agent and Patriot (an “Objection Notice”) objecting to all or any portion of the amount specified in the Claim Notice.

(b) If the Escrow Agent does not receive a timely Objection Notice, then the Escrow Agent shall pay the amount of the disbursement set forth in the Claim Notice from the Stock Escrow Amount.

(c) If the Escrow Agent does receive a timely Objection Notice, the Escrow Agent shall (i) disburse to Patriot, from the Escrow Amount, a number of shares equal in value to the portion, if any, of the amount specified in the Claim Notice to which the Crossflo Majority Shareholders do not object and (ii) segregate and hold, separate from the Stock Escrow Amount, a number of shares equal in value to the amount specified in the Claim Notice to which the Crossflo Majority Shareholders object (the portion of the Escrow Amount to be so segregated, a “Disputed Amount”).

(d) The Escrow Agent shall retain any Disputed Amount until the earlier of the receipt by the Escrow Agent of (i) a joint Notice from Patriot and the Crossflo Majority Shareholders indicating that the objection has been resolved and instructing the Escrow Agent to disburse or credit the Disputed Amount, or any applicable portion thereof, to Patriot and/or the shareholders of Crossflo, or (ii) a true and correct copy of a final, non-appealable decision of a court or arbitrator relating to such claim, ordering the Escrow Agent to disburse the Disputed Amount, at which time the Escrow Agent shall promptly disburse the Disputed Amount in accordance therewith.

(e) In the event of a disbursement to Patriot, if the resale of the shares of Patriot stock subject to the escrow is then registered under the Securities Act of 1933, as amended, Patriot may direct the Escrow Agent to sell an adequate number of shares such that the disbursement to Patriot may be made in cash.  If the resale of such shares is not then so registered, the disbursement to Patriot shall be made in shares valued in the manner described in the Merger Agreement.

Exhibit C to Merger Agreement

6. Term and Termination.  This Escrow Agreement shall expire, and the Escrow Account shall be closed, on the date upon which all of the Escrow Amount has been disbursed pursuant to this Agreement.

7. Concerning the Escrow Agent.

(a) The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement and the Acceptance of Escrow, the form of which is attached hereto as Exhibit A (the “Acceptance of Escrow”).  With the exception of this Agreement and the Acceptance of Escrow, the Escrow Agent is not responsible for, or chargeable with knowledge of, any terms or provisions contained in any underlying agreement referred to in this Agreement or any other separate agreements and understandings between the parties except as specifically incorporated by reference or used herein.  The Escrow Agent shall not be liable for the accuracy of any calculations or the sufficiency of funds for any purpose.

(b) The Escrow Agent shall not be liable to anyone whatsoever by reason of any error or judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence or willful misconduct.  Patriot and the shareholders of Crossflo shall, jointly and severally, indemnify and hold the Escrow Agent harmless from any and all liabilities and expenses (including, without limitation, its attorneys’ fees and expenses of litigation) which may arise out of or result from this Escrow Agreement or any action taken or omitted to be taken by it as Escrow Agent in accordance with this Escrow Agreement, as the same may be amended, modified or supplemented, except with respect to any such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Agent.

(c) The Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to it in writing jointly by Patriot and the Crossflo Majority Shareholders or pursuant to any provision of this Escrow Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it by Patriot or Crossflo Majority Shareholders and reasonably believed by it to be genuine and to have been signed and presented by the proper party or parties.

(d) The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving a Notice to Patriot and the shareholders of Crossflo and shall be discharged from its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided or upon the expiration of thirty (30) days after such Notice is given.  In the event of any such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the State of California and having a combined capital and surplus of not less than $10,000,000, shall be jointly appointed by Patriot and Crossflo Majority Shareholders.  Any such successor Escrow Agent shall deliver to Patriot and the shareholders of Crossflo a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Escrow Amount held by the predecessor Escrow Agent hereunder.

Exhibit C to Merger Agreement

(e) The Escrow Agent may consult with counsel to be selected and employed by it and shall be fully protected with respect to any action under this Escrow Agreement taken or suffered in good faith by the Escrow Agent in accordance with the opinion of such counsel.

(f) The Escrow Agent shall receive compensation for its services at its customary rates as in effect from time to time.  Such compensation, along with any other fees or expenses and related disbursements incurred by the Escrow Agent in carrying out its obligations hereunder prior to such date, shall be paid by Patriot.

8. Notices.  All notices and other communications hereunder (each, a “Notice”) shall be in writing and shall be deemed given if delivered personally, sent by facsimile (with written confirmation of successful delivery) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like Notice from such party to the other parties hereto).

(a) if to Patriot:

Patriot Scientific Corporation
6183 Paseo Del Norte, Suite 180
Carlsbad, California 92011
with a copy to:

The Law Office of Otto E. Sorensen
501 West Broadway, Suite 1310
San Diego, California 92101

(b) if to shareholders of Crossflo :

Crossflo Systems, Inc.
11995 El Camino Real
Suite 101
San Diego, California 92130
Attn: Chief Executive Officer
with a copy to:

DLA Piper US LLP
4365 Executive Drive, Suite 1100
San Diego, California 92121
Attn: Troy Zander, Esq.

Exhibit C to Merger Agreement

(c) if to the Escrow Agent:

Union Bank of California, N.A.
120 South San Pedro Street, Suite 400
Los Angeles, CA 90012
Attention: Corporate Trust Department
Facsimile:  (213) 972-5694

9. Miscellaneous.

(a) This Escrow Agreement, together with its schedules and exhibits, and the Merger Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

(b) This Escrow Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, executors, administrators, heirs, and/or assigns; provided, however, that none of the parties hereto except the Escrow Agent may make any assignment of this Escrow Agreement or any interest therein without the prior written consent of the other parties.

(c) Nothing in this Escrow Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries.

(d) This Escrow Agreement may be amended only by an instrument in writing duly executed by each of the parties hereto.

(e) When a reference is made in this Escrow Agreement to Section, such reference shall be to a Section of this Escrow Agreement unless otherwise indicated.  The headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

(f) This Escrow Agreement shall be governed by the laws of the State of California without regard to its conflict of laws rules. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(g) This Escrow Agreement may be executed in counterparts, which together shall constitute one and the same Escrow Agreement.  The parties may execute more than one copy of the Escrow Agreement, each of which shall constitute an original.  Signatures by facsimile or other electronic means shall be valid and enforceable.

(h) As between Patriot and Crossflo, anything in the Merger Agreement to the contrary notwithstanding, the rights and duties of Patriot and Crossflo to the Escrow Amount shall be governed by this Escrow Agreement.

Exhibit C to Merger Agreement

IN WITNESS WHEREOF, Patriot, Crossflo and the Escrow Agent have signed this Escrow Agreement as of the date first written above.

Patriot

By: ____________________________________
Name: ____________________________________
Title: ____________________________________

Crossflo

By: ____________________________________
Name: ____________________________________
Title: ____________________________________

ESCROW AGENT:

UNION BANK OF CALIFORNIA, N.A.

By: ____________________________________
Name: ____________________________________
Title: ____________________________________

Exhibit C to Merger Agreement
EXHIBIT A

ACCEPTANCE OF ESCROW

Union Bank of California, N.A. (hereinafter the “Escrow Agent”) hereby acknowledges receipt of a copy of an Escrow Agreement dated as of [_________ ___], 2008, entered into by Patriot, Crossflo, and the Escrow Agent, and in connection therewith Union Bank of California, N.A. agrees to act as Escrow Agent subject to the Conditions of Acceptance hereinafter set forth and made a part hereof.

Union Bank of California, N.A.

Dated:  [_________ ___], 2008                                                         By:  ________________________________
Name:  _____________________________
Its: ________________________________

CONDITIONS OF ACCEPTANCE

IN CONSIDERATION OF THE ACCEPTANCE OF THIS ESCROW BY UNION BANK OF CALIFORNIA, N.A., all of the parties agree that said acceptance is predicated upon the following conditions and stipulations and that any modification of escrow instructions shall also be subject to the following provisions:

1.           In the event of any conflict between the Escrow Agreement (hereinafter called the “Escrow Agreement”) and these Conditions of Acceptance, the latter shall prevail.

2.           The duties of the Escrow Agent are only such as are specifically provided herein and in the Escrow Agreement, being purely ministerial in nature, and the Escrow Agent shall incur no liability whatsoever, except for willful misconduct or gross negligence, so long as it has acted in good faith.

3.           The Escrow Agent shall be under no responsibility in respect of any of the items deposited with it other than to faithfully follow the instructions contained herein and in the Escrow Agreement.  The Escrow Agent may advise with counsel and shall be fully protected in any action taken in good faith in accordance with such advice.  The Escrow Agent shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of the Escrow unless requested to do so by the parties to the Escrow and indemnified as provided in the Escrow Agreement.  The Escrow Agent shall not be required to institute legal proceedings of any kind.

4.           The Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it nor for the identity or legal capacity of any party involved nor for the sufficiency of any agency nor for the genuineness of signatures to any papers or documents nor for the negotiability or marketability of any item deposited with it nor for any delay of the escrow contemplated hereunder (the “Escrow”) due to any cause beyond its control, and it shall be fully protected in acting in accordance with any written instructions given to it hereunder or under the Escrow Agreement and believed by it to have been signed by the proper parties.

Exhibit C to Merger Agreement

5.           The Escrow Agent shall be liable for only such funds and instruments as are actually deposited and received by it for the purpose of this Escrow and shall have a lien on all funds and instruments deposited with it for the purpose of securing any fees, costs or other charges incurred by it hereunder.

6.           The Escrow Agent shall not be liable for the payment of any funds in the event it shall be prevented from making payment by operation of law or otherwise.

7.           Provided the terms of the Escrow can be complied with, the Escrow Agent will not withhold completion and settlement thereof, unless restrained by order of court or served with some other similar legal proceeding, and in so doing, the Escrow Agent will not become liable to the undersigned, or to any other person, for its failure or refusal to comply with conflicting or adverse claims or demands.

8.           In the event of a dispute between the parties, an ambiguity in the provisions governing the Escrow or uncertainty on the part of the Escrow Agent as to how to proceed with the Escrow, such that the Escrow Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Escrow Agent may (a) refrain from taking any action other than to safely keep the items deposited hereunder until it shall have received joint written instructions from the parties to the Escrow, or (b) deposit the escrowed items into a court of competent jurisdiction and thereupon have no further duties or responsibilities in connection therewith.

9.           The Escrow Agent may resign at any time by delivering Notice at least thirty (30) days before the date upon which such resignation is to become effective to the parties to the Escrow who hereby agree to designate, by a written acceptance of such successor on or before such effective date, a successor Escrow Agent.  After the effective date of such resignation, the Escrow Agent shall be under no further obligation to perform any of the duties of Escrow Agent under the Escrow Agreement other than to deliver the entire assets of the Escrow to a properly designated successor Escrow Agent or to deal with such assets as provided in the preceding paragraph (8) hereof.  Any successor Escrow Agent shall have all of the duties, powers, rights and immunities conferred upon the Escrow Agent hereby or by the Escrow Agreement.  Any successor Escrow Agent may accept as complete and correct and may rely upon any accounting made by any prior Escrow Agent and shall not be subject to any liability or responsibility with respect to the prior administration by any prior Escrow Agent.

10.           The Escrow Agent shall be entitled to reasonable compensation for its services rendered hereunder and under the Escrow Agreement, as shown on the fee schedule attached hereto and marked as Schedule A, and Patriot agrees to pay the same in accordance with Section 7(f) of the Escrow Agreement upon receipt of the Escrow Agent’s statement therefor, and to make reimbursements to the Escrow Agent for out-of-pocket amounts expended and out-of-pocket expenses incurred, including fees for services and expenses of counsel, agents and attorneys in fact employed by the Escrow Agent; provided, such fees and expenses shall be paid from the Escrow but only from assets in Escrow which would otherwise be distributed to Patriot.

11.           As to the Escrow Agent, the terms and provisions of the Escrow Agreement and this Acceptance shall bind the executors, administrators, heirs, devisees, successors and assigns of the undersigned.

12.           The parties represent and warrant and further agree as follows:  (i) that they will supply, or cause to be supplied to the Escrow Agent the full name, address and tax payer identification number for each person entitled to receive interest or dividend income pursuant to the Escrow Agreement as well as additional information as the Escrow Agent may reasonably request in connection with its duties hereunder and will supply to the Escrow Agent any changes to the foregoing; and (ii) if any check deposited into the escrow account maintained by the Escrow Agent is returned to the Escrow Agent for any reason after the proceeds of such escrow account have been disbursed, the party for whose benefit such check was written shall immediately reimburse the Escrow Agent for the amount of such returned check and shall reimburse the Escrow Agent for all fees and expenses which it may incur as a result thereof.

Exhibit C to Merger Agreement

SCHEDULE A

UNION BANK OF CALIFORNIA, N.A.
CORPORATE TRUST SERVICES

Schedule of Fees
for
Escrow Agent Services

Escrow Agreement
among
Patriot,
Crossflo,
and
Union Bank of California, N.A.
________________________________________________

Acceptance and Set-up Fee: (Due and payable on the closing date.)	WAIVED
Annual Escrow Administration Fee: (First year’s fee is due and payable in advance on the closing date)	$ 3,000.00
Legal Counsel Fee: (use of Union Bank in-house legal counsel)	No Charge
Transactional Charges: Disbursements / wires (each): Investments (per sale/purchase/transfer):	$ 35.00 $ 60.00
Out-of-Pocket Expenses:	As Invoiced

Fees subject to acceptance and review by Union Bank of California, N.A.. of all documents pertaining to this transaction.

Exhibit D to Merger Agreement

INVESTMENT REPRESENTATION CERTIFICATE

Patriot Scientific Corporation
6183 Paseo Del Norte, Suite 180
Carlsbad, California 92011
Attention: Chief Financial Officer

Each of the undersigned executes and delivers this Investment Representation Certificate pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 4, 2008, by and among Patriot Scientific Corporation, a Delaware corporation (“Patriot” or “Buyer”), PTSC Acquisition 1 Corp., a California corporation and a wholly-owned subsidiary of Patriot (“Subcorp”), Crossflo Systems, Inc., a California corporation (“Crossflo”), William Mohlenbrock, M.D., Renney Senn and Brian Mooney (collectively, the “Crossflo Principal Officers”), pursuant to which Subcorp will be merged with and into Crossflo (the “Merger”).  The Merger Agreement provides, among other things, for the conversion of each share of Crossflo’s issued and outstanding capital stock (collectively, “Crossflo Stock”) into the right to receive (i) cash and (ii) a number of shares of Patriot common stock (“Patriot Stock”).  In connection with the Merger, each of the undersigned, as a stockholder of Crossflo, desires to exchange the undersigned’s shares of Crossflo Stock for shares of Patriot Stock and cash as set forth in the Merger Agreement.

Each of the undersigned represents, warrants and certifies to Patriot that:

1.
The undersigned is aware of the kind of information regarding Patriot that would be available in a registration statement filed under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and that the undersigned has had access to the same kind of information about Patriot that would be available in such a registration statement and such additional information necessary to verify the accuracy of such information;

2.
The undersigned has been referred to the Securities and Exchange Commission’s website at www.sec.gov, where copies of the following public filings of Patriot can be found: (i) Annual Report on Form 10-K, for the fiscal year ended May 31, 2007, filed with Securities and Exchange Commission on August 14, 2007; (ii) Proxy Statement for the 2007 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on September 27, 2007; (iii) Quarterly Report on Form 10-Q, for the quarter ended August 31, 2007, filed with the Securities and Exchange Commission on October 10, 2007; (iv) Quarterly Report on Form 10-Q, for the quarter ended November 30, 2007, filed with the Securities and Exchange Commission on January 9, 2008; (v) Quarterly Report on Form 10-Q, for the quarter ended February 29, 2008, filed with the Securities and Exchange Commission on April 9, 2008; (vi) Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2007; (vii) Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2007; (viii) Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2007; (ix) Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2008; (x) Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2008; (xi) Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2008; (xii) Current Report on Form 8-K filed with the Securities and Exchange Commission on April 11, 2008; (xiii) Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2008; (xiv) Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2008; (xv) Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2008; (xvi) Current Report on Form 8-K filed with the Securities and Exchange Commission on May 20, 2008; (xvii) Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2008; (xviii) Current Report on Form 8-K filed with the Securities and Exchange Commission on June 19, 2008; (xiv) Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2008; and (xv) Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2008;

Exhibit D to Merger Agreement

3.
The undersigned has been furnished with a brief description of (i) Patriot Stock, (ii) the use of the Patriot Stock in connection with the Merger, and (iii) any material changes in Patriot’s affairs that are not disclosed in the documents referred to in Section 2 above.

4.
The undersigned acknowledges that the undersigned has been afforded the opportunity to examine and copy all documents, books and records relating to Patriot that the undersigned has reasonably requested to examine (with any such requests directed to the Chief Financial Officer of Patriot by phone to (760) 547-2700) and that no requested information, oral or written, has been withheld from the undersigned unless such request was deemed unreasonable by Patriot;

5.
The undersigned is aware that there are economic variables and risks that could adversely affect an investment in Patriot Stock, and the undersigned has relied primarily on the undersigned’s own independent analysis and the analysis of the undersigned’s personal advisers to make an investment decision with respect to the Patriot Stock, has adequate means of providing for his or her current needs and personal contingencies, has no need for current income or liquidity in his or her investment in Patriot Stock, is able to bear the economic risks of this investment in Patriot Stock and can afford a complete loss of such investment;

6.
The undersigned is acquiring the Patriot Stock for such undersigned’s own account, for investment only, and not with a view to or for the sale, distribution or fractionalization thereof and will not take, or cause to be taken, any action which would cause the undersigned to be deemed an underwriter with respect to the Patriot Stock; and

7.
The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of this transaction and of an investment in Patriot Stock.

8.	The offer and issuance of Patriot Stock to the undersigned has not been accompanied by any general solicitation or general advertising.

9.
The undersigned understands and acknowledges that the Patriot Stock has not been registered for sale under the Securities Act and, therefore, cannot be resold unless registered under the Securities Act or an exemption from registration is available.  The certificate evidencing the Patriot Stock will be stamped or otherwise imprinted with a conspicuous legend in the form set forth in Section 2.4(j) of the Merger Agreement.

Exhibit D to Merger Agreement

IN WITNESS WHEREOF, each of the undersigned has signed this Investment Representation Certificate on the date set forth below.

Dated as of August [__], 2008                                           ____________________________________
Name: ______________________________
Address:
___________________________________
___________________________________

Schedule 1

Shareholder (informal name)	Legal Name of Trust/Entity	Company Name	Series A Preferred	Series B Preferred	Series C Preferred	Series D Preferred	Series E Preferred	Common	Cash invested or Note amount	Exchange Ratio	Cash consideration	Stock consideration
$.09/sh	$.35/sh	$.50/sh	$.50/sh	$1.00/sh
Cao	Minh	883,500	$0.00	0
Graham	Katherine	353,400	$0.00	0
Mooney	Brian	353,400	$0.00	0
Mooney	Brian	50,000	$0.00	0
Murphy	David B.	Saugatuck Energy	50,000	$0.00	0
Sweeney	Patrick	7,500	$0.00	0
Miera	James	5,000	$0.00	0
Collins	Gary	40,000	$0.00	0
Boone	Maxwell	10,000	$0.00	0
Gordan	Jay	10,000	$0.00	0
Redoglia	Donald	10,000	$0.00	0
Wechsler	Mark	10,000	$0.00	0
Arvantakis	James	10,000	$0.00	0
Senn	Susan	Susan E. Senn, Trustee, Susan E. Senn Trust dated June 17, 2002	250,000	$0.00	0
Armentrout	John	37,500	$0.00	0
Hartley	Angela	10,000	$0.00	0
Hartley	Angela	15,000	$0.00	0
Ramirez	Joseph B.	150,000	$0.00	0
Redoglia	Richard	Redoglia-Ashton Family Trust	150,500	$0.00	0
Kasino	Michael	10,000	$0.00	0
Orlando	Michael	Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999	25,000	$0.00	0
Miller	Jeanne	37,500	$0.00	0
Blasingame	James P. and Laurie	James P. Blasingame and Laurie Blasingame	10,000	$0.00	0
Seltzer	Don and Janie	Don Seltzer and Janie Seltzer	10,000	$0.00	0
Johnson	Lanny	7,500	$0.00	0
Hyde	Paul and Denise	Paul Hyde and Denise Hyde	5,000	$0.00	0
Trigger	Jeff and Carolyn	Jeff Trigger and Carolyn Trigger	5,000	$0.00	0
Henning	Joan	5,000	$0.00	0
Katzman	Louis and Sarah	Louis Katzman and Sarah Katzman	5,000	$0.00	0
Orlikoff	Jamie and Anita	Jamie Orlikoff and Anita Orlikoff	5,000	$0.00	0
Williams	Paul and Mary	Paul Williams and Mary Williams	5,000	$0.00	0
Linovitz	Raymond and Carol	Raymond Linovitz and Carol Linovitz	5,000	$0.00	0
Turk	Michael and Patricia	Michael Turk and Patricia Turk	5,000	$0.00	0
Bloom	Alan	2,500	$0.00	0
Chandler	James and Sue	James Chandler and Sue Chandler	2,500	$0.00	0
Giritsky	Alexander and Susie	Alexander Giritsky and Susie Giritsky	2,500	$0.00	0
Skelley	Glenna	2,500	$0.00	0
Shubin	Jack and Mary	Jack Shubin and Mary Shubin	2,500	$0.00	0
Stiska	Janet	2,500	$0.00	0
Lamp	Jeff and Carolyn	Jeff Lamp and Carolyn Lamp	2,500	$0.00	0
Oury	James	2,500	$0.00	0
Kassar	Barry and Avra	Barry Kassar and Avra Kassar	2,500	$0.00	0
Moreland	John and Susie	John Moreland and Susie Moreland	2,500	$0.00	0
Oury	Peggy	2,500	$0.00	0
Plummer	Glenn and Deborah	Glenn Plummer and Deborah Plummer	2,500	$0.00	0
Brown	Richard and Ellen	Richard Brown and Ellen Brown	2,500	$0.00	0
Robertson	Fred	2,500	$0.00	0
Hashemi	Said	Anesthesia Service Medical Group	2,500	$0.00	0
Sandke	Bill and Sue	Bill Sandke and Sue Sandke	2,500	$0.00	0
Alger	Shaun T. and Dani	Shaun T. Alger and Dani Alger	2,500	$0.00	0
Shoemaker	Stephen and Denise	Stephen Shoemaker and Denise Shoemaker	2,500	$0.00	0
Spiegler	Frederick	2,500	$0.00	0
Mohlenbrock	William	The Mohlenbrock Family Trust dated 2/19/1985	130,000	$0.00	0
Lakdawala	Nancy	2,500	$0.00	0
Fenn	Jeff	5,000	$0.00	0
Stiska	John	50,000	$0.00	0
Wagner	Winfield J.	5,625	$0.00	0
Wagner	Winfield J.	4,375	$0.00	0
Hartley	Angela	15,000	$0.00	0
Hartley	Angela	20,000	$0.00	0
Ryan	Michael	60,000	$0.00	0
Ullrich	Randy	60,000	$0.00	0
Orlando	Michael	Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999	25,000	$0.00	0
Walton	Jonathan	5,000	$0.00	0
Lanier, Sr.	Willie E.	Wachovia Securities	20,000	$0.00	0
Greene	Robert	NAIC	20,000	$0.00	0
Graham	Philip	80,000	$0.00	0
Waterhouse	Tom and Mary	Living Trust of Tom & Mary Waterhouse, UTD 11/6/89	5,000	$0.00	0
Redoglia	Richard	Redoglia-Ashton Family Trust	50,000	$0.00	0
Redoglia	Richard	Redoglia-Ashton Family Trust	20,000	$0.00	0
Redoglia	Richard	Redoglia-Ashton Family Trust	50,000	$0.00	0
Keller	Kevin	1995 Keller Family Trust	50,000	$0.00	0
Keller	Kevin	1995 Keller Family Trust	20,000	$0.00	0
Ryan	Joseph	Ryan Investments	c/o Venable LLP	20,000	$0.00	0
Martin	Michael	The Martin Family Trust	25,000	$0.00	0
Hardage	Samuel	Woodfin Suites Hotel	50,000	$0.00	0
Hardage	Samuel	Woodfin Suites Hotel	50,000	$0.00	0
Stiska	John	50,000	$0.00	0

Senn	Susan	Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002	1,116,000	$100,440.00
Breen	Timothy	5,000	$450.00
Hong	Marcus	2,500	$225.00
Ortiz	Terri	2,500	$225.00
Mohlenbrock	William	Mohlenbrock Family Trust Dated Feb. 19, 1985	1,933,700	$82,263.58

Mohlenbrock	William	Mohlenbrock Family Trust Dated Feb. 19, 1985	102,041	$25,000.00
Senn	Susan	Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002	102,041	$25,000.00
Collins	Gary	102,041	$35,714.35
Keller	Kevin	The 1995 Keller Family Trust	124,490	$43,571.50
Orlando	Michael	Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999	142,857	$49,999.95
Harris	William J.	The Harris Family Trust U/D/T 8/23/93	142,857	$49,999.95
Godfrey	John Joseph and Eleanor Lee	John Joseph and Eleanor Lee Godfrey Trust dated 3/1/93	71,429	$25,000.15
Edwards	Lori and Keith	Lori and Keith Edwards Family Trust dated 3/26/96	142,857	$49,999.95
Elam	Patricia Ann	Patricia Ann Elam Living Trust dated 8/19/1998	71,429	$25,000.15
Wenhe	Paul A.	100,000	$35,000.00
Vaught	John Michael and Shannon J.	John Michael Vaught and Shannon J. Vaught	71,429	$25,000.15
Engelman	David	Engelman Family Trust dated 5/7/92	71,500	$25,025.00
Marquand	Jean L.	100,000	$35,000.00
Lanier, Sr.	Willie E.	Wachovia Securities	30,000	$10,500.00
Sweeney	Kim R.	51,020	$17,857.00
Sweeney	Patrick	51,021	$17,857.35
Redoglia	Richard	Redoglia-Ashton Family Trust	428,571	$149,999.85
Equity Trust Co., Cust. FBO Joan G. Brown IRA #35462	75000	$26,250.00
Martin	Barry M.	285,714	$99,999.90

Hardage	Samuel A.	Woodfin Suite Hotels	400,000	$200,000.00
Redoglia	Richard	Redoglia-Ashton Family Trust	250,000	$125,000.00
Vaught	John Michael and Shannon J.	John Michael Vaught and Shannon J. Vaught	28,571	$14,285.50
Keller	Kevin	1995 Keller Family Trust	56,000	$28,000.00
Chen	Marie	40,000	$20,000.00
Sweeney	Patrick	10,000	$5,000.00
Metcalf	Terry K.	Metcalf Construction Company, Inc.	50,000	$25,000.00
Senn	Susan	Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002	20,000	$10,000.00
Ryan	Joseph	Ryan Investments, LLC	c/o Venable, LLP	100,000	$50,000.00
Orlando	Michael	Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999	50,000	$25,000.00
Mohlenbrock	William C. and Betty J.	Mohlenbrock Family Trust Dated Feb. 19, 1985	20,000	$10,000.00
Pao	Philip	Spectrum Electrical Services, Inc.	50,000	$25,000.00
Elam	Patricia Ann	Patricia Ann Elam Living Trust dated 8/19/1998	40,000	$20,000.00
Tribolet	William	Tribolet Family Trust dated August 12, 1993	50,000	$25,000.00
Redoglia	Douglas	80,000	$40,000.00
Goodin	William A.	100,000	$50,000.00
Miller	Tyler	Miller Family Trust dated 4/30/82	50,000	$25,000.00
Collini	Kenneth D.	40,000	$20,000.00
Alderson	Andrea and Richard S. Brklacich	Richard S. Brklacich and Andrea Alderson	60,000	$30,000.00
Murphy	David B.	Saugatuck Energy	500,000	$250,000.00
Allred	Allred Family Living Trust	100,000	$50,000.00
Kelley	Alexander	Kelley Living Trust dated November 22, 1988	50,000	$25,000.00
Whitlock	Sandra L.	50,000	$25,000.00
Piazza	David V. and Rosemarie	50,000	$25,000.00
Fricke	James C.	100,000	$50,000.00
Sullivan	Timothy J.	60,000	$30,000.00
Benelli	John D. and S. Tracy	John D. Benelli and S. Tracy Benelli	50,000	$25,000.00
Jensen	Jeff	Jensen Family Trust of 2001	100,000	$50,000.00
Curran	John J.	40,000	$20,000.00
Curran	John M.	200,000	$100,000.00
Funderburk	William W.	50,000	$25,000.00
Walsh	Michael	50,000	$25,000.00
Foley	William	50,000	$25,000.00
Silvay	Robert	100,000	$50,000.00
Equity Trust Co., Cust. FBO Joan G. Brown IRA #35462	50,000	$25,000.00
Jonke	Robert S.	50,000	$25,000.00
Cardelfe	Michael	50,000	$25,000.00
Kilkenny	Rita M.	25,000	$12,500.00
Kilkenny	Michael T.	25,000	$12,500.00
Slovenski	Richard	c/o BHP Billiton Marketing Asia Pacific	60,000	$30,000.00
Smith	Christopher P.	50,000	$25,000.00
Mohr	Gerald T.	Gerald T. Mohr Defined Benefit Pension Plan	80,000	$40,000.00
Whitmore	David D.	50,000	$25,000.00
Vanderweghe, Jr.	George William	50,000	$25,000.00
Metcalf	Terry K.	50,000	$25,000.00
Enstice	E. Thomas	220,000	$110,000.00
Kilkenny	Rita M.	10,000	$5,000.00
Kilkenny	Michael T.	10,000	$5,000.00
Wenhe	Paul A.	50,000	$25,000.00
DiCello	Daniel	The DiCello Trust	50,000	$25,000.00
Orlando	Michael	Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999	50,000	$25,000.00
Jacobs	Peter	150,000	$75,000.00
Goodwin	Douglas G.	60,000	$30,000.00
Duffie	David B.	David B. Duffie Trust UA dated 5/22/97	10,000	$5,000.00
Miera	James D.	50,000	$25,000.00
DiCello	Daniel	The DiCello Trust	50,000	$25,000.00
Graham	James D.	100,000	$50,000.00
Breckinridge	James R.	50,000	$25,000.00
Miller III	Tyler and Mary	Mary Miller and Tyler Miller III	10,000	$5,000.00
Miller	Grant Matthew	20,000	$10,000.00
Yrastorza	Tim and Arlin	Arlin Yrastorza and Tim Yrastorza	10,000	$5,000.00
Benson	David and Lauren	Davied Benson and Lauren Benson	10,000	$5,000.00
Robeson	Louanna E. Reither	Louanna E. Reithner Robeson, Trustee, Reithner Family Trust	50,000	$25,000.00
Robeson	Robert H.	Robert H. Robeson, Trustee, Robert Revocable Trust UA 08-29-78	50,000	$25,000.00
Allred	Douglas	Allred Family Living Trust	100,000	$50,000.00
MLPFS Cust. FBO Richard Redoglia	100,000	$50,000.00
Piazza	David V. and Rosemarie	David V. Piazza and Rosemarie Piazza	50,000	$25,000.00
Elam	Patricia Ann	Patricia Ann Elam Living Trust dated 8/19/1998	100,000	$50,000.00
Collini	Kenneth D.	30,000	$15,000.00
Jenkins	Mark Philip	50,000	$25,000.00
Kane	Richard E.	200,000	$100,000.00
DiCello	Daniel	The DiCello Trust	150,000	$75,000.00
Wechsler	Mark	20,000	$10,000.00
Arvantakis	James	30,000	$15,000.00
Redoglia	Douglas	40,000	$20,000.00
Baird	Jeffrey	Jeffrey Baird, TTE US Dtd. 05-19-1995	50,000	$25,000.00
Collins	Robert	J. Robert Collins, Jr.	100,000	$50,000.00
Davanon	Jeffrey	50,000	$25,000.00
Graham	Theodore W.	50,000	$25,000.00
Ascher	Robert J.	100,000	$50,000.00
Enstice	E. Thomas	230,000	$115,000.00
Mulford	Rand P.	First Regional Bank, FBO Rand P. Mulford IRA #005888	50,000	$25,000.00
Schmitz	Steven D.	Estate of Richard C. Schmitz	200,000	$100,000.00
Schmitz	Janet G.	100,000	$50,000.00
Clare	Brett and Amy	Brett Clare and Amy Clare	50,000	$25,000.00
Zoehrer	Herb	H.A. Zoehrer, Successor Trustee Survivor's Trust, Zoehrer Family Trust U/A Dtd. 2/9/1989	50,000	$25,000.00
Edwards	Keith	American Express Trust Company as Custodian for Keith C. Edwards IRA SPS A/C #5227-8496-6-02	50,000	$25,000.00
Smith	Robert C.	c/o Walter Smith Plumbing & Heating	20,000	$10,000.00
Chianese	Anthony P. and Margaret A.	Anthony P. Chianese and Margaret A. Chianese	20,000	$10,000.00
Blanchard	Robert L.	10,000	$5,000.00
Murphy	David B.	Saugatuck Energy	450,000	$225,000.00
Arends	Travis D. and Lisa M.	20,000	$10,000.00
Dugan	Joseph M.	Joseph M. Dugan and Jeanene A. Dugan	30,000	$15,000.00
Martin	Michael	The Martin Family Trust	60,000	$30,000.00
Walsh	Michael	USB Financial Services CDN FBO Michael Malsh	100,000	$50,000.00
Reese	Dean and Dran	Dean Howard Reese and Dran May Reese, Trustees of The Reese Family Trust dtd. 10/23/2006	60,000	$30,000.00
Dugan	Joseph	Joseph M. Dugan and Jeanene A. Dugan	150,000	$75,000.00
McHugh	Martin G.	10,000	$5,000.00
Redoglia	Richard	Redoglia-Ashton Family Trust	190,000	$95,000.00

Kirshner	Howard	200,000	$100,000.00
Aurilia	Ralph	100,000	$50,000.00
Perkins	David A.	100,000	$50,000.00
Smith	Kyle B.	50,000	$25,000.00
Delay	Tim	50,000	$25,000.00
Aurilia	Jerry	100,000	$50,000.00
Wenhe	Paul A.	Paul A. Wenhe and Jean L. Marquand	50,000	$25,000.00
Thompson	Robert	200,000	$100,000.00
Arends	Travis D. and Lisa M.	Travis D. Arends and Lisa M. Arends	10,000	$5,000.00
Dugan	Joseph J.	10,000	$5,000.00
Dugan	James M.	10,000	$5,000.00
LoPiccolo	Anne L.	10,000	$5,000.00
Dugan	Thomas M.	10,000	$5,000.00
Dugan	Daniel P.	10,000	$5,000.00
Dugan	Mary E.	10,000	$5,000.00
Mohr	Gerald T.	Gerald T. Mohr Defined Benefit Pension Plan	100,000	$50,000.00
Monaghan	Kevin	Winchester Partners Pension Plan UA Dtd. 5/21/01 FBO K. Monaghan	100,000	$50,000.00
Tidwell II	John W.	100,000	$50,000.00
Monaghan	Kevin	Winchester Partners	100,000	$50,000.00
Harris	Jerry M. and Susan G.	Jerry M. Harris and Susan G. Harris JT WROS	100,000	$50,000.00
Aden	Gary	100,000	$50,000.00
Summers	Ronald G. and Coralyn L.	Ronald G. and Coralyn L. Summers, Trustees of The Summers Family Trust dtd. 2/4/86	100,000	$50,000.00
Enstice	E. Thomas	Enstice Family Trust, E. Thomas Enstice, Trustee, Morgan Stanley	2,140,000	$1,070,000.00
Stiska	John	50,000	$25,000.00
Hite	Ernest and Terry	Ernest Hite and Terry Hite	50,000	$25,000.00
Cifaloglio	Thomas H.	Morgan Stanley & Co., as Custodian FBO Thomas H. Cifaloglio IRA	260,000	$130,000.00
DeClare	Brian Harmon	DeClare Investments Corp.	50,000	$25,000.00

Tidwell II	John W.	25,000	$25,000.00
Stanziale	Bruno A.	50,000	$50,000.00
Knittig	Timothy A.	Knittig Family Investments, LLC	50,000	$50,000.00
Adipietro	Joseph Jeffrey	150,000	$150,000.00
Breckinridge	James R.	10,000	$10,000.00
Viola	Vincent J.	750,000	$750,000.00
Salomon	David	250,000	$250,000.00
Crane-Baker	James	100,000	$100,000.00
Murphy	David	Saugatuck Energy	100,000	$100,000.00
Costello	Don	D Graham, L.C., a Virginia Limited Liability Company	750,000	$750,000.00
Saishu	Eihiro	EC-One, Inc.	848,176	$848,176.00
Waterhouse	Tom and Mary	Living Trust of Tom Williams Waterhouse and Mary Maurine Waterhouse, UTD 11/6/89	25,000	$25,000.00
Orlikoff	James E.	50,000	$50,000.00
Miller	George	Morgan Stanley DW Inc., Custodian FBO George Miller IA 8/14/92	200,000	$200,000.00
Slovenski	Richard	c/o BHP Billiton Marketing Asia Pacific	50,000	$50,000.00
Harrison	Eric A.	25,000	$25,000.00
Nonaka	Makoto	35,000	$35,000.00
Perry	Arthur	Perry Family Ltd. Partnership, LLP	100,000	$100,000.00
Lewis	Richard	Richard A. Lewis & Roberta D. Lewis Trust Dtd. 9-1-93	25,000	$25,000.00
Lewis	Richard	Richard A. Lewis & Roberta D. Lewis Trust Dtd. 9-1-93	25,000	$25,000.00
Baker	Charles	Charles L. Baker Family Trust	25,000	$25,000.00
Moser	Amy	TRISTAFF SEARCH	7,500	$7,500.00
McGuirk	James F.	James F. McGuirk II Living Trust	75,000	$75,000.00

3,059,700	2,266,297	7,664,571	4,170,000	3,725,676	3,485,800	$10,598,340.33

24,372,044

D. Graham L.C.	D. Graham L.C.	c/o Century Stair Company	$1,000,000.00
Orlando	Michael	Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999	$20,000.00
Senn	Renney	Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002	$11,000.00
Stiska	John	$25,000.00
Redoglia	Richard	$25,000.00
Slovenski	Richard	c/o BHP Billiton Marketing Asia Pacific	$20,000.00
Equity Trust Co., Cust. FBO Joan G. Brown IRA #35462	$40,000.00
Schmitz	Steven	$50,000.00
McGuirk	James	$25,000.00
Aden	Gary	$25,000.00
Zoehrer	H.A.	H.A. Zoehrer, Successor Trustee, Survivor[s Trust, Zoehrer Family Trust UA dated 2/8/89	$6,250.00
Rowland	Hunter	$30,000.00
Johnson	Dale A.	$30,000.00
Ryan	Joseph	Ryan Investments, LLC	$10,000.00
Richard A. Lewis & Roberta D. Lewis Trust dtd. 9/1/93	$25,000.00
Harrison	Eric A.	$15,000.00
McCook	William S.	Arcturus Advertising Company, Inc. Defined Benefit Pension Plan FBO William S. McCook	$25,000.00
Perry	Dr & Mrs. Arthur	Perry Family Limited Partnership LLP UTD 3/13/1977	$300,000.00
Patriot	Patriot Scientific Corporation	$400,000.00
Patriot	Patriot Scientific Corporation	$417,750.00

$2,500,000.00

Schedule 1A

Merger Consideration Allocation to Crossflo Shareholders at Closing

To Allocate and Distribute to All Crossflo Stockholders at Closing:					Ratio Calculation for Closing Allocation
Stock Consideration		$4,285,185	68.31%		Total Invested in Preferrred Stock			$10,598,340	100.00%
Cash Consideration		$1,987,815	31.69%		Merger Consideration at close			$6,273,000	59.19%
		$6,273,000	100.00%

Stockholder		Series A Preferred	Series B Preferred	Series C Preferred	Series D Preferred	Series E Preferred	Common	Investment	Exchange	Stock Consideration at closing	Cash Consideration at closing
	Price	$.09/sh	$.35/sh	$.50/sh	$.50/sh	$1.00/sh	N/A		Ratio
Cao	Minh						883,500	N/A	0.00%	$0.00	$0.00
Graham	Katherine						353,400	N/A	0.00%	$0.00	$0.00
Mooney	Brian						353,400	N/A	0.00%	$0.00	$0.00
Mooney	Brian						50,000	N/A	0.00%	$0.00	$0.00
Murphy	David B.						50,000	N/A	0.00%	$0.00	$0.00
Sweeney	Patrick						7,500	N/A	0.00%	$0.00	$0.00
Miera	James						5,000	N/A	0.00%	$0.00	$0.00
Collins	Gary						40,000	N/A	0.00%	$0.00	$0.00
Boone	Maxwell						10,000	N/A	0.00%	$0.00	$0.00
Gordan	Jay						10,000	N/A	0.00%	$0.00	$0.00
Redoglia	Donald						10,000	N/A	0.00%	$0.00	$0.00
Wechsler	Mark						10,000	N/A	0.00%	$0.00	$0.00
Arvantakis	James						10,000	N/A	0.00%	$0.00	$0.00
Susan E. Senn, Trustee, Susan E. Senn Trust dated June 17, 2002							250,000	N/A	0.00%	$0.00	$0.00
Armentrout	John						37,500	N/A	0.00%	$0.00	$0.00
Hartley	Angela						10,000	N/A	0.00%	$0.00	$0.00
Hartley	Angela						15,000	N/A	0.00%	$0.00	$0.00
Ramirez	Joseph B.						150,000	N/A	0.00%	$0.00	$0.00
Redoglia-Ashton Family Trust							150,500	N/A	0.00%	$0.00	$0.00
Kasino	Michael						10,000	N/A	0.00%	$0.00	$0.00
Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999							25,000	N/A	0.00%	$0.00	$0.00
Miller	Jeanne						37,500	N/A	0.00%	$0.00	$0.00
James P. Blasingame and Laurie Blasingame							10,000	N/A	0.00%	$0.00	$0.00
Don and Janie							10,000	N/A	0.00%	$0.00	$0.00
Johnson	Lanny						7,500	N/A	0.00%	$0.00	$0.00
Paul Hyde and Denise Hyde							5,000	N/A	0.00%	$0.00	$0.00
Jeff Trigger and Carolyn Trigger							5,000	N/A	0.00%	$0.00	$0.00
Henning	Joan						5,000	N/A	0.00%	$0.00	$0.00
Louis Katzman and Sarah Katzman							5,000	N/A	0.00%	$0.00	$0.00
Orlikoff	Jamie and Anita						5,000	N/A	0.00%	$0.00	$0.00
Paul Williams and Mary Williams							5,000	N/A	0.00%	$0.00	$0.00
Raymond Linovitz and Carol Linovitz							5,000	N/A	0.00%	$0.00	$0.00
Michael Turk and Patricia Turk							5,000	N/A	0.00%	$0.00	$0.00
Bloom	Alan						2,500	N/A	0.00%	$0.00	$0.00
James Chandler and Sue Chandler							2,500	N/A	0.00%	$0.00	$0.00
Alexander and Susie							2,500	N/A	0.00%	$0.00	$0.00
Skelley	Glenna						2,500	N/A	0.00%	$0.00	$0.00
Jack Shubin and Mary Shubin							2,500	N/A	0.00%	$0.00	$0.00
Stiska	Janet						2,500	N/A	0.00%	$0.00	$0.00
Jeff Lamp and Carolyn Lamp							2,500	N/A	0.00%	$0.00	$0.00
Oury	James						2,500	N/A	0.00%	$0.00	$0.00
Barry Kassar and Avra Kassar							2,500	N/A	0.00%	$0.00	$0.00
John Moreland and Susie Moreland							2,500	N/A	0.00%	$0.00	$0.00
Oury	Peggy						2,500	N/A	0.00%	$0.00	$0.00
Glenn Plummer and Deborah Plummer							2,500	N/A	0.00%	$0.00	$0.00
Richard Brown and Ellen Brown	Richard and Ellen						2,500	N/A	0.00%	$0.00	$0.00
Robertson	Fred						2,500	N/A	0.00%	$0.00	$0.00
Hashemi	Said						2,500	N/A	0.00%	$0.00	$0.00
Bill Sandke and Sue Sandke							2,500	N/A	0.00%	$0.00	$0.00
Shaun T. Alger and Dani Alger							2,500	N/A	0.00%	$0.00	$0.00
Stephen Shoemaker and Denise Shoemaker							2,500	N/A	0.00%	$0.00	$0.00
Spiegler	Frederick						2,500	N/A	0.00%	$0.00	$0.00
The Mohlenbrock Family Trust dated 2/19/1985							130,000	N/A	0.00%	$0.00	$0.00
Lakdawala	Nancy						2,500	N/A	0.00%	$0.00	$0.00
Fenn	Jeff						5,000	N/A	0.00%	$0.00	$0.00
Stiska	John						50,000	N/A	0.00%	$0.00	$0.00
Wagner	Winfield J.						5,625	N/A	0.00%	$0.00	$0.00
Wagner	Winfield J.						4,375	N/A	0.00%	$0.00	$0.00
Hartley	Angela						15,000	N/A	0.00%	$0.00	$0.00
Hartley	Angela						20,000	N/A	0.00%	$0.00	$0.00
Ryan	Michael						60,000	N/A	0.00%	$0.00	$0.00
Ullrich	Randy						60,000	N/A	0.00%	$0.00	$0.00
Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999							25,000	N/A	0.00%	$0.00	$0.00
Walton	Jonathan						5,000	N/A	0.00%	$0.00	$0.00
Lanier, Sr.	Willie E.						20,000	N/A	0.00%	$0.00	$0.00
Greene	Robert						20,000	N/A	0.00%	$0.00	$0.00
Graham	Philip						80,000	N/A	0.00%	$0.00	$0.00
Living Trust of Tom & Mary Waterhouse, UTD 11/6/89							5,000	N/A	0.00%	$0.00	$0.00
Redoglia-Ashton Family Trust							50,000	N/A	0.00%	$0.00	$0.00
Redoglia-Ashton Family Trust							20,000	N/A	0.00%	$0.00	$0.00
Redoglia-Ashton Family Trust							50,000	N/A	0.00%	$0.00	$0.00
1995 Keller Family Trust							50,000	N/A	0.00%	$0.00	$0.00
1995 Keller Family Trust							20,000	N/A	0.00%	$0.00	$0.00
Ryan Investments							20,000	N/A	0.00%	$0.00	$0.00
The Martin Family Trust							25,000	N/A	0.00%	$0.00	$0.00
Hardage	Samuel						50,000	N/A	0.00%	$0.00	$0.00
Hardage	Samuel						50,000	N/A	0.00%	$0.00	$0.00
Stiska	John						50,000	N/A	0.00%	$0.00	$0.00

Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002		1,116,000						$100,440.00	59.19%	$40,610.51	$18,838.43
Breen	Timothy	5,000						$450.00	59.19%	$181.95	$84.40
Hong	Marcus	2,500						$225.00	59.19%	$90.97	$42.20
Ortiz	Terri	2,500						$225.00	59.19%	$90.97	$42.20
Mohlenbrock Family Trust Dated Feb. 19, 1985		1,933,700						$82,263.58	59.19%	$33,261.31	$15,429.28

Mohlenbrock Family Trust Dated Feb. 19, 1985			102,041					$25,000.00	59.19%	$10,108.15	$4,688.98
Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002			102,041					$25,000.00	59.19%	$10,108.15	$4,688.98
Collins	Gary		102,041					$35,714.35	59.19%	$14,440.24	$6,698.55
The 1995 Keller Family Trust			124,490					$43,571.50	59.19%	$17,617.09	$8,172.23
Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999			142,857					$49,999.95	59.19%	$20,216.28	$9,377.94
The Harris Family Trust U/D/T 8/23/93			142,857					$49,999.95	59.19%	$20,216.28	$9,377.94
John Joseph and Eleanor Lee Godfrey Trust dated 3/1/93			71,429					$25,000.15	59.19%	$10,108.21	$4,689.01
Lori and Keith Edwards Family Trust dated 3/26/96			142,857					$49,999.95	59.19%	$20,216.28	$9,377.94
Patricia Ann Elam Living Trust dated 8/19/1998			71,429					$25,000.15	59.19%	$10,108.21	$4,689.01
Wenhe	Paul A.		100,000					$35,000.00	59.19%	$14,151.41	$6,564.57
John Michael Vaught and Shannon J. Vaught			71,429					$25,000.15	59.19%	$10,108.21	$4,689.01
Engelman Family Trust dated 5/7/92			71,500					$25,025.00	59.19%	$10,118.26	$4,693.67
Marquand	Jean L.		100,000					$35,000.00	59.19%	$14,151.41	$6,564.57
Lanier, Sr.	Willie E.		30,000					$10,500.00	59.19%	$4,245.42	$1,969.37
Sweeney	Kim R.		51,020					$17,857.00	59.19%	$7,220.05	$3,349.24
Sweeney	Patrick		51,021					$17,857.35	59.19%	$7,220.19	$3,349.31
Redoglia-Ashton Family Trust			428,571					$149,999.85	59.19%	$60,648.85	$28,133.83
Equity Trust Co., Cust. FBO Joan G. Brown IRA #35462			75000					$26,250.00	59.19%	$10,613.56	$4,923.43
Martin	Barry M.		285,714					$99,999.90	59.19%	$40,432.56	$18,755.89

Hardage	Samuel A.			400,000				$200,000.00	59.19%	$80,865.21	$37,511.82
Redoglia-Ashton Family Trust				250,000				$125,000.00	59.19%	$50,540.76	$23,444.89
John Michael Vaught and Shannon J. Vaught				28,571				$14,285.50	59.19%	$5,776.00	$2,679.38
1995 Keller Family Trust				56,000				$28,000.00	59.19%	$11,321.13	$5,251.65
Chen	Marie			40,000				$20,000.00	59.19%	$8,086.52	$3,751.18
Sweeney	Patrick			10,000				$5,000.00	59.19%	$2,021.63	$937.80
Metcalf	Terry K.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002				20,000				$10,000.00	59.19%	$4,043.26	$1,875.59
Ryan Investments, LLC				100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Mohlenbrock Family Trust Dated Feb. 19, 1985				20,000				$10,000.00	59.19%	$4,043.26	$1,875.59
Spectrum Electrical Services, Inc.				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Patricia Ann Elam Living Trust dated 8/19/1998				40,000				$20,000.00	59.19%	$8,086.52	$3,751.18
Tribolet Family Trust dated August 12, 1993				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Redoglia	Douglas			80,000				$40,000.00	59.19%	$16,173.04	$7,502.36
Goodin	William A.			100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Miller Family Trust dated 4/30/82				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Collini	Kenneth D.			40,000				$20,000.00	59.19%	$8,086.52	$3,751.18
Richard S. Brklacich and Andrea Alderson				60,000				$30,000.00	59.19%	$12,129.78	$5,626.77
Murphy	David B.			500,000				$250,000.00	59.19%	$101,081.51	$46,889.77
Allred Family Living Trust				100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Kelley Living Trust dated November 22, 1988				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Whitlock	Sandra L.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Piazza	David V. and Rosemarie			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Fricke	James C.			100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Sullivan	Timothy J.			60,000				$30,000.00	59.19%	$12,129.78	$5,626.77
John D. Benelli and S. Tracy Benelli				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Jensen Family Trust of 2001				100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Curran	John J.			40,000				$20,000.00	59.19%	$8,086.52	$3,751.18
Curran	John M.			200,000				$100,000.00	59.19%	$40,432.60	$18,755.91
Funderburk	William W.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Walsh	Michael			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Foley	William			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Silvay	Robert			100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Equity Trust Co., Cust. FBO Joan G. Brown IRA #35462				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Jonke	Robert S.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Cardelfe	Michael			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Kilkenny	Rita M.			25,000				$12,500.00	59.19%	$5,054.08	$2,344.49
Kilkenny	Michael T.			25,000				$12,500.00	59.19%	$5,054.08	$2,344.49
Slovenski	Richard			60,000				$30,000.00	59.19%	$12,129.78	$5,626.77
Smith	Christopher P.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Gerald T. Mohr Defined Benefit Pension Plan				80,000				$40,000.00	59.19%	$16,173.04	$7,502.36
Whitmore	David D.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Vanderweghe, Jr.	George William			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Metcalf	Terry K.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Enstice	E. Thomas			220,000				$110,000.00	59.19%	$44,475.86	$20,631.50
Kilkenny	Rita M.			10,000				$5,000.00	59.19%	$2,021.63	$937.80
Kilkenny	Michael T.			10,000				$5,000.00	59.19%	$2,021.63	$937.80
Wenhe	Paul A.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
DiCello	The DiCello Trust			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Orlando	Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Jacobs	Peter			150,000				$75,000.00	59.19%	$30,324.45	$14,066.93
Goodwin	Douglas G.			60,000				$30,000.00	59.19%	$12,129.78	$5,626.77
David B. Duffie Trust UA dated 5/22/97				10,000				$5,000.00	59.19%	$2,021.63	$937.80
Miera	James D.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
The DiCello Trust				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Graham	James D.			100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Breckinridge	James R.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Mary Miller and Tyler Miller III				10,000				$5,000.00	59.19%	$2,021.63	$937.80
Miller	Grant Matthew			20,000				$10,000.00	59.19%	$4,043.26	$1,875.59
Arlin Yrastorza and Tim Yrastorza				10,000				$5,000.00	59.19%	$2,021.63	$937.80
Davied Benson and Lauren Benson				10,000				$5,000.00	59.19%	$2,021.63	$937.80
Louanna E. Reithner Robeson, Trustee, Reithner Family Trust				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Robert H. Robeson, Trustee, Robert Revocable Trust UA 08-29-78				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Allred Family Living Trust				100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
MLPFS Cust. FBO Richard Redoglia				100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
David V. Piazza and Rosemarie Piazza				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Patricia Ann Elam Living Trust dated 8/19/1998				100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Collini	Kenneth D.			30,000				$15,000.00	59.19%	$6,064.89	$2,813.39
Jenkins	Mark Philip			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Kane	Richard E.			200,000				$100,000.00	59.19%	$40,432.60	$18,755.91
The DiCello Trust				150,000				$75,000.00	59.19%	$30,324.45	$14,066.93
Wechsler	Mark			20,000				$10,000.00	59.19%	$4,043.26	$1,875.59
Arvantakis	James			30,000				$15,000.00	59.19%	$6,064.89	$2,813.39
Redoglia	Douglas			40,000				$20,000.00	59.19%	$8,086.52	$3,751.18
Jeffrey Baird, TTE US Dtd. 05-19-1995				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
J. Robert Collins, Jr.				100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Davanon	Jeffrey			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Graham	Theodore W.			50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Ascher	Robert J.			100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Enstice	E. Thomas			230,000				$115,000.00	59.19%	$46,497.49	$21,569.29
First Regional Bank, FBO Rand P. Mulford IRA #005888				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Estate of Richard C. Schmitz				200,000				$100,000.00	59.19%	$40,432.60	$18,755.91
Schmitz	Janet G.			100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Brett Clare and Amy Clare				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
H.A. Zoehrer, Successor Trustee Survivor's Trust, Zoehrer Family Trust U/A Dtd. 2/9/1989				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
American Express Trust Company as Custodian for Keith C. Edwards IRA SPS A/C #5227-8496-6-02				50,000				$25,000.00	59.19%	$10,108.15	$4,688.98
Smith	Robert C.			20,000				$10,000.00	59.19%	$4,043.26	$1,875.59
Anthony P. Chianese and Margaret A. Chianese				20,000				$10,000.00	59.19%	$4,043.26	$1,875.59
Blanchard	Robert L.			10,000				$5,000.00	59.19%	$2,021.63	$937.80
Murphy	David B.			450,000				$225,000.00	59.19%	$90,973.36	$42,200.79
Travis D. and Lisa M.				20,000				$10,000.00	59.19%	$4,043.26	$1,875.59
Joseph M. Dugan and Jeanene A. Dugan				30,000				$15,000.00	59.19%	$6,064.89	$2,813.39
The Martin Family Trust				60,000				$30,000.00	59.19%	$12,129.78	$5,626.77
USB Financial Services CDN FBO Michael Malsh				100,000				$50,000.00	59.19%	$20,216.30	$9,377.95
Dean Howard Reese and Dran May Reese, Trustees of The Reese Family Trust dtd. 10/23/2006				60,000				$30,000.00	59.19%	$12,129.78	$5,626.77
Joseph M. Dugan and Jeanene A. Dugan				150,000				$75,000.00	59.19%	$30,324.45	$14,066.93
McHugh	Martin G.			10,000				$5,000.00	59.19%	$2,021.63	$937.80
Redoglia-Ashton Family Trust				190,000				$95,000.00	59.19%	$38,410.97	$17,818.11

Kirshner	Howard				200,000			$100,000.00	59.19%	$40,432.60	$18,755.91
Aurilia	Ralph				100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Perkins	David A.				100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Smith	Kyle B.				50,000			$25,000.00	59.19%	$10,108.15	$4,688.98
Delay	Tim				50,000			$25,000.00	59.19%	$10,108.15	$4,688.98
Aurilia	Jerry				100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Paul A. Wenhe and Jean L. Marquand					50,000			$25,000.00	59.19%	$10,108.15	$4,688.98
Thompson	Robert				200,000			$100,000.00	59.19%	$40,432.60	$18,755.91
Travis D. Arends and Lisa M. Arends					10,000			$5,000.00	59.19%	$2,021.63	$937.80
Dugan	Joseph J.				10,000			$5,000.00	59.19%	$2,021.63	$937.80
Dugan	James M.				10,000			$5,000.00	59.19%	$2,021.63	$937.80
LoPiccolo	Anne L.				10,000			$5,000.00	59.19%	$2,021.63	$937.80
Dugan	Thomas M.				10,000			$5,000.00	59.19%	$2,021.63	$937.80
Dugan	Daniel P.				10,000			$5,000.00	59.19%	$2,021.63	$937.80
Dugan	Mary E.				10,000			$5,000.00	59.19%	$2,021.63	$937.80
Gerald T. Mohr Defined Benefit Pension Plan					100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Winchester Partners Pension Plan UA Dtd. 5/21/01 FBO K. Monaghan					100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Tidwell II	John W.				100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Winchester Partners					100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Jerry M. Harris and Susan G. Harris JT WROS					100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Aden	Gary				100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Ronald G. and Coralyn L. Summers, Trustees of The Summers Family Trust dtd. 2/4/86					100,000			$50,000.00	59.19%	$20,216.30	$9,377.95
Enstice Family Trust, E. Thomas Enstice, Trustee, Morgan Stanley					2,140,000			$1,070,000.00	59.19%	$432,628.87	$200,688.22
Stiska	John				50,000			$25,000.00	59.19%	$10,108.15	$4,688.98
Ernest Hite and Terry Hite					50,000			$25,000.00	59.19%	$10,108.15	$4,688.98
Morgan Stanley & Co., as Custodian FBO Thomas H. Cifaloglio IRA					260,000			$130,000.00	59.19%	$52,562.39	$24,382.68
DeClare Investments Corp.					50,000			$25,000.00	59.19%	$10,108.15	$4,688.98

Tidwell II	John W.					25,000		$25,000.00	59.19%	$10,108.15	$4,688.98
Stanziale	Bruno A.					50,000		$50,000.00	59.19%	$20,216.30	$9,377.95
Knittig Family Investments, LLC						50,000		$50,000.00	59.19%	$20,216.30	$9,377.95
Adipietro	Joseph Jeffrey					150,000		$150,000.00	59.19%	$60,648.91	$28,133.86
Breckinridge	James R.					10,000		$10,000.00	59.19%	$4,043.26	$1,875.59
Viola	Vincent J.					750,000		$750,000.00	59.19%	$303,244.53	$140,669.31
Salomon	David					250,000		$250,000.00	59.19%	$101,081.51	$46,889.77
Crane-Baker	James					100,000		$100,000.00	59.19%	$40,432.60	$18,755.91
Murphy	David					100,000		$100,000.00	59.19%	$40,432.60	$18,755.91
D Graham, L.C., a Virginia Limited Liability Company						750,000		$750,000.00	59.19%	$303,244.53	$140,669.31
EC-One, Inc.						848,176		$848,176.00	59.19%	$342,939.65	$159,083.11
Living Trust of Tom Williams Waterhouse and Mary Maurine Waterhouse, UTD 11/6/89						25,000		$25,000.00	59.19%	$10,108.15	$4,688.98
Orlikoff	James E.					50,000		$50,000.00	59.19%	$20,216.30	$9,377.95
Morgan Stanley DW Inc., Custodian FBO George Miller IA 8/14/92						200,000		$200,000.00	59.19%	$80,865.21	$37,511.82
Slovenski	Richard					50,000		$50,000.00	59.19%	$20,216.30	$9,377.95
Harrison	Eric A.					25,000		$25,000.00	59.19%	$10,108.15	$4,688.98
Nonaka	Makoto					35,000		$35,000.00	59.19%	$14,151.41	$6,564.57
Perry Family Ltd. Partnership, LLP						100,000		$100,000.00	59.19%	$40,432.60	$18,755.91
Richard A. Lewis & Roberta D. Lewis Trust Dtd. 9-1-93						25,000		$25,000.00	59.19%	$10,108.15	$4,688.98
Richard A. Lewis & Roberta D. Lewis Trust Dtd. 9-1-93						25,000		$25,000.00	59.19%	$10,108.15	$4,688.98
Charles L. Baker Family Trust						25,000		$25,000.00	59.19%	$10,108.15	$4,688.98
TRISTAFF SEARCH						7,500		$7,500.00	59.19%	$3,032.45	$1,406.69
James F. McGuirk II Living Trust						75,000		$75,000.00	59.19%	$30,324.45	$14,066.93

		3,059,700	2,266,297	7,664,571	4,170,000	3,725,676	3,485,800	$10,598,340.33
										$4,285,185.00	$1,987,815.00
		Total	24,372,044
									Cross Check	$4,285,185.00	$1,987,815.00

Schedule 1B

Merger Consideration Allocation to Crossflo Shareholders at Closing

To Allocate and Distribute to All Crossflo Stockholders at Escrow Release:			Ratio Calculation for Escrow Allocation
Stock Consideration	$697,000	100.00%	Total Invested in Preferrred Stock	$10,598,340	100.00%
Cash Consideration	0	0.00%	Merger Consideration at close	$697,000	6.58%
	$697,000	100.00%

Stockholder		Series A Preferred	Series B Preferred	Series C Preferred	Series D Preferred	Series E Preferred	Common	Investment	Exchange Ratio	Stock Consideration at Escrow Release	Cash Consideration at Escrow release
	Price	$.09/sh	$.35/sh	$.50/sh	$.50/sh	$1.00/sh	N/A
Cao	Minh						883,500	N/A	0.00%	$0.00	$0.00
Graham	Katherine						353,400	N/A	0.00%	$0.00	$0.00
Mooney	Brian						353,400	N/A	0.00%	$0.00	$0.00
Mooney	Brian						50,000	N/A	0.00%	$0.00	$0.00
Murphy	David B.						50,000	N/A	0.00%	$0.00	$0.00
Sweeney	Patrick						7,500	N/A	0.00%	$0.00	$0.00
Miera	James						5,000	N/A	0.00%	$0.00	$0.00
Collins	Gary						40,000	N/A	0.00%	$0.00	$0.00
Boone	Maxwell						10,000	N/A	0.00%	$0.00	$0.00
Gordan	Jay						10,000	N/A	0.00%	$0.00	$0.00
Redoglia	Donald						10,000	N/A	0.00%	$0.00	$0.00
Wechsler	Mark						10,000	N/A	0.00%	$0.00	$0.00
Arvantakis	James						10,000	N/A	0.00%	$0.00	$0.00
Susan E. Senn, Trustee, Susan E. Senn Trust dated June 17, 2002							250,000	N/A	0.00%	$0.00	$0.00
Armentrout	John						37,500	N/A	0.00%	$0.00	$0.00
Hartley	Angela						10,000	N/A	0.00%	$0.00	$0.00
Hartley	Angela						15,000	N/A	0.00%	$0.00	$0.00
Ramirez	Joseph B.						150,000	N/A	0.00%	$0.00	$0.00
Redoglia-Ashton Family Trust							150,500	N/A	0.00%	$0.00	$0.00
Kasino	Michael						10,000	N/A	0.00%	$0.00	$0.00
Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999							25,000	N/A	0.00%	$0.00	$0.00
Miller	Jeanne						37,500	N/A	0.00%	$0.00	$0.00
James P. Blasingame and Laurie Blasingame							10,000	N/A	0.00%	$0.00	$0.00
Don and Janie							10,000	N/A	0.00%	$0.00	$0.00
Johnson	Lanny						7,500	N/A	0.00%	$0.00	$0.00
Paul Hyde and Denise Hyde							5,000	N/A	0.00%	$0.00	$0.00
Jeff Trigger and Carolyn Trigger							5,000	N/A	0.00%	$0.00	$0.00
Henning	Joan						5,000	N/A	0.00%	$0.00	$0.00
Louis Katzman and Sarah Katzman							5,000	N/A	0.00%	$0.00	$0.00
Orlikoff	Jamie and Anita						5,000	N/A	0.00%	$0.00	$0.00
Paul Williams and Mary Williams							5,000	N/A	0.00%	$0.00	$0.00
Raymond Linovitz and Carol Linovitz							5,000	N/A	0.00%	$0.00	$0.00
Michael Turk and Patricia Turk							5,000	N/A	0.00%	$0.00	$0.00
Bloom	Alan						2,500	N/A	0.00%	$0.00	$0.00
James Chandler and Sue Chandler							2,500	N/A	0.00%	$0.00	$0.00
Alexander and Susie							2,500	N/A	0.00%	$0.00	$0.00
Skelley	Glenna						2,500	N/A	0.00%	$0.00	$0.00
Jack Shubin and Mary Shubin							2,500	N/A	0.00%	$0.00	$0.00
Stiska	Janet						2,500	N/A	0.00%	$0.00	$0.00
Jeff Lamp and Carolyn Lamp							2,500	N/A	0.00%	$0.00	$0.00
Oury	James						2,500	N/A	0.00%	$0.00	$0.00
Barry Kassar and Avra Kassar							2,500	N/A	0.00%	$0.00	$0.00
John Moreland and Susie Moreland							2,500	N/A	0.00%	$0.00	$0.00
Oury	Peggy						2,500	N/A	0.00%	$0.00	$0.00
Glenn Plummer and Deborah Plummer							2,500	N/A	0.00%	$0.00	$0.00
Richard Brown and Ellen Brown	Richard and Ellen						2,500	N/A	0.00%	$0.00	$0.00
Robertson	Fred						2,500	N/A	0.00%	$0.00	$0.00
Hashemi	Said						2,500	N/A	0.00%	$0.00	$0.00
Bill Sandke and Sue Sandke							2,500	N/A	0.00%	$0.00	$0.00
Shaun T. Alger and Dani Alger							2,500	N/A	0.00%	$0.00	$0.00
Stephen Shoemaker and Denise Shoemaker							2,500	N/A	0.00%	$0.00	$0.00
Spiegler	Frederick						2,500	N/A	0.00%	$0.00	$0.00
The Mohlenbrock Family Trust dated 2/19/1985							130,000	N/A	0.00%	$0.00	$0.00
Lakdawala	Nancy						2,500	N/A	0.00%	$0.00	$0.00
Fenn	Jeff						5,000	N/A	0.00%	$0.00	$0.00
Stiska	John						50,000	N/A	0.00%	$0.00	$0.00
Wagner	Winfield J.						5,625	N/A	0.00%	$0.00	$0.00
Wagner	Winfield J.						4,375	N/A	0.00%	$0.00	$0.00
Hartley	Angela						15,000	N/A	0.00%	$0.00	$0.00
Hartley	Angela						20,000	N/A	0.00%	$0.00	$0.00
Ryan	Michael						60,000	N/A	0.00%	$0.00	$0.00
Ullrich	Randy						60,000	N/A	0.00%	$0.00	$0.00
Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999							25,000	N/A	0.00%	$0.00	$0.00
Walton	Jonathan						5,000	N/A	0.00%	$0.00	$0.00
Lanier, Sr.	Willie E.						20,000	N/A	0.00%	$0.00	$0.00
Greene	Robert						20,000	N/A	0.00%	$0.00	$0.00
Graham	Philip						80,000	N/A	0.00%	$0.00	$0.00
Living Trust of Tom & Mary Waterhouse, UTD 11/6/89							5,000	N/A	0.00%	$0.00	$0.00
Redoglia-Ashton Family Trust							50,000	N/A	0.00%	$0.00	$0.00
Redoglia-Ashton Family Trust							20,000	N/A	0.00%	$0.00	$0.00
Redoglia-Ashton Family Trust							50,000	N/A	0.00%	$0.00	$0.00
1995 Keller Family Trust							50,000	N/A	0.00%	$0.00	$0.00
1995 Keller Family Trust							20,000	N/A	0.00%	$0.00	$0.00
Ryan Investments							20,000	N/A	0.00%	$0.00	$0.00
The Martin Family Trust							25,000	N/A	0.00%	$0.00	$0.00
Hardage	Samuel						50,000	N/A	0.00%	$0.00	$0.00
Hardage	Samuel						50,000	N/A	0.00%	$0.00	$0.00
Stiska	John						50,000	N/A	0.00%	$0.00	$0.00

Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002		1,116,000						$100,440.00	6.58%	$6,605.44	$0.00
Breen	Timothy	5,000						$450.00	6.58%	$29.59	$0.00
Hong	Marcus	2,500						$225.00	6.58%	$14.80	$0.00
Ortiz	Terri	2,500						$225.00	6.58%	$14.80	$0.00
Mohlenbrock Family Trust Dated Feb. 19, 1985		1,933,700						$82,263.58	6.58%	$5,410.07	$0.00

Mohlenbrock Family Trust Dated Feb. 19, 1985			102,041					$25,000.00	6.58%	$1,644.13	$0.00
Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002			102,041					$25,000.00	6.58%	$1,644.13	$0.00
Collins	Gary		102,041					$35,714.35	6.58%	$2,348.75	$0.00
The 1995 Keller Family Trust			124,490					$43,571.50	6.58%	$2,865.48	$0.00
Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999			142,857					$49,999.95	6.58%	$3,288.25	$0.00
The Harris Family Trust U/D/T 8/23/93			142,857					$49,999.95	6.58%	$3,288.25	$0.00
John Joseph and Eleanor Lee Godfrey Trust dated 3/1/93			71,429					$25,000.15	6.58%	$1,644.14	$0.00
Lori and Keith Edwards Family Trust dated 3/26/96			142,857					$49,999.95	6.58%	$3,288.25	$0.00
Patricia Ann Elam Living Trust dated 8/19/1998			71,429					$25,000.15	6.58%	$1,644.14	$0.00
Wenhe	Paul A.		100,000					$35,000.00	6.58%	$2,301.78	$0.00
John Michael Vaught and Shannon J. Vaught			71,429					$25,000.15	6.58%	$1,644.14	$0.00
Engelman Family Trust dated 5/7/92			71,500					$25,025.00	6.58%	$1,645.77	$0.00
Marquand	Jean L.		100,000					$35,000.00	6.58%	$2,301.78	$0.00
Lanier, Sr.	Willie E.		30,000					$10,500.00	6.58%	$690.53	$0.00
Sweeney	Kim R.		51,020					$17,857.00	6.58%	$1,174.37	$0.00
Sweeney	Patrick		51,021					$17,857.35	6.58%	$1,174.39	$0.00
Redoglia-Ashton Family Trust			428,571					$149,999.85	6.58%	$9,864.74	$0.00
Equity Trust Co., Cust. FBO Joan G. Brown IRA #35462			75000					$26,250.00	6.58%	$1,726.33	$0.00
Martin	Barry M.		285,714					$99,999.90	6.58%	$6,576.49	$0.00

Hardage	Samuel A.			400,000				$200,000.00	6.58%	$13,153.00	$0.00
Redoglia-Ashton Family Trust				250,000				$125,000.00	6.58%	$8,220.63	$0.00
John Michael Vaught and Shannon J. Vaught				28,571				$14,285.50	6.58%	$939.49	$0.00
1995 Keller Family Trust				56,000				$28,000.00	6.58%	$1,841.42	$0.00
Chen	Marie			40,000				$20,000.00	6.58%	$1,315.30	$0.00
Sweeney	Patrick			10,000				$5,000.00	6.58%	$328.83	$0.00
Metcalf	Terry K.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Susan E. Senn, Trustee, Susan E. Senn Trust Dated June 17, 2002				20,000				$10,000.00	6.58%	$657.65	$0.00
Ryan Investments, LLC				100,000				$50,000.00	6.58%	$3,288.25	$0.00
Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Mohlenbrock Family Trust Dated Feb. 19, 1985				20,000				$10,000.00	6.58%	$657.65	$0.00
Spectrum Electrical Services, Inc.				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Patricia Ann Elam Living Trust dated 8/19/1998				40,000				$20,000.00	6.58%	$1,315.30	$0.00
Tribolet Family Trust dated August 12, 1993				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Redoglia	Douglas			80,000				$40,000.00	6.58%	$2,630.60	$0.00
Goodin	William A.			100,000				$50,000.00	6.58%	$3,288.25	$0.00
Miller Family Trust dated 4/30/82				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Collini	Kenneth D.			40,000				$20,000.00	6.58%	$1,315.30	$0.00
Richard S. Brklacich and Andrea Alderson				60,000				$30,000.00	6.58%	$1,972.95	$0.00
Murphy	David B.			500,000				$250,000.00	6.58%	$16,441.25	$0.00
Allred Family Living Trust				100,000				$50,000.00	6.58%	$3,288.25	$0.00
Kelley Living Trust dated November 22, 1988				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Whitlock	Sandra L.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Piazza	David V. and Rosemarie			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Fricke	James C.			100,000				$50,000.00	6.58%	$3,288.25	$0.00
Sullivan	Timothy J.			60,000				$30,000.00	6.58%	$1,972.95	$0.00
John D. Benelli and S. Tracy Benelli				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Jensen Family Trust of 2001				100,000				$50,000.00	6.58%	$3,288.25	$0.00
Curran	John J.			40,000				$20,000.00	6.58%	$1,315.30	$0.00
Curran	John M.			200,000				$100,000.00	6.58%	$6,576.50	$0.00
Funderburk	William W.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Walsh	Michael			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Foley	William			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Silvay	Robert			100,000				$50,000.00	6.58%	$3,288.25	$0.00
Equity Trust Co., Cust. FBO Joan G. Brown IRA #35462				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Jonke	Robert S.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Cardelfe	Michael			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Kilkenny	Rita M.			25,000				$12,500.00	6.58%	$822.06	$0.00
Kilkenny	Michael T.			25,000				$12,500.00	6.58%	$822.06	$0.00
Slovenski	Richard			60,000				$30,000.00	6.58%	$1,972.95	$0.00
Smith	Christopher P.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Gerald T. Mohr Defined Benefit Pension Plan				80,000				$40,000.00	6.58%	$2,630.60	$0.00
Whitmore	David D.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Vanderweghe, Jr.	George William			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Metcalf	Terry K.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Enstice	E. Thomas			220,000				$110,000.00	6.58%	$7,234.15	$0.00
Kilkenny	Rita M.			10,000				$5,000.00	6.58%	$328.83	$0.00
Kilkenny	Michael T.			10,000				$5,000.00	6.58%	$328.83	$0.00
Wenhe	Paul A.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
DiCello	The DiCello Trust			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Orlando	Michael P. Orlando Family Trust of 1995 dated 12/14/1995 as Amended and Restated 12/8/1999			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Jacobs	Peter			150,000				$75,000.00	6.58%	$4,932.38	$0.00
Goodwin	Douglas G.			60,000				$30,000.00	6.58%	$1,972.95	$0.00
David B. Duffie Trust UA dated 5/22/97				10,000				$5,000.00	6.58%	$328.83	$0.00
Miera	James D.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
The DiCello Trust				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Graham	James D.			100,000				$50,000.00	6.58%	$3,288.25	$0.00
Breckinridge	James R.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Mary Miller and Tyler Miller III				10,000				$5,000.00	6.58%	$328.83	$0.00
Miller	Grant Matthew			20,000				$10,000.00	6.58%	$657.65	$0.00
Arlin Yrastorza and Tim Yrastorza				10,000				$5,000.00	6.58%	$328.83	$0.00
Davied Benson and Lauren Benson				10,000				$5,000.00	6.58%	$328.83	$0.00
Louanna E. Reithner Robeson, Trustee, Reithner Family Trust				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Robert H. Robeson, Trustee, Robert Revocable Trust UA 08-29-78				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Allred Family Living Trust				100,000				$50,000.00	6.58%	$3,288.25	$0.00
MLPFS Cust. FBO Richard Redoglia				100,000				$50,000.00	6.58%	$3,288.25	$0.00
David V. Piazza and Rosemarie Piazza				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Patricia Ann Elam Living Trust dated 8/19/1998				100,000				$50,000.00	6.58%	$3,288.25	$0.00
Collini	Kenneth D.			30,000				$15,000.00	6.58%	$986.48	$0.00
Jenkins	Mark Philip			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Kane	Richard E.			200,000				$100,000.00	6.58%	$6,576.50	$0.00
The DiCello Trust				150,000				$75,000.00	6.58%	$4,932.38	$0.00
Wechsler	Mark			20,000				$10,000.00	6.58%	$657.65	$0.00
Arvantakis	James			30,000				$15,000.00	6.58%	$986.48	$0.00
Redoglia	Douglas			40,000				$20,000.00	6.58%	$1,315.30	$0.00
Jeffrey Baird, TTE US Dtd. 05-19-1995				50,000				$25,000.00	6.58%	$1,644.13	$0.00
J. Robert Collins, Jr.				100,000				$50,000.00	6.58%	$3,288.25	$0.00
Davanon	Jeffrey			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Graham	Theodore W.			50,000				$25,000.00	6.58%	$1,644.13	$0.00
Ascher	Robert J.			100,000				$50,000.00	6.58%	$3,288.25	$0.00
Enstice	E. Thomas			230,000				$115,000.00	6.58%	$7,562.98	$0.00
First Regional Bank, FBO Rand P. Mulford IRA #005888				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Estate of Richard C. Schmitz				200,000				$100,000.00	6.58%	$6,576.50	$0.00
Schmitz	Janet G.			100,000				$50,000.00	6.58%	$3,288.25	$0.00
Brett Clare and Amy Clare				50,000				$25,000.00	6.58%	$1,644.13	$0.00
H.A. Zoehrer, Successor Trustee Survivor's Trust, Zoehrer Family Trust U/A Dtd. 2/9/1989				50,000				$25,000.00	6.58%	$1,644.13	$0.00
American Express Trust Company as Custodian for Keith C. Edwards IRA SPS A/C #5227-8496-6-02				50,000				$25,000.00	6.58%	$1,644.13	$0.00
Smith	Robert C.			20,000				$10,000.00	6.58%	$657.65	$0.00
Anthony P. Chianese and Margaret A. Chianese				20,000				$10,000.00	6.58%	$657.65	$0.00
Blanchard	Robert L.			10,000				$5,000.00	6.58%	$328.83	$0.00
Murphy	David B.			450,000				$225,000.00	6.58%	$14,797.13	$0.00
Travis D. and Lisa M.				20,000				$10,000.00	6.58%	$657.65	$0.00
Joseph M. Dugan and Jeanene A. Dugan				30,000				$15,000.00	6.58%	$986.48	$0.00
The Martin Family Trust				60,000				$30,000.00	6.58%	$1,972.95	$0.00
USB Financial Services CDN FBO Michael Malsh				100,000				$50,000.00	6.58%	$3,288.25	$0.00
Dean Howard Reese and Dran May Reese, Trustees of The Reese Family Trust dtd. 10/23/2006				60,000				$30,000.00	6.58%	$1,972.95	$0.00
Joseph M. Dugan and Jeanene A. Dugan				150,000				$75,000.00	6.58%	$4,932.38	$0.00
McHugh	Martin G.			10,000				$5,000.00	6.58%	$328.83	$0.00
Redoglia-Ashton Family Trust				190,000				$95,000.00	6.58%	$6,247.68	$0.00

Kirshner	Howard				200,000			$100,000.00	6.58%	$6,576.50	$0.00
Aurilia	Ralph				100,000			$50,000.00	6.58%	$3,288.25	$0.00
Perkins	David A.				100,000			$50,000.00	6.58%	$3,288.25	$0.00
Smith	Kyle B.				50,000			$25,000.00	6.58%	$1,644.13	$0.00
Delay	Tim				50,000			$25,000.00	6.58%	$1,644.13	$0.00
Aurilia	Jerry				100,000			$50,000.00	6.58%	$3,288.25	$0.00
Paul A. Wenhe and Jean L. Marquand					50,000			$25,000.00	6.58%	$1,644.13	$0.00
Thompson	Robert				200,000			$100,000.00	6.58%	$6,576.50	$0.00
Travis D. Arends and Lisa M. Arends					10,000			$5,000.00	6.58%	$328.83	$0.00
Dugan	Joseph J.				10,000			$5,000.00	6.58%	$328.83	$0.00
Dugan	James M.				10,000			$5,000.00	6.58%	$328.83	$0.00
LoPiccolo	Anne L.				10,000			$5,000.00	6.58%	$328.83	$0.00
Dugan	Thomas M.				10,000			$5,000.00	6.58%	$328.83	$0.00
Dugan	Daniel P.				10,000			$5,000.00	6.58%	$328.83	$0.00
Dugan	Mary E.				10,000			$5,000.00	6.58%	$328.83	$0.00
Gerald T. Mohr Defined Benefit Pension Plan					100,000			$50,000.00	6.58%	$3,288.25	$0.00
Winchester Partners Pension Plan UA Dtd. 5/21/01 FBO K. Monaghan					100,000			$50,000.00	6.58%	$3,288.25	$0.00
Tidwell II	John W.				100,000			$50,000.00	6.58%	$3,288.25	$0.00
Winchester Partners					100,000			$50,000.00	6.58%	$3,288.25	$0.00
Jerry M. Harris and Susan G. Harris JT WROS					100,000			$50,000.00	6.58%	$3,288.25	$0.00
Aden	Gary				100,000			$50,000.00	6.58%	$3,288.25	$0.00
Ronald G. and Coralyn L. Summers, Trustees of The Summers Family Trust dtd. 2/4/86					100,000			$50,000.00	6.58%	$3,288.25	$0.00
Enstice Family Trust, E. Thomas Enstice, Trustee, Morgan Stanley					2,140,000			$1,070,000.00	6.58%	$70,368.56	$0.00
Stiska	John				50,000			$25,000.00	6.58%	$1,644.13	$0.00
Ernest Hite and Terry Hite					50,000			$25,000.00	6.58%	$1,644.13	$0.00
Morgan Stanley & Co., as Custodian FBO Thomas H. Cifaloglio IRA					260,000			$130,000.00	6.58%	$8,549.45	$0.00
DeClare Investments Corp.					50,000			$25,000.00	6.58%	$1,644.13	$0.00

Tidwell II	John W.					25,000		$25,000.00	6.58%	$1,644.13	$0.00
Stanziale	Bruno A.					50,000		$50,000.00	6.58%	$3,288.25	$0.00
Knittig Family Investments, LLC						50,000		$50,000.00	6.58%	$3,288.25	$0.00
Adipietro	Joseph Jeffrey					150,000		$150,000.00	6.58%	$9,864.75	$0.00
Breckinridge	James R.					10,000		$10,000.00	6.58%	$657.65	$0.00
Viola	Vincent J.					750,000		$750,000.00	6.58%	$49,323.76	$0.00
Salomon	David					250,000		$250,000.00	6.58%	$16,441.25	$0.00
Crane-Baker	James					100,000		$100,000.00	6.58%	$6,576.50	$0.00
Murphy	David					100,000		$100,000.00	6.58%	$6,576.50	$0.00
D Graham, L.C., a Virginia Limited Liability Company						750,000		$750,000.00	6.58%	$49,323.76	$0.00
EC-One, Inc.						848,176		$848,176.00	6.58%	$55,780.31	$0.00
Living Trust of Tom Williams Waterhouse and Mary Maurine Waterhouse, UTD 11/6/89						25,000		$25,000.00	6.58%	$1,644.13	$0.00
Orlikoff	James E.					50,000		$50,000.00	6.58%	$3,288.25	$0.00
Morgan Stanley DW Inc., Custodian FBO George Miller IA 8/14/92						200,000		$200,000.00	6.58%	$13,153.00	$0.00
Slovenski	Richard					50,000		$50,000.00	6.58%	$3,288.25	$0.00
Harrison	Eric A.					25,000		$25,000.00	6.58%	$1,644.13	$0.00
Nonaka	Makoto					35,000		$35,000.00	6.58%	$2,301.78	$0.00
Perry Family Ltd. Partnership, LLP						100,000		$100,000.00	6.58%	$6,576.50	$0.00
Richard A. Lewis & Roberta D. Lewis Trust Dtd. 9-1-93						25,000		$25,000.00	6.58%	$1,644.13	$0.00
Richard A. Lewis & Roberta D. Lewis Trust Dtd. 9-1-93						25,000		$25,000.00	6.58%	$1,644.13	$0.00
Charles L. Baker Family Trust						25,000		$25,000.00	6.58%	$1,644.13	$0.00
TRISTAFF SEARCH						7,500		$7,500.00	6.58%	$493.24	$0.00
James F. McGuirk II Living Trust						75,000		$75,000.00	6.58%	$4,932.38	$0.00

		3,059,700	2,266,297	7,664,571	4,170,000	3,725,676	3,485,800	10,598,340.33
										$697,000.00	$0.00
		Total	24,372,044
									Cross Check	$697,000.00	$0.00

EXHIBIT A

[                             ], 2008

EXCHANGE AGENT INSTRUCTIONS

[Exchange Agent]

Ladies and Gentlemen:

Pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of [____________], 2008, by and among Patriot Scientific Corporation, a Delaware corporation ("Patriot" or "Buyer"), PTSC ACQUISITION I CORP., a California corporation and a wholly-owned subsidiary of Patriot ("Subcorp"), Crossflo Systems, Inc., a California corporation ("Crossflo"), Renny Senn, an individual resident in the State of California, Brian Mooney, an individual resident in the State of California, and W. C. Mohlenbrock, M.D., an individual resident in the State of California, (collectively, the "Crossflo Principal"), Subcorp will be merged with and into Crossflo (the "Merger"). The Merger Agreement provides, among other things, for the conversion of each share of Crossflo's issued and outstanding capital stock (collectively, "Crossflo Stock", but exclusive of Dissenting Shares) into the right to receive (i) cash and (ii) a number of shares of Patriot common stock ("Patriot Stock"). Except as otherwise defined herein, capitalized terms used herein have the meanings specified in the Merger Agreement.

Patriot and Crossflo request, and you have agreed, that you will act as exchange agent (the "Exchange Agent") in connection with the Merger, on the terms and conditions set forth in these Exchange Agent Instructions (this "Agreement"). In contemplation of your acting as Exchange Agent, the following documents have been delivered to you by Patriot:

A.	A copy of the Merger Agreement;

B.
A certified copy of the list of shareholders who are holders of record of Crossflo Stock at the Effective Time (the "Crossflo Shareholders") including a list of all stop transfers on such stock as of the same time;

C.	A letter from [_______________], President and CEO of Crossflo, addressed to Crossflo Shareholders announcing the effectiveness of the Merger (the "Crossflo Letter"); and

D.
A copy of the letter of transmittal to accompany certificates for Crossflo Stock when surrendered for exchange and related guidelines for certification of taxpayer identification number on Substitute Form W-9 (the "Letter of Transmittal").

For carrying out the duties of Exchange Agent hereunder, you will be entitled to the compensation set forth on Exhibit A hereto.

A-1